Exhibit 10.7

EXECUTION VERSION

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of March 26, 2015

by and among

WAYNE FARMS LLC,
as Borrower,

THE LENDERS AND THE ISSUING LENDER PARTY HERETO,

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Administrative Agent

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH,

WELLS FARGO SECURITIES, LLC, and

BMO CAPITAL MARKETS CORP.,
as Joint Lead Arrangers,

AGFIRST FARM CREDIT BANK and

BMO CAPITAL MARKETS CORP.,

as Documentation Agents

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH and

WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

i

(continued)

ii

(continued)

iii

(continued)

SCHEDULES AND EXHIBITS

Schedule P	-	Permitted Encumbrances
Schedule 2.5	-	Existing Letters of Credit
Schedule 3.5	-	Litigation
Schedule 3.6	-	Owned and Leased Real Property
Schedule 3.12	-	ERISA
Schedule 3.14	-	Investments
Schedule 4.1(e)	-	Mortgaged Property
Schedule 5.16	-	Post-Closing Matters
Schedule 6.1(b)	-	Permitted Indebtedness
Schedule 6.1(m)	-	Permitted Guarantees
Schedule 6.4(f)	-	Tax Calculation

Exhibit A	-	Assignment and Assumption
Exhibit B-1	-	Borrowing Base Certificate
Exhibit B-2	-	Bank Product Provider Letter Agreement
Exhibit 2.3	-	Borrowing Request
Exhibit 2.7	-	Interest Election Request
Exhibit 2.16-1	-	U.S. Tax Compliance Certificate
Exhibit 2.16-2	-	U.S. Tax Compliance Certificate
Exhibit 2.16-3	-	U.S. Tax Compliance Certificate
Exhibit 2.16-4	-	U.S. Tax Compliance Certificate
Exhibit 2.19-1	-	Notice of Incremental Revolving Credit Commitment
Exhibit 2.19-2	-	Notice of Incremental Term Loan
Exhibit 5.1(c)	-	Compliance Certificate

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 26, 2015, is by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the LENDERS and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent, Issuing Lender and Swingline Lender.

WITNESSETH:

WHEREAS, Borrower has requested that the Lenders and Issuing Lender make available for the purposes specified in this Agreement term loans and a revolving credit and letter of credit facility; and

WHEREAS, the Lenders and Issuing Lender are willing to make available to Borrower such term loans, and revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the foregoing preamble and recitals), the following terms have the meanings specified below:

“Accounts Receivable” means, with respect to any Person, all of such Person’s “accounts” (as such term is defined in the UCC).

“Acquired Entity or Business” means any Person or business unit acquired pursuant to a Permitted Acquisition or another Acquisition permitted under Section 6.5.

“Acquisition” means a purchase or acquisition (in a single transaction or series of related transactions) by Borrower or any Subsidiary of all or a substantial part of the business or assets of any Person or of a division or branch of any Person or all or substantially all of the Equity Interests issued by a Person (including pursuant to a transaction in which Borrower or such Subsidiary initially acquires less than substantially all of the Equity Interest issued by such Person so long as Borrower or any Subsidiary is contractually committed to acquire additional Equity Interests issued by such Person such that after the consummation of such subsequent acquisitions, Borrower and its Subsidiaries shall have acquired not less than substantially all of the Equity Interest issued by such Person).

“Additional Lender” has the meaning set forth in Section 2.19.

“Additional Public Offering” means any issuance by Pubco of its Equity Interests in any public offering after the Initial Public Offering.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) an interest rate per annum equal to (i) the LIBO Rate for such Interest Period, multiplied by (ii) the Statutory Reserve Rate, and (b) zero (0.0%).

“Adjustment Date” means each date that is the first Business Day following the earlier of (a) receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to Section 5.1(a), 5.1(b), or 5.1(i) as applicable, for the most recently completed fiscal period ended after the Effective Date, and (i) the related Compliance Certificate required to be delivered pursuant to Section 5.1(c) with respect to such fiscal period, and (b) the latest date on which such financial statements are permitted to be delivered pursuant to Section 5.1 hereof for such fiscal period.

“Administrative Agent” means Rabobank, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 9.

“Administrative Questionnaire” means an administrative questionnaire delivered by each Lender in a form supplied by Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of the Board of Directors of such Person, or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.6, the term “Affiliate” shall also include any individual that is an officer or director of the Person specified.

“Agent Parties” means, collectively, Administrative Agent and its Related Parties.

“Agent’s Group” has the meaning assigned to such term in Section 9.2(b).

“Anti-Corruption Laws” means the laws, rules, and regulations of the jurisdictions applicable to any Obligor or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, United Kingdom, European Union, or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Applicable Margin” means, for any day, with respect to any Base Rate Loan (excluding any Swingline Loan) or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable margin per annum set forth below under the heading “Eurodollar Spread for Revolving Credit Loans”, “Base Rate Spread for Revolving Credit Loans”, “Eurodollar Spread for Term Loans and Delayed Draw Term Loans”, “Base Rate Spread for Term Loans and Delayed Draw Term Loans”, “Revolver Commitment Fee Rate”, or “Delayed Draw Term Loan Commitment Fee Rate”, respectively, which corresponds to the Consolidated Funded Debt to Capitalization Ratio determined from the financial statements and Compliance Certificate relating to the end of the Fiscal Period, Fiscal Quarter, or Fiscal Year, as applicable, immediately preceding such Adjustment Date; provided that until the first

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Adjustment Date to occur after the Effective Date, the “Applicable Margin” shall be the applicable rate per annum set forth below in Level IV:

Level	Consolidated Funded Debt to Capitalization Ratio	Eurodollar Spread for Revolving Credit Loans	Base Rate Spread for Revolving Credit Loans	Eurodollar Spread for Term Loans and Delayed Draw Term Loans	Base Rate Spread for Term Loans and Delayed Draw Term Loans	Revolver Commitment Fee Rate	Delayed Draw Term Loan Commitment Fee Rate
I	Greater than or equal to 55%	3.00%	2.00%	3.25%	2.25%	0.40%	0.40%
II	Greater than or equal to 45%, but less than 55%	2.50%	1.50%	2.75%	1.75%	0.35%	0.375%
III	Greater than or equal to 35%, but less than 45%	2.00%	1.00%	2.25%	1.25%	0.30%	0.30%
IV	Greater than or equal to 25%, but less than 35%	1.50%	0.50%	1.75%	0.75%	0.25%	0.25%
V	Less than 25%	1.25%	0.25%	1.50%	0.50%	0.20%	0.25%

In the event that the financial statements required to be delivered pursuant to Section 5.1(a), 5.1(b), or 5.1(k), as applicable, and the related Compliance Certificate are not delivered when required to be delivered (without giving effect to any applicable cure period), then notwithstanding anything to the contrary set forth in the definition of Adjustment Date, the Consolidated Funded Debt to Capitalization Ratio shall be deemed to be at Level I during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered. Additionally, in the event that the information contained in any financial statement or Compliance Certificate delivered pursuant to Section 5.1 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a different Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrower shall immediately deliver to Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) such different Applicable Margin shall be deemed to have been in effect for such Applicable Period, and (iii) in the case of (A) a higher Applicable Margin, Borrower shall immediately deliver to Administrative Agent full payment in

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respect of the accrued additional interest on the Loans and the additional amount of the fees pursuant to Section 2.11 as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Administrative Agent to the Lenders entitled thereto or in accordance with Section 8.2 or (B) a lower Applicable Margin, the Lenders agree to refund to Borrower the difference between the actual amount of the interest on the Loans and fees pursuant to Section 2.11 which were paid during such Applicable Period to such Lender and the interest on the Loans and fees pursuant to Section 2.11 that would have been paid to such Lender as calculated for such Applicable Period at such lower Applicable Margin (it being understood that this definition shall in no way limit the rights of Administrative Agent and the other Secured Parties to exercise their rights under Section 8.1).

Notwithstanding the foregoing, the Applicable Margin for any Incremental Term Loan shall be the interest rate margin per annum governing such Tranche of Incremental Term Loan as set forth in the related Notice of Incremental Term Loan Borrowing, subject to Section 2.19 hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 10.4), and accepted by Administrative Agent, substantially in the form of Exhibit A or any other form approved by Administrative Agent.

“Availability Reserves” means, at any date of determination, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, the sum of (a) the amount of Bank Product Reserves in effect on such date and (b) the aggregate outstanding amount of all Secured Grower Payables that are more than 15 days past due as of such date.

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider in connection with (a) Hedging Agreements or (b) Cash Management Services.

“Bank Product Agreements” means those agreements entered into from time to time by Obligors or their Subsidiaries with a Bank Product Provider in connection with the obtaining of any Bank Products.

“Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Product Provider” means any Lender or any of its Affiliates (or any Person party to a Bank Product Agreement with Borrower or its Subsidiaries that was a Lender or an Affiliate of a Lender and a party to such Bank Product Agreement immediately prior to the assignment of all of such Lender’s Commitments and Loans hereunder pursuant to Section 2.18(b)); provided, however, that no such Person (other than Rabobank or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Administrative Agent shall have entered into a Bank Product Provider Letter Agreement with such Person and Borrower and

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with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to Borrower or its Subsidiaries, or, if such Bank Product Agreement was entered into prior to the Effective Date or prior to the date on which such Bank Product Provider or its Affiliate, as applicable, became a Lender under this Agreement, within 10 days after the Effective Date or 10 days after the date on which such Bank Product Provider or its Affiliate, as applicable, first became a Lender under this Agreement, as applicable.

“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form of Exhibit B-2, in form and substance reasonably satisfactory to Administrative Agent and duly executed by the applicable Bank Product Provider, Borrower, and Administrative Agent.

“Bank Product Reserves” means, as of any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Borrower and its Subsidiaries would be required to pay as of such date if all Hedging Agreements entered into with any Lender or any Affiliate of any Lender were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time.

“Base Rate” means, at any time, the greatest of (a) the Prime Rate at such time, (b) 1/2 of 1% in excess of the Federal Funds Effective Rate at such time, and (c) the Adjusted LIBO Rate for a Eurodollar Loan with a 1-month Interest Period commencing at such time plus 1.0%. For the purposes of this definition, the Adjusted LIBO Rate shall be determined using the Adjusted LIBO Rate as otherwise determined by Administrative Agent in accordance with the definition of Adjusted LIBO Rate, except that (i) if a given day is a Business Day, such determination shall be made on such day (rather than 2 Business Days prior to the commencement of an Interest Period), or (ii) if a given day is not a Business Day, the Adjusted LIBO Rate for such day shall be the rate determined by Administrative Agent pursuant to preceding clause (i) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate, respectively. Base Rate, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person, and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base” means, at any time, the sum of:

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(a) the lesser of:

(i) 100% of the liquidation value of Margin Accounts in which Futures Contracts entered into by any Obligor relating to poultry and grain are held; and

(ii) 10% of the quotient obtained by dividing the sum of the amounts calculated in accordance with clauses (b) through (h) of this definition by .9, plus

(b) 85% of the Eligible Accounts as at such time, plus

(c) 65% of the lower of cost (determined on a first-in first-out inventory basis in accordance with GAAP) and fair market value of Eligible Inventory consisting solely of feed grains, feed and ingredients located at an Obligor’s feed mills, plus

(d) 65% of the amount advanced by an Obligor as a prepayment of grain under Eligible Grain Purchase Contracts; plus

(e) 65% of the lower of cost (determined on a first-in first-out inventory basis in accordance with GAAP) and fair market value of Eligible Inventory consisting solely of live and dressed broiler chickens and commercial eggs, plus

(f) 65% of the lower of cost (determined on a first-in first-out inventory basis in accordance with GAAP) and fair market value of Eligible Inventory consisting solely of breeder hens, breeder pullets, commercial hens, commercial pullets and hatching eggs, plus

(g) 65% of the lower of cost (determined on a first-in first-out inventory basis in accordance with GAAP) and fair market value of Eligible Inventory consisting solely of finished goods, plus

(h) 40% of the actual costs of Eligible Inventory consisting of packaging materials, vaccines, general supplies, usable spare parts, and maintenance supplies; minus

(i) the aggregate amount of Availability Reserves.

All of the percentages set forth in clauses (a)(i), (a)(ii), and (b) through (h) of this definition may be reduced by Administrative Agent in the exercise of its commercially reasonable discretion exercised in good faith and based on information which, in its judgment, supports such reduction; provided, any such decrease shall become effective 5 Business Days after notice to Borrower. The Borrowing Base shall be determined at any time based on the Borrowing Base Certificate then most recently delivered pursuant to Section 5.1(d) (or, as of the Effective Date, pursuant to Section 4.1).

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of Borrower, substantially in the form of Exhibit B-1, with such changes thereto as Administrative Agent may from time to time reasonably request, and appropriately completed.

“Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.3.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term Business Day shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

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“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person which are required to be capitalized under GAAP on a balance sheet of such Person, including expenditures for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period), but excluding (a) expenditures that would otherwise qualify as Capital Expenditures made in connection with the replacement, substitution or restoration of fixed or capital assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (b) expenditures that would otherwise qualify as Capital Expenditures to the extent such expenditures constitute a reinvestment of Net Cash Proceeds from a Disposition.

“Capital Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on the Effective Date that would become or be treated as a capital lease solely as a result of a change in GAAP after the Effective Date shall always be treated as an operating lease for all purposes and at all times under this Agreement.

“Cash Collateral Amount” means, as of any date of determination, the amount of cash delivered to and held by Rabobank from the proceeds of the Initial Term Loan. The “Cash Collateral Amount” shall not be deemed to constitute Cash Collateral for the LC Exposure or obligations of Defaulting Lenders for the purposes of determining the amount of Cash Collateral required to be provided by an Obligor or a Defaulting Lender hereunder, including under Sections 2.5, 2.10 or 2.20 of this Agreement.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of Issuing Lender or Lenders, as collateral for the LC Exposure or obligations of Lenders to fund participations in respect of the LC Exposure, cash or Deposit Account balances or, if Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, (b) commercial paper of corporations maturing in 270 days or less from the date of issuance which, at the time of acquisition by Borrower or any Subsidiary, is accorded a rating of “A-” or better by S&P or “A3” by Moody’s, (c) certificates of deposit and time deposits maturing within one year from the date of issuance thereof, issued or guaranteed or placed by, or money market deposit accounts issued or offered by a bank or trust company having capital, surplus and undivided profits aggregating at least $250,000,000;

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provided that the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated “A-”or better by S&P or “A3” or better by Moody’s, (d) shares of any institutional money market funds investing primarily in Investments of the type described in clauses (a), (b), and (c) above, and (e) other short term liquid investments approved in writing by the Administrative Agent in its reasonable discretion.

“Cash Interest Expense” means Interest Expense payable in cash; provided that Cash Interest Expense shall exclude any one time financing fees paid in connection with the Transactions or any amendment of this Agreement.

“Cash Management Services” means cash or treasury management, lock box, or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system, and controlled disbursement accounts or services) provided by a depository bank to its customers in the ordinary course of business.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any event following which (a) prior to the consummation of the Initial Public Offering, Parent shall cease to own and control, of record and beneficially, directly or indirectly, at least 51% of the voting power of the outstanding Equity Interests of Borrower or (b) after the consummation of the Initial Public Offering, (i) Parent shall cease to beneficially own and control, directly or indirectly at least 51% of the voting power of the outstanding Equity Interests of Pubco, (ii) Pubco shall cease to be the sole managing member of Borrower, or (iii) Parent shall cease to own and control, of record (in the case of direct ownership of Equity Interests of Borrower) and beneficially, directly or indirectly (including by virtue of Parent’s beneficial ownership of Equity Interests in Pubco that correspond to Equity Interests in Borrower owned by Pubco), at least 51% of the outstanding Equity Interests of Borrower.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Initial Term Loans, Delayed Draw Term Loans, Incremental Term Loans, or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Delayed Draw Term Loan Commitment or Term Loan Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the property over which a Lien has been or is intended to be granted to Administrative Agent pursuant to the Security Documents.

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“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s books and records, equipment or Inventory, in each case, in form and substance reasonably satisfactory to Administrative Agent, including any such agreement delivered by any Obligor in connection with the Existing Credit Agreement.

“Collateral Account” means a blocked, non-interest-bearing cash collateral account opened by Administrative Agent and constituting Collateral pursuant to the Security Agreement or another Security Document.

“Commitment” means a Revolving Credit Commitment, Delayed Draw Term Loan Commitment, Term Loan Commitment, or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” has the meaning assigned to such term in Section 10.1(a).

“Company” or “Companies” means Borrower and each Subsidiary of Borrower.

“Compliance Certificate” has the meaning assigned to such term in Section 5.1(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capitalization” means, at any time, the total amount of shareholders’ equity appearing on the balance sheet of the Consolidated Group prepared in accordance with GAAP.

“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent subtracted in determining such Consolidated Net Income and without duplication, (i) Interest Expense, (ii) all provisions for taxes based upon income or profits, (iii) depreciation and amortization expense (including the amortization of intangibles in accordance with GAAP), (iv) any extraordinary or non-recurring non-cash charges or losses, and (v) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken, but not completed) in an aggregate amount not to exceed $10,000,000 for any period of four consecutive Fiscal Quarters, minus (c) to the extent included in determining such Consolidated Net Income, any non-recurring non-cash gain or income, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. For the purposes of calculating Consolidated EBITDA for any applicable period (a “Reference Period”) for all purposes in this Agreement, (x) if at any time during such Reference Period, any member of the Consolidated Group shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the earnings before interest, taxes, depreciation and amortization (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the earnings before interest, taxes, depreciation and amortization (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period any member of the Consolidated

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Group shall have made a Permitted Acquisition or another Acquisition permitted under Section 6.5, Consolidated EBITDA for such Reference Period shall be calculated after giving effect on a pro forma basis to (1) the earnings before interest, taxes, depreciation and amortization of any Acquired Entity or Business, in each case during such period, as if such Acquisition had occurred on the first day of such period, (2) pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and set forth in a certificate executed by a Responsible Officer and delivered to Administrative Agent and (3) the amount of net cost savings and synergies projected during such Reference Period by Borrower in good faith to be realized as a result of specified actions taken during such Reference Period in connection with such Permitted Acquisition or Acquisition (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such Reference Period), net of the amount of actual benefits realized during such Reference Period from such actions in connection with such Permitted Acquisition or Acquisition, provided that (A) such cost savings and synergies are reasonably identifiable and factually supportable, and certified as such in a certificate, in form and substance reasonably satisfactory to Administrative Agent, executed by a Responsible Officer and delivered to Administrative Agent, (B) no cost savings or synergies shall be added pursuant to this clause (3) to the extent duplicative of any expenses, charges or adjustments relating to such cost savings or synergies that are included in another clause of this definition with respect to such Reference Period, and (C) the aggregate amount of cost savings and synergies added pursuant to this clause (3) shall not exceed 10% of Consolidated EBITDA for any period consisting of four consecutive Fiscal Quarters.

“Consolidated Funded Debt” means, at all times, the total of all Funded Debt of the Consolidated Group.

“Consolidated Funded Debt to Capitalization Ratio” means, at any date, the ratio of (a) Consolidated Funded Debt (or, during the IPO Consummation Period, Consolidated Funded Debt minus the Cash Collateral Amount) at such date, to (b) the sum of (i) Consolidated Funded Debt (or, during the IPO Consummation Period, Consolidated Funded Debt minus the Cash Collateral Amount) at such date, plus (ii) Consolidated Capitalization at such date.

“Consolidated Group” means (a) prior to the Initial Public Offering, Borrower and its Subsidiaries or (b) subsequent to and at all times after the Initial Public Offering, Pubco and its Subsidiaries.

“Consolidated Net Income” means, for any period and any Person (a “Subject Person”), such Subject Person’s consolidated net income (or loss) determined in accordance with GAAP, but excluding the following:

(a) the income (or loss) of any Person (other than a Subsidiary) in which the Subject Person or a Subsidiary has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such Subsidiary in the form of dividends or similar distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of the Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

(b) the income of any Subsidiary to the extent the payment of such income in the form of a distribution to the Subject Person is not permitted, whether on account of any

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restriction in its Organizational Documents, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

(c) any gains or losses accrued on foreign currency receivables or on foreign currency payables of the Subject Person or a Subsidiary organized under the laws of the United States which are not realized in a cash transaction;

(d) the income or loss of any Foreign Subsidiary in which the Subject Person has an ownership interest to the extent that the equivalent dollar amount of the income contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

(e) the income (or loss) of any Person accrued by the Subject Person or a Subsidiary of the Subject Person for any period prior to the date it becomes a Subsidiary of the Subject Person or is merged into or consolidated with the Subject Person or any Subsidiaries of the Subject Person or its assets are acquired by the Subject Person or any Subsidiaries of the Subject Person (except to the extent that calculation of Consolidated Net Income or Consolidated EBITDA is being calculated on a pro forma basis expressly in accordance with the terms of the definition of Consolidated EBITDA hereof to include any portion of such income or loss of any such Person); and

(f) the income from any sale of assets in which the accounting basis of such assets had been the book value of any Person acquired by the Subject Person or a Subsidiary prior to the date such Person became a Subsidiary or was merged into or consolidated with the Subject Person or a Subsidiary.

“Consolidated Tangible Net Worth” means as of the date of any determination, the arithmetic sum of the following calculated for the Consolidated Group in accordance with GAAP: (a) all amounts which would be included as stockholders’ or owners’ equity on a consolidated balance sheet of the Consolidated Group minus (b) all assets as are properly classified as “intangible assets” in accordance with GAAP.

“Consolidated Total Assets” means, without duplication and as of the date of any determination, the net book value of total assets of the Consolidated Group as of such date determined in accordance with GAAP.

“Control Agreements” means, collectively, those control agreements in form and substance reasonably acceptable to Administrative Agent entered into among (a) the depository institution maintaining any Deposit Account, the securities intermediary maintaining any securities account, or commodity intermediary maintaining any commodity account, (b)an Obligor or Defaulting Lender, as applicable, and (c) Administrative Agent, pursuant to which Administrative Agent obtains control (within the meaning of the applicable provision of the UCC) over such Deposit Account, securities account or commodity account, in each case including any such agreements delivered in connection with the Existing Credit Agreement.

“Controlled Account” means each Deposit Account, securities account, or commodity account that is subject to a Control Agreement.

“Conversion Date” means the earliest of (i) the first day on which the aggregate principal amount of the Delayed Draw Term Loans advanced hereunder is equal to $150,000,000, (ii) the date (the “Termination Date”) that is 364 days from the Effective Date; provided that such Termination Date shall automatically be extended for two (2) additional nine month periods from

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such Termination Date so long as (x) no Default or Event of Default exists or would exist immediately after giving effect to such extension and (y) the Consolidated Funded Debt to Capitalization Ratio for the most recent Fiscal Quarter ended prior to the Termination Date then in effect for which financial statements have been delivered to the Lenders does not exceed 45%, (iii) September 22, 2017, and (iv) such earlier date on which the Delayed Draw Term Loan Commitments are terminated pursuant to the terms hereof.

“Credit Extension” means the making of a Loan or the issuing, extending, renewing, or amending of a Letter of Credit.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum interest rate equal to (a) in the case of any Loans, 2.00% plus the rate otherwise applicable to such Loan (including the Applicable Margin), or (b) in the case of any other Obligation, 2.00% plus the rate applicable to Base Rate Loans (including the Applicable Margin) as provided in Section 2.12(a).

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified Borrower, Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Laws or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y)

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an Undisclosed Administration of such Lender, in any such case so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) of this definition shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to Borrower, each Issuing Lender, and each Lender.

“Delayed Draw Availability Period” means the period from and including the Effective Date and ending on the Conversion Date.

“Delayed Draw Term Loan” means a Loan made pursuant to Section 2.1(c).

“Delayed Draw Term Loan Commitment” means, at any time, with respect to each Delayed Draw Term Loan Lender, the commitment, if any, of such Delayed Draw Term Loan Lender to make Delayed Draw Term Loans during the Delayed Draw Availability Period, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 or 2.18(b) or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment is set forth below its name on its signature page hereto, or in the Assignment and Assumption pursuant to which such Delayed Draw Term Loan Lender becomes a party hereto, as applicable. The initial aggregate amount of the Delayed Draw Term Loan Lenders’ Delayed Draw Term Loan Commitments is $150,000,000.

“Delayed Draw Term Loan Lender” means a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with an organization engaged in the business of banking, including savings banks, savings and loan associations, credit unions, and trust companies. Neither investment property nor accounts evidenced by an instrument shall constitute a Deposit Account for purposes of this Agreement.

“Disposition” means any sale, assignment, lease, license, transfer or other disposition (including an Equity Issuance) of any property or assets (whether now owned or hereafter acquired) by any Company to any other Person. The term “Dispose” as a verb has a corresponding meaning.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event are subject to the prior Full Satisfaction of the Obligations), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part,

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(c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Term Loan Maturity Date.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Holding Company” means any Subsidiary of Borrower organized under the laws of the United States, any state thereof, the District of Columbia, or any other jurisdiction within the United States that (a) all of the assets of which (other than de minimis assets) consist of the Equity Interests of one or more Foreign Subsidiaries or Domestic Holding Companies, (b) is in compliance with Section 6.13, and (c) which either (i) the pledge of all of the Equity Interests of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, could, as reasonably determined by Borrower and set forth in a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent, result in material adverse tax consequences to Borrower or its direct or indirect owners.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Earnings After Taxes” means, for any period, an amount equal to 62% of Borrower’s Consolidated Net Income for such period.

“Effective Date” means the date on which the conditions set forth in Section 4.1 are satisfied.

“Eligible Accounts” means, as at any date and with respect to any Obligor, all Accounts Receivable arising in the Ordinary Course of Business of such Person from the sale of goods or rendition of services by such Person that comply with each of the representations and warranties respecting Eligible Accounts in the Loan Documents and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, rebates, advertising charges, finance charges, or service charges. Eligible Accounts shall not include the following:

(a) any Accounts Receivable owing from an Affiliate of such Person (excluding for purposes of this clause (a), Hong Wai);

(b) any Accounts Receivable owing from any account debtor or its Affiliates which, together with all other Accounts Receivable owing from such account debtor and its Affiliates, in the aggregate exceeds 15% (or 20% for any account debtor whose unsecured corporate debt is rated investment grade by S&P or Moody’s) of the aggregate amount of Accounts Receivable, to the extent of the obligations in excess of such percentage;

(c) any Accounts Receivable not evidenced by an invoice sent to the account debtor thereunder within 5 Business Days after the shipment and delivery to and acceptance by said account debtor of the goods giving rise thereto or performance of the services giving rise thereto;

(d) any Accounts Receivable with respect to which more than 30 days have elapsed since the payment due date set forth in the original invoice therefor;

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(e) all Accounts Receivable of any account debtor if more than 50% of the aggregate amount of the Accounts Receivable owing from such account debtor is ineligible under clause (d) of this definition;

(f) any Accounts Receivable which is not a valid and legally enforceable obligation of the respective account debtor;

(g) any Accounts Receivable (i) owing from an account debtor to which such Person or any of its Affiliates owes any Indebtedness, or (ii) as to which there is any unresolved dispute with the respective account debtor, or against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the Ordinary Course of Business) or offsets of any nature, whether well-founded or otherwise; provided, that, subject to the last sentence of this definition, any such Accounts Receivable shall be ineligible under this clause (g) only to the extent of the amount of such Indebtedness, disputed amount, claimed defense, counterclaim, discount or offset;

(h) any Accounts Receivable evidenced by an instrument (as defined in the UCC) or chattel paper (as defined in the UCC) or supported by a surety bond;

(i) any Accounts Receivable representing a prepayment or progress payment, or an obligation for goods sold on consignment, sale on approval, sale-or-return, bill-and-hold, retained invoice, or guaranteed sale basis, or subject to any other repurchase or return arrangement;

(j) any Accounts Receivable owing from an account debtor (excluding for purposes of this clause (j), Hong Wai) that (i) does not maintain its chief executive office in the United States or Canada, (ii) is not organized under the laws of the United States, any state thereof, Canada, or any province thereof, or (iii) is a Governmental Authority other than the United States, any state thereof, or a department, agency or instrumentality of either the United States or any state thereof, unless, in each case, (1) such account debtor has furnished an irrevocable letter of credit which has been issued or confirmed by a financial institution reasonably acceptable to Administrative Agent, is in form and substance reasonably acceptable to Administrative Agent, has been delivered to, and is directly drawable by, Administrative Agent for the benefit of the Lenders, and is payable in United States Dollars in an amount not less than the face value of the Accounts Receivable or (2) such Accounts Receivable are covered by credit insurance or other insurance reasonably acceptable to Administrative Agent (which in any event shall insure not less than 90% of the face value of the Accounts Receivable and shall be subject to such deductions as are reasonably acceptable to Administrative Agent) under which Administrative Agent is named as loss payee or which has been assigned or transferred to Administrative Agent in a manner reasonably acceptable to Administrative Agent;

(k) any Accounts Receivable if the account debtor thereof (i) is the subject of a proceeding, voluntary or involuntary, under any Debtor Relief Laws, or (ii) has made an assignment for the benefit of creditors;

(l) any Accounts Receivable owed by the United States, any state thereof, or a department, agency or instrumentality of either the United States or any state thereof, unless such

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Person assigns the right to payment of such Accounts Receivable to Administrative Agent, in a manner reasonably satisfactory to Administrative Agent so as to comply with the Assignment of Claims Act, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), or any other applicable or similar state or federal law with respect thereto;

(m) any Accounts Receivable for which such Person’s right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise does not arise from a bona fide completed transaction;

(n) any Accounts Receivable not subject to a valid and fully perfected first-priority Lien under the Security Documents in favor of Administrative Agent free and clear of other Liens (other than Liens permitted pursuant to clauses (d) and (g) of the definition of Permitted Encumbrances);

(o) any Accounts Receivable payable other than in U.S. or Canadian Dollars;

(p) any Accounts Receivable owing from an account debtor that is a Sanctioned Person;

(q) any Accounts Receivable owing from Hong Wai, solely to the extent that the aggregate amount of all Accounts Receivable owing from Hong Wai exceeds $7,000,000; and

(r) any other Accounts Receivable which Administrative Agent deems unacceptable for inclusion in the Borrowing Base, such determination to be made in Administrative Agent’s commercially reasonable discretion exercised in good faith and based on information which, in its judgment, supports such determination.

Any Accounts Receivable which is at any time an Eligible Account, but which subsequently meets one of the foregoing excluding criteria, shall forthwith cease to be an Eligible Account until such time as such Accounts Receivable shall no longer meet any of the foregoing excluding criteria.

The amount of Eligible Accounts will be reduced by the amount of all credit, charge backs and all “contra accounts” owed by Borrower or any Obligor to the account debtors but, with respect to “contra accounts”, only to the extent that with respect to any one Eligible Account, the amount of the “contra account” exceeds $100,000 (excluding amounts paid by check or wire transfer sent to the applicable account debtor but not yet cleared).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.4(b)(iii), 10.4(b)(vi), and 10.4(b)(vii) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Eligible Grain Purchase Contracts” means a contract between any Obligor and a seller of grain which: (a) is for the purchase of grain to be used by such Obligor in the Ordinary Course of Business, (b) is otherwise entered into in such Obligor’s Ordinary Course of Business and such seller’s ordinary course of business, and (c) calls for the delivery of the grain at a future date.

“Eligible Inventory” means Inventory of any Obligor which consists solely of feed grains, feed, ingredients, live and dressed chickens, commercial eggs, breeder hens, breeder

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pullets, hatching eggs, hens, commercial pullets, prepared food products, packaging materials, vaccines, general supplies, maintenance supplies and finished goods, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. An item of Inventory shall not be included in Eligible Inventory if:

(a) an Obligor does not have good and marketable title thereto;

(b) it is not located in the United States at a location identified in Schedule 8 to the Security Agreement (as such Schedule may be amended from time to time pursuant to the terms thereof); provided that this clause (b) shall not apply to Inventory in transit to Hong Wai in the Ordinary Course of Business to the extent that such Inventory does not exceed $12,500,000 in the aggregate at any time;

(c) it is not subject to a valid and fully perfected first-priority Lien under the Security Documents in favor of Administrative Agent free and clear of any other Lien (other than Liens permitted pursuant to clause (e) of the definition of Permitted Encumbrances (which may have priority by operation of law) and other than Liens permitted pursuant to clauses (d) and (g) of the definition of Permitted Encumbrances);

(d) it is commingled with the property of any other Person;

(e) it is not currently saleable in the Ordinary Course of Business without any notice to, or consent of, any Governmental Authority, and does not comply with all requirements of the Food and Drug Laws and all other applicable standards of any applicable Governmental Authority;

(f) it is stored and held in facilities leased by an Obligor, or in the possession of a bailee, warehouse or other Person (excluding any Grower), unless it is subject to a Collateral Access Agreement executed by such lessor, bailee, warehouseman or other Person in favor of Administrative Agent, or such other agreement, instrument or document as Administrative Agent may reasonably require, in each case, to the extent required by the Security Agreement, and in form and substance reasonably satisfactory to Administrative Agent; provided that Inventory shall not be deemed ineligible pursuant to this clause (f) during the first 90 days after the Effective Date;

(g) it is covered by a warehouse receipt or similar document unless, if requested by Administrative Agent, such warehouse receipt or similar document has been delivered to Administrative Agent or an agent or bailee of Administrative Agent;

(h) it consists of goods that are obsolete (with obsolete inventory including any frozen poultry product inventory which has been held over 360 days);

(i) it is subject to third party trademark, patent, or other proprietary rights which is licensed from a third party and restricts Administrative Agent’s right to liquidate such Inventory;

(j) it has been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding;

(k) it is so identified to a contract to sell that it constitutes an Account Receivable;

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(l) it is proprietary inventory of any customer of an Obligor; and

(m) it is determined by Administrative Agent to be unacceptable for inclusion in the Borrowing Base, such determination to be made in Administrative Agent’s commercially reasonable discretion exercised in good faith and based on information which, in its judgment, supports such determination.

Any Inventory which is at any time Eligible Inventory, but which subsequently meet any of the foregoing exclusion criteria, shall forthwith cease to be Eligible Inventory until such time as such Inventory no longer meets any of the foregoing exclusion criteria.

“Environmental Indemnity Agreement” means an environmental indemnity agreement by and between any Obligor party to a Mortgage and Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, as the same shall be amended, amended and restated, modified and supplemented and in effect from time to time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, permits, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, natural resources, or the generation, use, treatment, storage, handling, transportation or release of, or exposure to, Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any Mortgaged Property) in favor of any Governmental Authority, of any Obligor or any Subsidiary directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” means any issuance or sale by any Company on or after the Effective Date of (a) any of its Equity Interests or (b) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, with respect to any Company, any corporation or any other trade or business (whether or not incorporated) that, together with such Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely

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for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the failure by a Plan to satisfy the minimum required contributions determined under Section 412 of the Code, Section 430 of the Code or Section 303 of ERISA, (c) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by Borrower or any ERISA Affiliate or a plan administrator of any notice from the PBGC relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Illegality Notice” has the meaning assigned to such term in Section 2.18(a).

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Event of Loss” means with respect to any asset of any Obligor or any of its Subsidiaries, any of the following: (a) any loss, destruction or damage of such asset or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such asset, or confiscation of such asset or requisition of the use of such asset.

“Excess Amount” has the meaning assigned to such term in Section 7.3.

“Excess Availability” means, as of any date, the amount equal to (a) the lesser of (i) the Borrowing Base as of the most recent determination date and (ii) the aggregate Revolving Credit Commitments on such date, minus (b) the aggregate Revolving Credit Exposures on such date.

“Excess Availability Event” means, as of any date, (a) during the IPO Consummation Period, the sum of Excess Availability and Excess Cash is less than the greater of (i) 12.5% of the total Revolving Credit Commitments on such date and (ii) $22,500,000 and (b) thereafter, Excess Availability is less than the greater of (i) 12.5% of the total Revolving Credit Commitments on such date and (ii) $22,500,000.

“Excess Cash” means, as of any date of determination, the result (to the extent positive) of (a) the Cash Collateral Amount, minus (b) the aggregate Revolving Credit Exposures on such date.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Account” means (a) any Deposit Account that is a payroll, withholding tax, or tax trust or fiduciary account, so long as no Obligor nor any of their Subsidiaries deposits or maintains funds in such Deposit Account in excess of amounts necessary to satisfy current payroll liabilities, payroll taxes or other wage and benefit payments and (b) any Deposit Account that is solely a cash collateral account for any Hedging Agreement or similar arrangement permitted under this Agreement, solely to the extent the grant of a security interest in favor of Administrative Agent, for the benefit of the Secured Parties, is prohibited by the terms of such Hedging Agreement or similar arrangement.

“Excluded Equity Issuance” means (a) any Equity Issuance by any Subsidiary of Borrower to Borrower or any Wholly-Owned Subsidiary of Borrower and (b) any Equity Issuance by a Foreign Subsidiary of a minority interest in such Foreign Subsidiary to qualify directors where required pursuant to applicable law in the jurisdiction of organization of such Foreign Subsidiary with respect to the ownership of Equity Interests of Foreign Subsidiaries.

“Excluded Real Property” means: (a) any parcel of real property which (i) is not necessary for the operations of any other Mortgaged Property and (ii) has a book value of not more than $2,500,000; provided that the aggregate book value of all parcels of real property excluded pursuant to the operation of this clause (a) shall not exceed $5,000,000 at any time and (b) any parcel of real property which is leased that either (i) requires third party consent for a Lien to be granted therein which cannot be obtained after commercially reasonable efforts to obtain such consent have been expended, or (ii) is not valuable or material to the operations of any Company as determined by Administrative Agent in its sole discretion.

“Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or a Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Obligor or the grant of such security interests becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interests is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires

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such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws”.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of August 30, 2013, among Borrower, the lenders from time to time party thereto and Rabobank, as administrative agent, as amended and in effect prior to the Effective Date.

“Farm Credit Bank” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971, as amended, and under the regulation of the Farm Credit Administration.

“Farm Products” means all of “farm products” as such term is defined in the UCC.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code\ or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from 3 federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter, dated as of the Effective Date, executed by Borrower setting forth the applicable fees relating to this Agreement to be paid to Administrative Agent, on its behalf and on behalf of the Lenders.

“Fiscal Period” means, with respect to any Fiscal Quarter, the first 4 weeks in such Fiscal Quarter, the next 4 weeks in such Fiscal Quarter, and the last 5 weeks in such Fiscal Quarter.

“Fiscal Quarter” means each period of 3 consecutive Fiscal Periods, commencing on the first day of a Fiscal Year.

“Fiscal Year” means each period of 4 consecutive Fiscal Quarters ending on the thirteenth Saturday of each calendar year.

“Fixed Charge Coverage Ratio” means, for the Consolidated Group, as of the last day of any Fiscal Quarter, the ratio of (a) the difference equal to (i) Consolidated EBITDA, minus

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(ii) Maintenance Capital Expenditures, in each case for the 8 Fiscal Quarter period then ended, to (b) Fixed Charges.

“Fixed Charges” means, as of the last day of any Fiscal Quarter, the sum of (without duplication) (a) (i) Cash Interest Expense, (ii) the aggregate amount of Restricted Payments made in cash by any Company pursuant to Section 6.4(b), (e) or (f), (iii) all federal, state, local and foreign income taxes paid in cash by Pubco in excess of the amount of distributions received from Borrower pursuant to Section 6.4(f) and (iv) all management fees, in each case for the 8 Fiscal Quarter period then ended, and (b) the aggregate principal amount of scheduled installments of Funded Debt (including the Term Loans and Delayed Draw Term Loans but excluding the Revolving Credit Loans) of the Consolidated Group required to be repaid for the immediately succeeding 8 Fiscal Quarter period (but for the avoidance of doubt, excluding any repayments of Funded Debt due at its scheduled maturity).

“Food and Drug Laws” has the meaning assigned to such term in Section 3.27.

“Food Security Act” means the Food Security Act of 1985, as amended by Sec. 662 of the Federal Agriculture Improvement and Reform Act of 1996, Sec. 10604 of the Farm Security and Rural Investment Act of 2002, and Sec. 776 of the Consolidated Appropriations Act, 2005, and as further amended from time to time.

“Foreign Lender” means any Lender or Participant that is not a United States Person.

“Foreign Subsidiary” means any Subsidiary of Borrower that is (a) not a U.S. Person and (b) a controlled foreign corporation (within the meaning of Section 957(a) of the Code) with respect to which Borrower (or any of its direct or indirect owners) is a United States shareholder within the meaning of Section 951(b) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Pro Rata Share of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Lender other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date:

(a) with respect to the Loans and Letters of Credit: (i) the principal of and interest accrued to such date on the Loans and outstanding LC Disbursements (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable (other than the contingent LC Exposure and other contingent amounts for which a claim has not been made) shall have been paid in full in cash, (iii) the Commitments shall have expired or irrevocably been terminated, and (iv) the contingent LC Exposure, if any, shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such LC Exposure or other collateral which is acceptable to Issuing Lender in its sole discretion, or (B) the issuance of a “back-to-back” letter of credit in form and substance acceptable to Issuing Lender with an original face

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amount at least equal to 105% of the amount of such LC Exposure and issued by an issuing bank satisfactory to Issuing Lender in its sole discretion; and

(b) with respect to the Bank Product Obligations: (i) all termination payments, fees, expenses and other amounts then due and payable under the related Bank Product Agreements shall have been paid in full in cash and (ii) all contingent amounts which could be payable under the related Bank Product Agreements shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such contingent amounts or other collateral which is acceptable to the applicable Bank Product Provider or (B) the issuance of a letter of credit in form and substance acceptable to the applicable Bank Product Provider and in an amount at least equal to 105% of the amount of such contingent obligations and issued by an issuing bank reasonably satisfactory to such applicable Bank Product Provider; provided the amount of such Bank Product Obligations shall be determined in accordance with Section 9.13.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, with respect to any member of the Consolidated Group on any date of determination, without duplication, all outstanding principal obligations of the type described in clauses (a) through (g) of the definition of Indebtedness (including any obligations of such type owing by a partnership in which any member of the Consolidated Group is a general partner to the extent of recourse to such member of the Consolidated Group for the payment of such Indebtedness) and any Guarantee of any of the foregoing for which a demand for payment has been received, and specifically including, without limitation, the aggregate outstanding principal amount of all Obligations in respect of Loans and Letters of Credit hereunder; provided, however, letters of credit (including Letters of Credit issued under this Agreement) and acceptance facilities of the type described in clause (c) of the definition of Indebtedness shall only be included in the calculation of Funded Debt if such letter of credit or acceptance has been drawn upon and the issuer of such letter of credit or acceptance has not been reimbursed for such drawing within 5 Business Days.

“Futures Contract” means a commodity contract or any other contract or option for the future purchase or sale of poultry or grain which has been entered into by an Obligor with a commodity intermediary.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession).

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government including any supra-national bodies (such as the European Union or the European Central Bank).

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“Grower” means any Person with whom an Obligor has entered into an agreement providing for the growing, breeding, raising, storing, feeding, transporting, or hatching of any of such Obligor’s Inventory or Farm Products.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, or (e) entered into for the purpose of assuring in any other manner the holder of such Indebtedness or other obligation of the payment or performance thereof or to protect such holder against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as reasonably determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. Notwithstanding the foregoing, the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Subsidiary Guarantor, and any other Person executing a Guaranty Agreement.

“Guaranty Agreement” means a guaranty agreement delivered to Administrative Agent from time to time by any Person providing a Guarantee of any of the Obligations, in form and substance reasonably acceptable to Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes, or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious, or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency options, spot contracts, collar transactions, commodity price protection agreement, rate swap transactions, basis swaps, forward rate transactions, or other interest rate, currency exchange rate, or commodity price hedging arrangement, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), designed to provide protection against fluctuations in interest rates, currency exchange rates, or commodity prices, whether or not any such transaction is governed by or subject to any master agreement.

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“Holdco” means the Wholly-Owned Subsidiary of Parent formed to own Equity Interests of Borrower as permitted by Section 6.7(h) and, upon the consummation of the Initial Public Offering, to also own the class B Equity Interests of Pubco.

“Hong Wai” means Hong Wai Foods Limited, a Hong Kong limited company, 100% of the Equity Interests of which are owned, beneficially and of record, by Parent.

“Incremental Facility” has the meaning assigned to such term in Section 2.19.

“Incremental Facility Notice” has the meaning assigned to such term in Section 2.19.

“Incremental Revolving Credit Commitment” has the meaning assigned to such term in Section 2.19.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19.

“Indebtedness” of any Person (the “Subject Person”) means, without duplication, (a) all indebtedness for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily paid), (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown to be a liability on such Person’s balance sheet, including seller notes and earn-out obligations but specifically excluding accrued expenses and trade payables arising or incurred in the Ordinary Course of Business that are not past due by more than 90 days and, in connection with such trade payables, payable on trade terms customary in the industry, and excluding deferred compensation to be paid to employees, (c) the maximum stated amount of all letters of credit issued or acceptance facilities established for the account of such Subject Person and, without duplication, all drafts drawn thereunder, (d) all Capital Lease Obligations, (e) all Synthetic Lease Obligations and all obligations under any securitization facility or other similar off-balance sheet financing product to which such Subject Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes, (f) any Disqualified Equity Interests of such Subject Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable), and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (g) any obligations of such Subject Person under conditional sales contracts and similar title retention instruments with respect to property acquired, (h) all obligations under any Hedging Agreement (measured at the Termination Value thereof), (i) indebtedness owing by a partnership in which such Subject Person is a general partner to the extent of recourse to such Subject Person for the payment of such indebtedness, (j) all indebtedness referred to in clauses (a) through (i) of this definition of another Person secured by any Lien on any property of such Subject Person, whether or not such indebtedness has been assumed, in an amount not to exceed the fair market value of the property of such Subject Person securing such indebtedness, and (k) all Guarantees by such Subject Person of indebtedness referred to in clauses (a) through (i) of this definition of others.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document, and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

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“Initial Public Offering” means the issuance by Pubco of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Initial Term Loan” means a Loan made pursuant to Section 2.1(b).

“Initial Term Loan Repayment Percentage” means, as of any date of determination, the result, expressed as a percentage, obtained by dividing (a) the principal amount of the Initial Term Loans required to be repaid on the Quarterly Date in such Fiscal Quarter pursuant to Section 2.19(b) by (b) the outstanding principal amount of the Initial Term Loans immediately prior to the Quarterly Date in such Fiscal Quarter.

“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.7.

“Interest Expense” means, of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, net of interest income of such Person and its Subsidiaries), in each case, calculated in accordance with GAAP; provided that Interest Expense shall not include the non-cash amortization of capitalized financing costs to the extent otherwise included.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the second Business Day following each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than 3 months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of 3 months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the second Business Day following each Quarterly Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3, or 6 months (or such other period as Borrower and all the Lenders of such applicable Class may agree from time to time) thereafter, as Borrower may elect in accordance with Section 2.7; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Inventory” means, with respect to any Person, all of the “inventory” (as such term is defined in the UCC) of such Person.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services, or securities or otherwise) of bonds, notes, debentures, or Equity Interests or other securities or substantially all the assets of, or any line of business or division of, any other Person, or the acquisition of assets of another Person that constitute a business unit, whether direct or indirect or in one transaction or series of transactions, (b) the making of any advance, loan or other extension of credit or capital contribution to, any other Person, (c) the entering into of any Guarantee or assumption of debt of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, (d) the entering into of any Hedging Agreement, or (e) the entering into any joint venture. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the fair market value of such asset or property at the original time such Investment is made) plus the cost of all additions thereto, without adjustment for subsequent increases or decreases in the value of such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, or the payment of interest or dividends on, the original principal amount of any such Investment).

“IPO Consummation Period” means the period from and including the Effective Date and ending on the earlier to occur of (a) the Initial Public Offering, or (b) the date that is six months (or such longer period requested by Borrower not to exceed twelve months as Administrative Agent may agree in writing) after the Effective Date.

“IPO Dividend” means a distribution by Borrower to Holdco in an amount not to exceed the amount equal to (a) the aggregate amount of Net Cash Proceeds of the Initial Public Offering received by Borrower, minus (b) (i) if the total proceeds from the Initial Public Offering are $250,000,000 or more, $50,000,000, or (ii) if the total proceeds of the Initial Public Offering are less than $250,000,000, $25,000,000.

“ISP” means “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means, individually and collectively as the context may require, (a) Rabobank, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(k), (b) any Lender selected by Rabobank in its sole discretion and approved by Borrower that agrees to issue a Letter of Credit hereunder in lieu of Rabobank, and (c) solely with respect to the existing letters of credit listed on Schedule 2.5, Rabobank and Wells Fargo, as applicable.

“LC Disbursement” means a payment made by Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of Borrower at such time. The

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LC Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“Lenders” means the Persons party hereto as a “Lender” and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption and any Additional Lender in connection with an Incremental Facility, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes Swingline Lender.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement, and shall include the existing letters of credit described on Schedule 2.5 issued pursuant to the Existing Credit Agreement; provided, however, no letter of credit issued by an Issuing Lender (other than a Person that is also Administrative Agent or one of its Affiliates) shall be deemed a “Letter of Credit” for purposes of this Agreement unless Administrative Agent shall have received written notice thereof from such Issuing Lender as required pursuant to Section 2.5(p).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively and individually, any application therefor and any other agreements, instruments or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at the risk with respect to such Letter of Credit, or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period; provided that in no event shall the LIBO Rate be less than zero. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits in the amount of the requested Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of Rabobank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, option, levy, execution, attachment, garnishment, hypothecation, assignment for security, deposit arrangement, encumbrance, charge, security interest or other preferential arrangement in the nature of a security interest of any kind or nature whatsoever, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Period” means the period commencing (a) on the date an Excess Availability Event has been in existence for 5 consecutive Business Days and continuing to the date Excess Availability (or, if during the IPO Consummation Period, the sum of Excess Availability and

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Excess Cash) shall have been at least equal to the greater of (i) 12.5% of the total Revolving Credit Commitments then in effect and (ii) $22,500,000 for 30 consecutive calendar days, or (b) upon the occurrence of, and continuing during existence of, any Specified Default.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, any Guaranty Agreements, the Security Documents, the Environmental Indemnity Agreements, the Fee Letter, all Borrowing Requests, all Interest Election Requests, all Incremental Facility Notices, all requests for the issuance of Letters of Credit, all Collateral Access Agreements, and all other documents, instruments, certificates, and agreements executed, delivered, or acknowledged by an Obligor (other than Organizational Documents and any Bank Product Agreements) in connection with or as contemplated by this Agreement.

“Loans” mean the loans made by the Lenders to Borrower pursuant to this Agreement in the form of a Term Loan, Delayed Draw Term Loan, Revolving Credit Loan, or Swingline Loan.

“Maintenance Capital Expenditures” means Capital Expenditures for the maintenance, repair, restoration, refurbishment or replacement of fixed or capital assets of the Consolidated Group, excluding (a) expenditures up to an aggregate amount of $300,000,000 during the term of this Agreement made to convert the capabilities of one processing plant from large bird processing to, or to include, small bird processing, and/or build or acquire, or renovate a new small bird processing plant and/or expand an existing plant, in each case to the extent such conversion, construction, acquisition, renovation and/or expansion is required for an Obligor to comply with its agreement with Chick-fil-A and (b) expenditures up to an aggregate amount of $60,000,000 during the term of this Agreement for the construction of a feed mill of an Obligor to support the Dobson, North Carolina processing plant growout (including the related build out and expansion of the processing plant).

“Margin Account” means any commodity or security account owned by an Obligor: (a) through which it has entered into Futures Contracts, (b) which is maintained with a registered commodities broker who has acknowledged the assignment of such account to Administrative Agent pursuant to a written document in form and substance reasonably satisfactory to Administrative Agent, (c) in which Administrative Agent has a perfected Lien, and (d) which is subject to no other Lien (other than Liens permitted pursuant to clauses (d), (g), and (i) of the definition of Permitted Encumbrances).

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Board.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon (a) the business, assets, operations, liabilities, or condition, financial or otherwise, of Borrower and its Subsidiaries taken as a whole, (b) the ability of the Obligors to pay the Obligations and to perform any of their obligations under this Agreement or any of the other Loan Documents, (c) the legality, validity, binding effect, or enforceability of a material provision of this Agreement or any other Loan Document, or (d) the rights and remedies of or benefits available to Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Material Disposition” means any Disposition of property or series of related Dispositions of property (other than sales in the Ordinary Course of Business) that yields gross proceeds to Company in excess of $5,000,000.

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“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any Company in an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $10,000,000. For purposes of determining Material Indebtedness, the principal amount of the obligations of any Person in respect of any Hedging Agreement at any time shall be the Termination Value thereof.

“Material Subsidiary” means, as of any date of determination, each Subsidiary organized under the laws of the United States or any jurisdiction therein whose total assets (excluding intercompany balances) constitutes 5% or more of Consolidated Total Assets, determined in accordance with GAAP, as of the end of the immediately preceding Fiscal Quarter for which financial statements have been delivered and any other Subsidiary designated by Borrower as a “Material Subsidiary”.

“Maximum Rate” has the meaning assigned to such term in Section 10.12.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances, an amount equal to 105% of the Fronting Exposure of Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by Administrative Agent and Issuing Lender in their reasonable discretion.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgages” means each mortgage, leasehold mortgage, deed to secure debt, deed of trust, and similar agreement executed by any Obligor prior to the Effective Date, for the benefit of Administrative Agent and the Secured Parties, and covering the Mortgaged Property, and each other deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage, leasehold deed of trust and similar agreement delivered by any Obligor for the benefit of Administrative Agent and the Secured Parties after the Effective Date, in each case in form and substance reasonably satisfactory to Administrative Agent.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto and leasehold interests identified to be mortgaged on Schedule 4.1(e), and includes each other parcel of real property and improvements and leasehold interests thereto with respect to which a Mortgage is granted (or is required to be granted) pursuant to Section 5.11.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA to which any Company or any of its ERISA Affiliate is bound.

“Net Cash Proceeds” means, (a) in connection with any Disposition or any Event of Loss, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or return of funds held in escrow or otherwise, but only as and when received) of such Disposition or Event of Loss, net of fees and out-of-pocket expenses actually paid to an unaffiliated Person in connection therewith (including attorneys’ fees, accountants’ fees, sales commissions, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes), amounts required to be applied to the repayment of Indebtedness or other obligations secured by a Lien permitted hereunder on any asset which is the subject of such Disposition or Event of Loss (other than any Lien pursuant to a Security Document), the amount

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of all taxes paid (or reasonably estimated to be payable) as a result thereof, and the amount of cash reserves established by Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable and attributable to such disposition or event, and (b) in connection with any Equity Issuance or sale of debt securities or incurrence of Indebtedness, the cash proceeds received from such issuance, sale or incurrence, net of customary attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, upfront fees, placement fees and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.2, and (b) has been approved by Administrative Agent and the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Incremental Term Loan Borrowing” has the meaning assigned to such term in Section 2.19.

“Notice of Incremental Revolving Credit Commitment” has the meaning assigned to such term in Section 2.19.

“Obligations” means (a) all of the obligations, indebtedness and liabilities of the Obligors to the Lenders, Swingline Lender, Issuing Lender and Administrative Agent under this Agreement or any of the other Loan Documents, including principal, interest, fees, prepayment premiums (if any), expenses, reimbursements and indemnification obligations and other amounts and (b) all of the Bank Product Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, and expenses that accrue after the commencement by or against any Obligor of any proceeding under any Debtor Relief Law, regardless of whether such interest, fees, and expenses are allowed or allowable in whole or in part as a claim in such proceeding.

“Obligor” means Borrower and each Guarantor.

“OFAC” has the meaning assigned to such term in the definition of “Sanctions”.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by it in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organizational Documents” means, with respect to any Person (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate or articles of formation and operating agreement (or similar documents) or such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Parent” means Continental Grain Company, a Delaware corporation, formerly known as ContiGroup Companies, Inc.

“Participant” has the meaning assigned to such term in Section 10.4.

“Participant Register” has the meaning assigned to such term in Section 10.4.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” means an Acquisition so long as:

(a) the Person who is to be acquired or whose assets are to be acquired (the “Target”) is involved in a type of business that would be permitted under Section 6.9;

(b) (i) if the proposed acquisition is an acquisition of the Equity Interests of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Subsidiary or will, simultaneously with the acquisition be merged into Borrower or a Subsidiary and (ii) the proposed acquisition is an acquisition of all or a substantial part of the business or assets of any Person or of a division or branch of any Person, the acquisition will be structured so that Borrower or a Wholly-Owned Subsidiary will acquire the business or assets;

(c) Borrower shall have provided to Administrative Agent and each Lender prior to or on the date that the proposed acquisition is to be consummated the following: (i) the name of the Target, (ii) a description of the nature of the Target’s business, and (iii) a certificate of a Responsible Officer of Borrower (w) certifying that no Default exists or would exist immediately after the consummation of the proposed acquisition, (x) demonstrating compliance with the criteria set forth in clause (e) below, (y) demonstrating that both as of the date of any such acquisition and immediately following such acquisition, measured on a pro forma basis as of the last day of the immediately preceding Fiscal Period for which financial statements have been delivered to Administrative Agent, Borrower is and will be, in compliance with the financial covenants as may be required by Article 7, and (z) for any proposed acquisition (or series of related acquisitions) with a Purchase Price equal to or greater than $25,000,000, demonstrating that, based upon projections made in good faith by the management of Borrower, Borrower is projected to be in compliance with the financial covenants of this Agreement set forth in Article 7 for the next following 4 Fiscal Quarters ending after consummation of the acquisition;

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(d) such acquisition has been: (i) in the event a corporation or its assets is the Target, either (y) approved by the Board of Directors of the corporation which is the Target, or (z) recommended by such Board of Directors to the shareholders of such Target, (ii) in the event a partnership is the Target, approved by a majority (by percentage of voting power) of the partners of the Target, (iii) in the event a Person other than a corporation or partnership is the Target, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the Target, or (iv) in the event the corporation, partnership or other Person which is the Target is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction;

(e) the sum of the Purchase Price for the proposed acquisition in question, plus the aggregate amount of the Purchase Prices paid for all Permitted Acquisitions (not including the aggregate amount of such Purchase Prices paid for from the proceeds of insurance or the proceeds of asset dispositions), does not exceed $25,000,000; provided (1) such $25,000,000 limit shall be in excess of any expenditures made to convert the capabilities of one processing plant from large bird processing to, or to include, small bird processing and/or build, acquire, or renovate a new small bird processing plant and/or expand an existing plant or to acquire the Equity Interests of a Person that owns a small bird processing plant, in each case to the extent such conversion, construction, acquisition, renovation and/or expansion is required for an Obligor to comply with its agreement with Chick-fil-A, and in each case to the extent such expenditures would not be included in the calculation of Capital Expenditures pursuant to the terms of Section 7.3(a) and (2) that after the initial $25,000,000 limit has been reached, additional acquisitions shall constitute “Permitted Acquisitions” pursuant to this clause (e) as long as in any Fiscal Year, the amount of Capital Expenditures for such Fiscal Year does not exceed the maximum amount permitted under Section 7.3 (as calculated after taking into consideration the proposed acquisition in question); and

(f) after giving effect to the closing of such acquisition, an Excess Availability Event shall not exist.

“Permitted Amount” means $65,000,000 for Fiscal Year ended in 2015, $65,000,000 for Fiscal Year ended in 2016, $65,000,000 for Fiscal Year ended in 2017 and $55,000,000 for Fiscal Year ended in 2018 and each Fiscal Year thereafter.

“Permitted Encumbrances” means: (a) Liens disclosed on Schedule P; provided that to qualify as a Permitted Encumbrance, any such Lien shall only secure the Indebtedness or other obligations that are secured on the Effective Date and any Refinancing Indebtedness in respect thereof and shall encumber only such assets as are encumbered by such Liens as of the Effective Date, (b) Liens in favor of Administrative Agent for the benefit of the Secured Parties, pursuant to the Loan Documents, (c) Liens consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing structures or land use and other encumbrances reflected as exceptions on any mortgage title insurance policies, (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not more than 30 days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP, (e) Liens of mechanics, materialmen,

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warehousemen, carriers, landlords, growers, processors, other agisters or other similar statutory or common law Liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP, (f) Liens resulting from deposits to secure payments of worker’s compensation unemployment insurance, or other social security programs or to secure the performance of tenders, leases, statutory obligations, surety, customs and appeal bonds, bids or contracts (other than for payment of Indebtedness), (g) any attachment or judgment Lien not constituting an Event of Default, (h) Liens encumbering leased property arising from filing UCC financing statements regarding leases not prohibited by this Agreement, (i) customary Liens and offset rights of commodity intermediaries, securities intermediaries and deposit banks arising under applicable law or the terms of Hedging Agreements, account agreements and deposit agreements or other similar agreements, in each case solely to the extent such customary Liens and offset rights only secure services rendered under the agreements of the type described in this clause (i) and extend only to funds or other assets held in accounts of the type described in this clause (i), (j) Liens created or incurred after the Effective Date on fixed or capital assets acquired, constructed or improved by Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.1, (ii) such Indebtedness secured thereby is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) at the time of acquisition, construction or improvement thereof, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such asset, whether or not assumed by Borrower or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price and fair market value at the time of acquisition, construction or improvement with respect to such asset as determined in good faith by Borrower (provided that if any Indebtedness secured by Liens created under the permissions of this clause exceeds $5,000,000, the Board of Directors of Borrower (or an authorized subcommittee thereof) shall make such good faith determination of the purchase price or fair market value), (iv) such Liens attach solely to the asset acquired, constructed or improved and shall not apply to any other property or assets of Borrower or any Subsidiary, (v) in the case of the creation or incurrence of any Capital Lease Obligation or Synthetic Lease Obligation, the asset which is the subject thereof if previously owned by a Company shall have been sold or otherwise disposed of within the limitations provided in Section 6.7, (vi) the acquisition of the asset is otherwise permitted hereby, and (vii) at the time of the creation or incurrence of such Lien, no Default exists, (k) leases or subleases, or licenses of intellectual property, granted to others in the ordinary course of business not interfering in any material respect with the business of Borrower or any Subsidiary, (l) Liens on property of a Person at the time such Person becomes a Subsidiary, provided, that (i) any Indebtedness that is secured by such Liens is permitted to exist and be secured under Section 6.1 and any other obligations (other than Indebtedness) that are secured by such Liens are not prohibited under the Loan Documents and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such acquisition and do not attach to any other asset of Borrower or any Subsidiary, (m) Liens on assets of a Foreign Subsidiary securing the Indebtedness of such Foreign Subsidiary incurred under the permissions of Section 6.1(g) or any other obligations (other than Indebtedness) of such Foreign Subsidiary that are not prohibited under the Loan Documents, (n) Liens incurred by Borrower or a Subsidiary in addition to those described in clauses (a) through (m) above; provided that (i) such Liens do not encumber the Collateral and (ii) the aggregate book value of all the property

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encumbered by all such Liens does not exceed $3,000,000, (o) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Acquisition to the extent otherwise permitted by this Agreement, and (p) Liens in favor of a Farm Credit Bank on the Equity Interest, participation certificates, allocated or other surplus and any other equities of such Farm Credit Bank acquired by, held in the name of or held for the account of Borrower in connection with any Indebtedness borrowed by Borrower from such Farm Credit Bank.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.1(d).

“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. Dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day.

“Pro Rata Share” means (a) with respect to any Revolving Credit Lender for purposes of any rights or obligations hereunder affecting or involving Revolving Credit Lenders and not Term Loan Lenders or Delayed Draw Term Loan Lenders (including any reimbursement obligations in respect of any indemnity claim arising out of an action or omission of Swingline Lender or Issuing Lender under this Agreement), the percentage (carried out to the ninth decimal place) of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment, and (b) with respect to any Lender in respect of any rights or obligations affecting or involving all Lenders (including any reimbursement obligations in respect of any indemnity claim arising out of an action or omission of Administrative Agent under this Agreement), the percentage (carried out to the ninth decimal place) of the total Commitments or Loans, of all Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans, as the case may be, of all Classes hereunder. If the Commitments of any Class have terminated or expired, the Pro Rata Share with respect to such Class shall be determined based upon (i) in the case of the Term Loan Lenders, the outstanding principal amount of the Term Loans of such Class at such time, (ii) in the case of the Delayed Draw Term Loan Lenders, the outstanding principal amount of the Delayed Draw Term Loans of all such Delayed Draw Term Loan Lenders at such time and (iii) in the case of the Revolving Credit Lenders, the Revolving Credit Exposure of all such Revolving Credit Lenders at such time.

“Pubco” means the Person formed to be the managing member of, and to own Equity Interests in, Borrower as permitted by Section 6.7(h), and into which the accounts of Borrower would be required to be consolidated if such Person prepared financial statements in accordance with GAAP.

“Purchase Price” means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash

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consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any Equity Interest issued to the seller), all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Indebtedness and Guarantees of the Target or the seller assumed or acquired by Borrower and its Subsidiaries in connection with such acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding USD$10,000,000 at the time the relevant Guarantee or grant of the relevant security interests becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interest” means and refers to any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Quarterly Dates” means the last Business Day of March, June, September, and December of each year through the later of the Revolving Credit Maturity Date and the Term Loan Maturity Date.

“Quarterly Percentage” means, with respect to the Initial Term Loan and the Delayed Draw Term Loans, the percentage set forth below for each Quarterly Date occurring during any of the periods set forth below:

Percentage	Quarterly Date
1.250%	June 2015 through March 2018
1.875%	June 2018 through March 2020
2.500%	June 2020 and thereafter

“Rabobank” means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch.

“Recipient” means (a) Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of the unfunded commitments with respect thereto, (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders, (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must

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include subordination terms and conditions that are at least as favorable to the Secured Parties as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Obligor other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended or secured by any property other than property that secured the Indebtedness that was refinanced, renewed or extended.

“Register” has the meaning assigned to such term in Section 10.4.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Consolidated Group in connection therewith that are not applied to prepay the Loans as a result of the delivery by Borrower to the Administrative Agent of a Reinvestment Notice.

“Reinvestment Event” means any Disposition or Event of Loss in respect of which Borrower has delivered a Reinvestment Notice to the Administrative Agent.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default under Section 8.1(a) or 8.1(e) or Event of Default has occurred and is continuing and that Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Disposition or an Event of Loss to invest in assets or properties useful in its or such Subsidiary’s business (provided that to the extent such Net Cash Proceeds relate to assets or properties of an Obligor, such investment shall be in assets or properties owned by an Obligor).

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to invest in assets or properties useful in an Obligor’s business (provided that to the extent such Net Cash Proceeds relate to assets or properties of an Obligor, such investment shall be in assets or properties owned by an Obligor).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring (i) 360 days after such Reinvestment Event with respect to a Disposition or (ii) 180 days after such Reinvestment Event with respect to an Event of Loss and (b) the date on which Borrower shall have determined not to, or shall have otherwise ceased to, invest in assets or properties useful in Borrower’s or its Subsidiary’s business (provided that to the extent such Net Cash Proceeds relate to assets or properties of an Obligor, such investment shall be in assets or properties owned by an Obligor) with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact, and representatives of such Person and of such Person’s Affiliates.

“Report Date” has the meaning assigned to such term in Section 5.1(d).

“Reporting Company” means (a) prior to the Initial Public Offering, Borrower, and (b) subsequent to and at all times after the Initial Public Offering, Pubco.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans, and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, total outstanding Term Loans, outstanding Delayed Draw

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Term Loans and unused Commitments at such time; provided the Commitments of, and the portion of the Revolving Credit Exposure, Term Loans and Delayed Draw Term Loans held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 66 2/3% of the sum of the total Revolving Credit Exposures and unused Revolving Credit Commitments at such time; provided the Revolving Credit Exposures and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, or assistant treasurer of any Person. Any document delivered hereunder that is signed by a Responsible Officer of any Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be presumed to have acted on behalf of such Person.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests issued by Borrower or any Subsidiary now or hereafter outstanding (except dividends or distributions by a Subsidiary payable in Equity Interest of the same class to the holders of that class and dividends or distributions payable solely to Borrower or to a Subsidiary and to minority holders of Equity Interests issued by such Subsidiary made on a pro rata basis with dividends or distributions made to Borrower or other Subsidiaries and excluding payments under the Services Agreement), (b) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any Equity Interest issued by Borrower or any Subsidiary now or hereafter outstanding (except, when no Default exists or would result therefrom, redemptions, retirements or similar payments, purchases or other acquisitions by a Subsidiary for fair value of the Equity Interests issued by such Subsidiary, including such Equity Interest held by minority owners), or (c) any payment made to retire, or to obtain the surrender of Equity Interests issued by Borrower or any Subsidiary now or hereafter outstanding (except, when no Default exists or would result therefrom, payment made by a Subsidiary for fair value to retire, or to obtain the surrender of Equity Interests issued by such Subsidiary, including such Equity Interest held by minority owners).

“Revolving Credit Availability Period” means the period from and including the Effective Date and ending on the earlier of the Business Day immediately preceding the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments pursuant to the terms hereof.

“Revolving Credit Commitment” means, at any time, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure at such time hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 or 2.18(b), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4, or (c) increased pursuant to Section 2.19. The initial

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amount of each Lender’s Revolving Credit Commitment is set forth below its name on its signature page hereto, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The initial aggregate amount of the Lenders’ Revolving Credit Commitments is $225,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.1(a).

“Revolving Credit Maturity Date” means March 26, 2020.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sanctioned Person” has the meaning assigned to such term in Section 3.23.

“Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Secured Grower Payable” means all amounts owed from time to time by an Obligor to any Grower on account of the purchase price of agricultural products or services (including poultry and livestock) if reasonably determined by Administrative Agent to be entitled to the benefits of any Lien, trust or security arrangements of any kind securing the payment of any amounts owed.

“Secured Parties” means, collectively, Administrative Agent, the Lenders, Issuing Lender, Swingline Lender, and each Bank Product Provider.

“Security Agreement” means the Third Amended and Restated Pledge and Security Agreement dated as of the Effective Date, among Borrower and the other Obligors (and any other Obligor that becomes a party thereto by joinder after the Effective Date), as “Grantors”, and Administrative Agent.

“Security Documents” means, collectively, the Security Agreement, the Mortgages, the Control Agreements, and each other agreement, instrument, or document that creates or purports to create a Lien in favor of Administrative Agent and all UCC financing statements and fixture filings required by the Security Agreement or any Mortgage, or such other agreement, instrument, or document to be filed with respect to the Liens on personal property and fixtures created pursuant thereto and each other security agreement or other document executed and delivered after the Effective Date to secure any of the Obligations.

“Services Agreement” means that certain Amended and Restated Services Agreement dated August 30, 2013 between Parent and Borrower.

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“Solvent” means, with respect to any Person, that as of the date of determination, (a) such Person owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it, (b) such Person’s capital is not unreasonably small in relation to its business as conducted or contemplated on such date of determination, (c) such Person has not incurred and does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, (i) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5), (ii) “debt” means liability on a “claim,” and (iii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Default” means any Event of Default described in clauses (a), (b) (solely with respect to any representation, warranty, or certification made or deemed made by any Obligor (or any of their respective officers) in any Borrowing Base Certificate), (c) (solely to the extent triggered by failure to comply with Section 5.1(d), Section 5.15 or Section 7), or (i) of Section 8.1.

“Specified Dividend” means a dividend in an aggregate amount not to exceed $100,000,000 to be paid by Borrower to Parent (or if Holdco is the direct parent of Borrower at such time, to Holdco) on or within 90 days after the Effective Date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number 1 and the denominator of which is the number 1 minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which more than 50% of the Equity Interests or more than 50% of the ordinary voting power are, as of such date, owned, controlled

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or held by the parent (either directly or through one or more intermediaries or both). Unless otherwise specified, “Subsidiary” means a Subsidiary of Borrower.

“Subsidiary Guarantors” means each Material Subsidiary of Borrower that shall be required to execute and deliver and become a party to and become bound by the Guaranty Agreement pursuant to Section 5.10.

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract, or transaction, that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

“Swingline Fed Funds Rate” means, for any Swingline Loan, the rate per annum at which Rabobank as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank federal funds market in New York, New York through brokers of recognized standing in an amount equivalent to the Swingline Loan in question.

“Swingline Lender” means Rabobank, in its capacity as lender of Swingline Loans hereunder, or any other Lender selected by Rabobank and approved by Borrower that shall agree with Administrative Agent to act as Swingline Lender.

“Swingline Loan” means a Loan made pursuant to Section 2.4.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Preferred Subsidiary” means (a) a Domestic Holding Company, (b) a Foreign Subsidiary for which either (i) the pledge of all of the Equity Interests of such Foreign Subsidiary as Collateral or (ii) the guaranteeing by such Foreign Subsidiary of the Obligations, could, as reasonably determined by Borrower, result in material adverse tax consequences to Borrower or any of its direct or indirect owners, and (c) any Subsidiary of either of the foregoing.

“Tax Receivable Agreement” means the tax receivable agreement to be entered into among Borrower, Pubco and Holdco in connection with the consummation of the Initial Public Offering, substantially in the form of the draft thereof delivered to the Lenders prior to the Effective Date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means, collectively, the Initial Term Loans and any Incremental Term Loans in each case to the extent outstanding or in existence.

“Term Loan Commitment” means, with respect to each Term Loan Lender, its obligation to make Initial Term Loans to Borrower on the Effective Date in an aggregate principal amount

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up to, and not to exceed, the amount set forth on such Lender’s signature page hereto under the caption “Term Loan Commitment”. The initial aggregate amount of the Term Loan Lenders’ Term Loan Commitments is $161,875,000.

“Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” means March 25, 2022.

“Termination Value” means, in respect of any Hedging Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreement, (a) for any date on or after the date such Hedging Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) of this definition the amount determined as the mark-to-market value for such Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement (which may include any Lender or any Affiliate of any Lender).

“Title Companies” has the meaning assigned to such term in Section 4.1(e).

“Total Credit Exposure” means, as to any Lender at any time, the aggregate amount of the Revolving Credit Exposures, unused Revolving Credit Commitments, outstanding Delayed Draw Term Loans, unused Delayed Draw Term Loan Commitments and outstanding Term Loans of such Lender at such time.

“Tranche” means, with respect to any Incremental Term Loans, all Incremental Term Loans made on the same date pursuant to the terms of the same Notice of Incremental Term Loan Borrowing.

“Tranche of Delayed Draw Term Loans” means, with respect to any Delayed Draw Term Loans, all Delayed Draw Term Loans made on the same date pursuant to the terms hereof.

“Transaction Costs” means the fees, costs, and expenses payable by the Obligors in connection with the consummation of the Transactions.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party and the consummation of the transactions contemplated thereby, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the grant by each Obligor of the Liens granted by it pursuant to the Security Documents, the repayment of all obligations under the Existing Credit Agreement, and the payment of all fees and expenses to be paid on or prior to the Effective Date and owing in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“UCC” means the New York Uniform Commercial Code as adopted in the State of New York; provided, in connection with any Lien granted under any Security Document, if the laws of any other jurisdiction would govern the perfection or enforcement of such Lien, “UCC” means the Uniform Commercial Code as in effect in such jurisdiction with respect to such Lien.

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“Undisclosed Administration” means, in relation to any solvent Person, the precautionary appointment of an administrator, conservator, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“United States” and “U.S.” mean the United States of America.

“Unused Revolving Commitment” means, at any time, with respect to any Revolving Credit Lender, the amount equal to such Revolving Credit Lender’s Commitment at such time minus the aggregate amount of the outstanding Revolving Credit Loans and LC Exposure of such Revolving Credit Lender at such time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(g).

“USA Patriot Act” has the meaning assigned to such term in the definition of Anti-Terrorism Laws.

“Weekly Pro Forma Borrowing Base” means, as of any date of determination (the “calculation date”), the Borrowing Base determined by:

(a) taking the most recent Borrowing Base Certificate delivered pursuant to Section 5.1(d) and recalculating the Borrowing Base as reflected therein but only updating the following information so that the following information is current as of the calculation date (with all other calculations, including deductions for ineligible assets, therein to remain unchanged) (references below are to the line items listed on Schedules 1 and 2 to the form of Borrowing Base Certificate):

(i) Schedule 1, Line 1. (a) Liquidating Value of Margin Accounts;

(ii) Schedule 1, Line 1. (b) The value of feed grains, feed and ingredients located at Borrower’s or an Obligor’s feed mills;

(iii) Schedule 1, Line 1. (e) Amount advanced under Eligible Grain Purchase Contracts;

(iv) Schedule 1, Line 1. (f) The value of live and dressed broiler chickens and commercial eggs;

(v) Schedule 1, Line 1. (i) The value of breeder hens, breeder pullets, commercial hens, commercial pullets and hatching eggs;

(vi) Schedule 1, Line 1. (l) The value of finished goods;

(vii) Schedule 1, Line 1. (o) The actual costs of packaging materials, vaccines, general supplies, and maintenance supplies;

(viii) Schedule 1, Line 2. Secured Grower Payables past due by more than 15 days;

(ix) Schedule 1, Line 3. Bank Product Reserves;

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(x) Schedule 1, Line 4. Other Reserves; and

(xi) Schedule 2, Line 1. Gross Accounts Receivables;

(b) After updating the items described in clause (a) above, recalculating the Borrowing Base; and

(c) Subtracting from the recalculated Borrowing Base, the total Revolving Credit Exposures as of the calculation date.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly-Owned” means a Person in which (other than directors’ qualifying or local nominee shares required by law) 100% of the Equity Interests, at the time as of which any determination is being made, is owned, beneficially and of record, by Borrower, or by one or more of the other Wholly-Owned Subsidiaries of Borrower, or both.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and Administrative Agent.

1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a Revolving Credit Loan) or by Type (e.g., a Eurodollar Loan) or by Class and Type (e.g., a Eurodollar Revolving Credit Loan). Borrowings also may be classified and referred to by Class (e.g., a Revolving Credit Loan Borrowing) or by Type (e.g., a Eurodollar Borrowing) or by Class and Type (e.g., a Eurodollar Revolving Credit Loan Borrowing).

1.3 Interpretation. With reference to this Agreement and each other Loan Document, unless other specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) unless otherwise specified, all references in any Loan Document to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) any table of contents, captions and headings

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are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document, and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

1.4 Rounding. Any financial ratios required to be maintained by Borrower and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.

1.6 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, as in effect from time to time, consistently applied; provided that, (a) if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders (through Administrative Agent) shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 7 shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Obligor or any Subsidiary of any Obligor at “fair value” (and such Indebtedness shall be deemed to be carried at 100% of the principal amount thereof).

2. THE CREDITS

2.1 The Commitments.

(a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees, severally and not jointly with any other Lender, to make Revolving Credit Loans to Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit

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Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the lesser of (A) the total Revolving Credit Commitments and (B) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay, and reborrow Revolving Credit Loans.

(b) Initial Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees, severally and not jointly with any other Lender, to make one or more Initial Term Loans to Borrower on the Effective Date in an aggregate principal amount not exceeding its Term Loan Commitment. Amounts repaid in respect of Initial Term Loans may not be reborrowed.

(c) Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each Delayed Draw Term Loan Lender agrees, severally and not jointly with any other Lender, to make Delayed Draw Term Loans to Borrower from time to time during the Delayed Draw Availability Period in an aggregate principal amount advanced hereunder that will not result in (i) such Lender’s Delayed Draw Term Loans advanced exceeding such Lender’s Delayed Draw Term Loan Commitment or (ii) the aggregate original principal amount of all Delayed Draw Term Loans advanced hereunder exceeding the aggregate Delayed Draw Term Loan Commitments; provided that Borrower shall not request more than four Delayed Draw Term Loans be advanced hereunder and each advance of Delayed Draw Term Loans shall be in an amount equal to $25,000,000 or a larger integral multiple of $1,000,000 in excess thereof. Amounts repaid in respect of Delayed Draw Term Loans may not be reborrowed.

2.2 Loans and Borrowings.

(a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Type of Loans. Subject to Sections 2.7 and 2.13, each Borrowing (other than a Swingline Loan Borrowing) shall be comprised entirely of Base Rate Loans or Eurodollar Loans as Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger integral multiple of $100,000 in excess thereof. At the time that each Base Rate Borrowing (other than a Swingline Loan Borrowing or a Base Rate Borrowing on the Effective Date) is made, such Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger integral multiple of $100,000 in excess thereof; provided that a Base Rate Borrowing of a Revolving Credit Loan may be in an aggregate amount that is equal to the entire remaining Excess Availability at such time or that is required to (i) finance the amount of the reimbursement of an LC Disbursement as contemplated by Section 2.5, or (ii) acquire participations in Swingline Loans pursuant to Section 2.4(c). Each Swingline Loan shall be in an amount equal to $100,000 or a larger integral multiple of $1 in excess thereof. Borrowings of

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more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Borrowings outstanding.

(d) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert to or continue as, a Eurodollar Borrowing: (i) any Revolving Credit Loan Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, (ii) any Term Loan Borrowing or Delayed Draw Term Loan Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date, or (iii) any Term Loan Borrowing or Delayed Draw Term Loan Borrowing if the Interest Period therefor would commence before and end after any Quarterly Date for the Term Loans or Delayed Draw Term Loans, respectively, unless the Base Rate Loans applicable to such Term Loan or Delayed Draw Term Loan to be outstanding on such Quarterly Date and the Eurodollar Term Loans applicable to such Term Loan or Delayed Draw Term Loan, respectively, with Interest Periods ending on or before such Quarterly Date, shall at least equal in principal amount the required principal payment with respect to such Term Loans or Delayed Draw Term Loans, respectively, on such Quarterly Date.

2.3 Requests for Borrowings. To request a Borrowing (other than a Swingline Loan Borrowing), Borrower shall notify Administrative Agent of such request in writing, which request must be received by Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, 3 Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing. Notwithstanding the foregoing, Borrower shall notify Administrative Agent of any request for a Delayed Draw Term Loan at least 5 Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be substantially in the form of Exhibit 2.3 and signed by Borrower. Each Borrowing Request shall specify the following information:

(a) whether the requested Borrowing is to be a Revolving Credit Loan Borrowing, Delayed Draw Term Loan Borrowing or Term Loan Borrowing, if available;

(b) the aggregate amount of the requested Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto (including specifying the duration of such Interest Period and the last day of such Interest Period), which shall be a period contemplated by the definition of Interest Period; and

(f) the location and number of Borrower’s accounts or Person to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of 1 month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Lender that will make a Loan in connection with

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such Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.4 Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, or (ii) the sum of the total Revolving Credit Exposures exceeding the lesser of (A) the total Revolving Credit Commitments and (B) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate; provided that after giving effect to any Swingline Loan, the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, and provided, further that Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay, and reborrow Swingline Loans.

(b) Notice of Swingline Loans by Borrower. To request a Swingline Loan, Borrower shall notify Administrative Agent of such request in writing, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. If the limitations set forth in the first sentence of Section 2.4(a) or one or more applicable conditions set forth in Section 4 are satisfied, (i) Administrative Agent will promptly advise Swingline Lender of any such notice received from Borrower and (ii) the Swingline Lender shall make each Swingline Loan available to Borrower to an account of Borrower specified in the request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5, by remittance to Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Participations by Lenders in Swingline Loans. The Swingline Lender may, by written notice given to Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice to Administrative Agent shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. Promptly upon receipt of such notice, Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice each Revolving Credit Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, within 1 Business Day after receipt of notice as provided in this Section 2.4(c), to pay to Administrative Agent, for the account of Swingline Lender, such Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.4(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, counterclaim, defense, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.4(b) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the

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payment obligations of the Revolving Credit Lenders), and Administrative Agent shall promptly pay to Swingline Lender the amounts so received by it from the Revolving Credit Lenders. Administrative Agent shall notify Borrower of any participation in any Swingline Loan acquired pursuant to this Section 2.4(b), and thereafter payments in respect of such Swingline Loan shall be made to Administrative Agent and not to Swingline Lender. Any amounts received by Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to Administrative Agent; any such amounts received by Administrative Agent shall be promptly remitted by Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this Section 2.4(b) and to Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.4(c) shall not relieve Borrower of any default in the payment thereof.

(d) Payments Directly to Swingline Lender. Except as otherwise provided in Section 2.4(c), Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to Swingline Lender.

2.5 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Sections 2.1 and 2.4, Borrower may request Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account or for the account of one or more of its Subsidiaries, and to amend, renew or extend Letters of Credit previously issued by it, in each case, in such form as is acceptable to Issuing Lender. Letters of Credit issued, amended, renewed, or extended hereunder shall constitute utilization of the Revolving Credit Commitments.

(b) Notice of Issuance, Amendment, Renewal, or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall at least 5 Business Days (or such lesser period of time as may be acceptable to Issuing Lender) prior to the issuance, amendment, renewal or extension hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Issuing Lender) to Issuing Lender and Administrative Agent a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary thereof, the intended purpose of such Letter of Credit, the nature of the proposed amendment (if applicable), the account party, if other than Borrower, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by Issuing Lender, Borrower also shall submit a letter of credit application on Issuing Lender’s standard form in connection with any request for a Letter of Credit and such other Letter of Credit Documents as Issuing Lender may require. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Document submitted by Borrower to, or entered into by Borrower with, Issuing Lender relating to any Letter of Credit (other than the Letter of Credit), the terms and conditions of this Agreement shall control. Except as set forth in the immediately preceding sentence, this Section 2.5(b) shall not apply to the automatic extension of any Letter of Credit pursuant to Section 2.5(o).

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(c) Limitations on Amounts. Subject to the terms and conditions set forth herein, Issuing Lender agrees to issue, amend, renew, or extend any Letter of Credit at any time and from time to time during the Revolving Credit Availability Period if (and upon issuance, amendment, renewal, or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal, or extension (i) the aggregate LC Exposures of Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to Section 2.5) shall not exceed $20,000,000, (ii) the sum of the total Revolving Credit Exposures shall not exceed the lesser of (A) the total Revolving Credit Commitments and (B) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate, and (iii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 12 months after the then-current expiration date of such Letter of Credit) and (ii) the date that is 5 Business Days prior to the Revolving Credit Maturity Date; provided, Borrower may request issuance or renewal of a Letter of Credit with an expiry date after the Revolving Credit Maturity Date; provided, further that if any such Letter of Credit is outstanding, or is issued after the date that is, 30 days prior to the Revolving Credit Maturity Date, Borrower shall deposit into the Collateral Account an amount in immediately available funds equal to 105% of the undrawn face amount of such Letter of Credit on or prior to the date that is 30 days prior to the Revolving Credit Maturity Date or, if later, such date of issuance. No Letter of Credit expiry shall be deemed to have occurred after such earlier date due to the effectiveness of the ISP.

(e) Participations. (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by Issuing Lender, and without any further action on the part of Issuing Lender or the Revolving Credit Lenders, Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.5(e) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, counterclaim, defense, abatement, withholding, or reduction whatsoever.

(ii) In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of Issuing Lender, such Revolving Credit Lender’s Pro Rata Share of each LC Disbursement made by Issuing Lender promptly upon the request of such Issuing Lender (made through Administrative Agent) at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by Borrower or at any time after any reimbursement payment is required to be refunded to Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.6 with respect to Loans made by such Revolving Credit Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment

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obligations of the Lenders), and Administrative Agent shall promptly pay to Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to Section 2.5(f), Administrative Agent shall distribute such payment to Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this Section 2.5(e) to reimburse Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this Section 2.5(e) to reimburse Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. (i) If Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse Issuing Lender in respect of such LC Disbursement by paying to Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on (A) the Business Day that Borrower receives notice of such LC Disbursement, if such notice is received prior to 1:00 p.m., New York City time or (B) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time, provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.1 or 2.4 that such payment be financed with a Base Rate Revolving Credit Loan Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Credit Loan Borrowing or Swingline Loan.

(ii) If Borrower fails to make such payment when due, Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender’s Pro Rata Share thereof, and upon the request of Issuing Lender as provided in Section 2.5(e), each Revolving Credit Lender shall pay to Administrative Agent, for the account of Issuing Lender, such Lender’s Pro Rata Share thereof in accordance with Section 2.5(e).

(g) Obligations Absolute. Borrower’s obligation to reimburse LC Disbursements as provided in this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any other Letter of Credit Document or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iii) payment by Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or any payment by Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law, (iv) the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender or any other Person,

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whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to Borrower’s obligations hereunder, (vi) any amendment or waiver of or consent to any departure from any or all of the Loan Documents, (vii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith, (viii) the existence of any claim, set-off, defense or any right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction, (ix) the insolvency of any Person issuing any documents in connection with any Letter of Credit, (x) any breach of any agreement between Borrower and any beneficiary or transferee of any Letter of Credit, (xi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, (xii) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, (xiii) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of Issuing Lender, and (xiv) any other circumstances arising from causes beyond the control of Issuing Lender. Nothing in this Agreement shall impact the rights of any Obligor to bring action against the beneficiary of any Letter of Credit.

(h) Exculpation. Neither Administrative Agent, the Lenders, and Issuing Lender, any of their respective Related Parties, nor any correspondent bank of Issuing Lender, shall have any liability or responsibility by reason of or in connection with the issuance (or the amendment, renewal or extension) or transfer of any Letter of Credit by Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.5(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Issuing Lender; provided that the foregoing shall not be construed to excuse Issuing Lender from liability to Borrower to the extent of any direct damages (as opposed to indirect, punitive, exemplary or consequential or exemplary damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance and not in limitation of the foregoing, the parties hereto expressly agree that:

(i) Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

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(ii) Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make payment upon presentation of such documents if such documents are not in strict compliance with the terms of the related Letter of Credit; and

(iii) Clauses (i) and (ii) of Section 2.5(h) establish the standard of care to be exercised by Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(i) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The Issuing Lender shall promptly after such examination notify Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

(j) Interim Interest. If Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Borrowings; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.5(f), then Section 2.12(c) shall apply. Interest accrued pursuant to this Section 2.5(j) shall be for the account of Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to Section 2.5(e) to reimburse Issuing Lender shall be for the account of such Lender to the extent of such payment.

(k) Replacement of Issuing Lender. The Issuing Lender may be replaced at any time, at its sole option, by written agreement among Borrower, Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. Administrative Agent shall notify the Lenders of any such replacement of Issuing Lender. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to include such successor or the previous Issuing Lender (if applicable), or such successor and the previous Issuing Lender (if applicable), as the context shall require. After the replacement of Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(l) Cash Collateralization. If (i) an Event of Default shall occur and be continuing and Borrower receives notice from Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.5(l) or (ii) Borrower shall be

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required to provide cash collateral for LC Exposure pursuant to Section 2.10(b) or pursuant to Section 8.1, Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cash collateral pursuant to Section 2.10(b) the amount to be deposited shall be the amount required under Section 2.10(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clauses (e) or (f) of Section 8.1. Such deposit shall be held by Administrative Agent in such Collateral Account for the benefit of the Secured Parties as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Obligations. Borrower hereby grants a security interest to Administrative Agent for the benefit of the Secured Parties in such Collateral Account and in any cash, balances, financial assets (as defined in the UCC) or other property held therein and all proceeds thereof.

(m) Applicability of ISP and UCP. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to ISP or the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce on the date any Letter of Credit is issued.

(n) Issuing Lender. Issuing Lender shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and Issuing Lender shall have all of the benefits and immunities (i) provided to Administrative Agent in Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 9 included Issuing Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to Issuing Lender.

(o) Automatic Extension. Borrower may request and Issuing Lender may issue Letters of Credit that may automatically be extended for one or more successive periods not to exceed 1 year each; provided that Issuing Lender has the option to elect not to extend for any such additional period; and provided, further, (i) that Issuing Lender shall not elect at any time after the Revolving Credit Maturity Date to extend such Letter of Credit, and (ii) Issuing Lender shall not elect to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing at the time Issuing Lender must elect whether or not to allow such extension or, subject to Section 2.5(d), if such extension would be terminated on or after the date 5 days prior to the Revolving Credit Maturity Date.

(p) Issuing Lenders other than Administrative Agent. Any Issuing Lender (other than an Issuing Lender that is also Administrative Agent or one of its Affiliates) selected by Rabobank to issue a Letter of Credit hereunder shall (i) notify Administrative Agent in writing no later than the Business Day immediately following the Business Day on which the issuance, termination, expiration, reduction, amendment, modification or replacement of any Letter of Credit issued by such Issuing Lender occurs; provided that any notice by an Issuing Lender of the issuance, termination, expiration, reduction, amendment, modification or replacement of a Letter of Credit pursuant to this Section received by Administrative Agent on a day that is not a Business Day, or after 11:00 a.m. (New York City time) on a Business Day,

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shall be deemed to have been given at the opening of business on the next Business Day and (ii) deliver to Administrative Agent once each week (on such day of the week as Administrative Agent and Issuing Lender shall agree) or, during the existence of an Event of Default or a Liquidity Period, as frequently as requested by Administrative Agent, a written report for the prior week of the daily aggregate undrawn amounts of all outstanding Letters of Credit issued by such Issuing Lender to the extent there has been any change in the amount from that set forth on the previous report most recently delivered by such Issuing Lender.

(q) Illegality under Letters of Credit. If, at any time, it becomes unlawful for any Issuing Lender to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any sanctions imposed by the United Nations, the European Union, the Netherlands, the United Kingdom and/or the United States), the obligations of such Issuing Lender with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Lender to comply its obligations under such Letter of Credit, and such Issuing Lender shall not be liable for any losses that the Obligors may incur as a result.

(r) Existing Letters of Credit. On the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Section 4.1, each “Letter of Credit” issued and outstanding under the Existing Credit Agreement and listed on Schedule 2.5 shall automatically, and without any action on the part of any Person, continue to be Letters of Credit outstanding hereunder and entitled to the benefits of this Agreement and the other Loan Documents, and shall continue to be governed by the agreements pertaining thereto (which shall be deemed Letter of Credit Documents) and by this Agreement (which shall control in the event of a conflict). Rabobank and Wells Fargo, as applicable, shall be deemed irrevocably to have sold and transferred to each Revolving Credit Lender on the Effective Date without recourse or warranty, and each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, accept and purchase from Rabobank and Wells Fargo, as applicable, on the Effective Date, a participation in each such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. For purposes of Section 2.5(c), such Letters of Credit shall be deemed to utilize the Revolving Credit Commitments of the Revolving Credit Lenders.

2.6 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. Administrative Agent will make such Loans available to Borrower by promptly crediting the amounts so received, in like funds, to an account designated by Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Credit Loan Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.5 shall be remitted by Administrative Agent to Issuing Lender.

(b) Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing,

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Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption but without any obligation to do so, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender on the one hand and Borrower on the other severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, for the first 3 Business Days the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and thereafter at the Base Rate and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.6(b) shall be conclusive, absent manifest error.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.3(c).

(d) Initial Term Loan Cash Collateral. Within one Business Day of the Effective Date, Borrower shall deliver the Cash Collateral Amount to Administrative Agent to be held by Administrative Agent as security for the Obligations. At any time prior to the end of the IPO Consummation Period and upon request of Borrower, Administrative Agent shall release an amount of the Cash Collateral Amount requested by Borrower from time to time; provided that such amount is solely for the purpose to prepay, in whole or in part, the amount of Revolving Credit Loans then outstanding. Upon the end of the IPO Consummation Period, so long as no Event of Default then exists, Administrative Agent shall release the Cash Collateral Amount to Borrower; provided that Borrower makes any prepayments due under Section 2.10(b)(iv).

2.7 Interest Elections.

(a) Elections by Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period specified in such Borrowing Request. Thereafter, subject to the requirements of Sections 2.13 and 2.14, Borrower may elect to convert such Borrowing to a different Type (other than the conversion of a Swingline Loan Borrowing into a Eurodollar Borrowing) or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such

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portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Section, on the date that the Revolving Credit Lenders fund their participations in the outstanding principal amount of any Swingline Loans, any Swingline Loan Borrowing for which interest is charged at the Swingline Fed Funds Rate then outstanding shall automatically be converted to Base Rate Loans.

(b) Notice of Elections. To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by telephone or by emailing an Interest Election Request to Administrative Agent, in either case by the time that a Borrowing Request would be required under Section 2.3 if Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request (whether by telephone or email) shall be irrevocable and any telephonic request shall be confirmed promptly by hand delivery, email or telecopy to Administrative Agent of a written Interest Election Request in the form of Exhibit 2.7 and signed by Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this Section 2.7(c) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto (by specifying the duration of such Interest Period and the last day of such Interest Period) after giving effect to such election, which shall be a period contemplated by the definition of Interest Period.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of 1 month’s duration.

(d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Default. If Borrower fails to deliver a timely and properly completed Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as a Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a

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Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

(f) Initial Interest Elections. Anything in Section 2.2 or this Section 2.7 to the contrary notwithstanding, Borrower may not select a Eurodollar Borrowing as a Borrowing on the Effective Date unless Administrative Agent receives the applicable Borrowing Request not later than 12:00 noon, New York City time, 3 Business Days prior to the Effective Date, together with an indemnity agreement from Borrower agreeing to pay losses as described in Section 2.15, in form and substance reasonably acceptable to Administrative Agent.

2.8 Termination and Reduction of the Commitments

(a) Scheduled Termination. Unless previously terminated in accordance with the terms hereof, (i) the Term Loan Commitments shall terminate upon the making of the Initial Term Loans on the Effective Date, (ii) the Delayed Draw Term Loan Commitments shall terminate on the Conversion Date, and (iii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

(b) Voluntary Termination or Reduction. Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments or the Delayed Draw Term Loan Commitments; provided that (i) each reduction of the Revolving Credit Commitments or the Delayed Draw Term Loan Commitments pursuant to this Section shall be in an amount that is $1,000,000 or a larger integral multiple of $100,000 in excess thereof and (ii) Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the sum of the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

(c) Notice of Voluntary Termination or Reduction. Borrower shall notify Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments or the Delayed Draw Term Loan Commitments under Section 2.8(b) by no later than 12:00 noon, New York City time, at least 3 Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments shall be permanent. Each reduction of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments or Delayed Draw Term Loan Commitments, as applicable (other than any reduction made pursuant to Section 2.18(b)). All commitment fees accrued on the portion of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments terminated until the effective date of such termination of the Revolving Credit Commitments or the Delayed Draw Term Loan Commitments, as applicable, shall be paid on the effective date of such termination.

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2.9 Repayment of Loans; Evidence of Debt.

(a) Repayment. Borrower hereby unconditionally promises to pay the Loans as follows:

(i) to Administrative Agent for the ratable account of the Revolving Credit Lenders, the aggregate outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Maturity Date or any earlier date of termination of this Agreement or acceleration of the Loans due hereunder in accordance with the terms hereof;

(ii) to Administrative Agent for the ratable account of the applicable Term Loan Lenders:

(A) on each Quarterly Date, the principal of the Initial Term Loans outstanding in an amount equal to the Quarterly Percentage multiplied by the original principal amount of the Initial Term Loans on the Effective Date, to be applied to the unpaid principal amount of the Initial Term Loans,

(B) the principal of the Incremental Term Loans of each Tranche on such dates and in such amounts as may be set forth in the Notice of Incremental Term Loan Borrowing for such Tranche, to be applied to the unpaid principal amount of the Incremental Term Loans for such Tranche for which such payment relates, and

(C) on the Term Loan Maturity Date or any earlier date of termination of this Agreement or acceleration of the Loans due hereunder in accordance with the terms hereof, the remaining unpaid principal amount of the Term Loans; provided that the scheduled installments of principal of the Initial Term Loans required above or of any Incremental Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans or Incremental Term Loans in accordance with Section 2.10(c).

(iii) to Administrative Agent for the ratable account of the applicable Delayed Draw Term Loan Lenders:

(A) on each Quarterly Date, the principal of each Tranche of Delayed Draw Term Loans outstanding in an amount equal to the Quarterly Percentage multiplied by the original principal amount of each such Tranche of Delayed Draw Term Loans, to be applied to the unpaid principal amount of each such Tranche of Delayed Draw Term Loans, and

(B) on the Term Loan Maturity Date or any earlier date of termination of this Agreement or acceleration of the Loans due hereunder in accordance with the terms hereof, the remaining unpaid principal amount of the Delayed Draw Term Loans; provided that the scheduled installments of principal of the Delayed Draw Term Loans required above shall be reduced in connection with any voluntary or mandatory prepayments of the Delayed Draw Term Loans in accordance with Section 2.10(c).

(iv) to Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date (or any earlier date of

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termination of this Agreement or acceleration of the Loans due hereunder in accordance with the terms hereof) and the date that is 30 days after such Swingline Loan is made.

(b) Manner of Payment. Each repayment or prepayment of Borrowings of any Class shall be applied to repay any outstanding Base Rate Loan Borrowings of such Class before any other Borrowings of such Class.

(c) Maintenance of Loan Accounts by Lenders and Administrative Agent. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Effect of Entries. The entries made in the accounts maintained pursuant to Section 2.9(c) shall be conclusive evidence of the existence and amounts of the obligations recorded therein in the absence of manifest error; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts maintained by any Lender and the accounts of Administrative Agent in respect of such matters, the accounts of Administrative Agent shall control in the absence of manifest error.

(e) Participations in Letters of Credit and Swingline Loans. In addition to the accounts maintained pursuant to Section 2.9(c), each Lender and Administrative Agent shall maintain in accordance with its usual practice account or accounts evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts maintained by Administrative Agent and the accounts of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

2.10 Prepayment of Loans.

(a) Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and Section 2.15; provided (i) that each voluntary prepayment of the Term Loans or Delayed Draw Term Loans shall be in an amount that is at least $5,000,000 or a larger integral multiple of $100,000 in excess thereof or, if less, the remaining outstanding principal amount of the Term Loans or Delayed Draw Term Loans, (ii) that each voluntary prepayment of a Swingline Loan shall be in an amount that is at least $100,000 or a larger integral multiple of $1 in excess thereof or, if less, the remaining outstanding principal amount of such Swingline Loan, and (iii) Borrower shall not be permitted to prepay any Initial Term Loan with the proceeds of Incremental Term Loans. Any prepayment of the Term Loans or Delayed Draw Term Loans pursuant to this Section 2.10(a) shall be applied to the installments thereof as set forth in Section 2.10(c).

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(b) Mandatory Prepayments. Borrower shall prepay the Loans (and/or provide cash collateral for LC Exposure, as applicable), as follows:

(i) Sale of Assets. If on any date a Company shall receive Net Cash Proceeds from any Disposition (other than a Disposition permitted under clauses (a) through (k) of Section 6.7) in excess of $10,000,000 in the aggregate for all such Dispositions in any Fiscal Year, then, unless a Reinvestment Notice shall be delivered by Borrower to the Administrative Agent in respect of such Disposition, within 5 Business Days of the date of receipt by a Company of such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to 100% of the amount of such Net Cash Proceeds, as set forth in Section 2.10(c); provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date, the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(c). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.7.

(ii) Events of Loss. If on any date a Company shall receive Net Cash Proceeds from any Event of Loss in excess of $5,000,000 in the aggregate for all such Events of Loss in any Fiscal Year, then, unless a Reinvestment Notice shall be delivered by Borrower to the Administrative Agent in respect of such Event of Loss, within 5 Business Days of the date of receipt by a Company of such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to 100% of the amount of such Net Cash Proceeds, as set forth in Section 2.10(c); provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date, the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(c).

(iii) Insufficient Availability. Until the Revolving Credit Maturity Date, if on any date the aggregate outstanding Revolving Credit Exposures shall exceed the lesser of (A) the total Revolving Credit Commitments and (B) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate, then Borrower shall prepay the Revolving Credit Loans and Swingline Loans (or provide Cash Collateral for LC Exposure as provided in Section 2.5(l)) in an amount equal to such excess, such amount to be applied first, to repay the outstanding principal balance of the Swingline Loans, until such Swingline Loans shall have been repaid in full, second, to repay, on a pro rata basis, the outstanding principal balance of the Revolving Credit Loans (first to such Revolving Credit Loans that are Base Rate Loans and, then, to such Revolving Credit Loans that are Eurodollar Loans) and third, to Cash Collateralize the LC Exposure in an amount at least equal to 105% of the amount of such LC Exposure. In addition, if on any date the LC Exposure shall exceed the Letter of Credit sublimit set forth in Section 2.5(c), Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to such excess.

(iv) IPO. Upon the consummation of the Initial Public Offering, Borrower shall cause Pubco to make an equity contribution to Borrower of the Net Cash Proceeds of the Initial Public Offering and within 5 Business Days of the date of receipt by Borrower of such Net Cash Proceeds, Borrower shall prepay the Revolving Credit Loans in an amount equal to 100% of the amount of such Net Cash Proceeds minus the permitted amount of the IPO Dividend (with no corresponding Revolving Credit Commitment reduction); provided that if the Initial Public Offering is not consummated within the IPO Consummation Period, then Borrower shall prepay the outstanding Revolving Credit Loans in an amount equal to the lesser of (x) 100% of the original principal amount of the Initial Term Loan and (y) the aggregate

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principal amount of Revolving Credit Loans then outstanding (with no corresponding Revolving Credit Commitment reduction).

(v) Additional Public Offering. Upon the consummation of any Additional Public Offering, Borrower shall cause Pubco to make an equity contribution to Borrower of the Net Cash Proceeds of such Additional Public Offering and within 5 Business Days of the date of receipt by Borrower of such Net Cash Proceeds, Borrower shall prepay the Loans in an amount equal to 30% of the amount of such Net Cash Proceeds; provided that if the Consolidated Funded Debt to Capitalization Ratio for the most recent Fiscal Quarter ended prior to the consummation of such Additional Public Offering for which financial statements have been delivered to the Lenders does not exceed 45%, then no such prepayment of the Loans shall be required pursuant to this Section 2.10(b)(v).

(c) Order of Application to Loans. Each such prepayment of the Loans made under Section 2.10(a) shall be applied to the Term Loans, Delayed Draw Term Loans or the Revolving Credit Loans as may be selected by Borrower and, in connection with a voluntary prepayment of the Term Loans or Delayed Draw Term Loans, applied to the remaining installments thereof in the direct order of maturity. Each mandatory prepayment of the Loans under Section 2.10(b) (other than any mandatory prepayment of the Loans under Sections 2.10(b)(iii) and 2.10(b)(iv)) shall be applied to repay, on a pro rata basis, the outstanding principal balance of the Term Loans and Delayed Draw Term Loans (first to such Term Loans or Delayed Draw Term Loans that are Base Rate Loans, and then to such Term Loans or Delayed Draw Term Loans that are Eurodollar Loans), to reduce the remaining scheduled amortization payments in the inverse order of maturity, until the Term Loans and Delayed Draw Term Loans shall have been repaid in full.

(d) Notices, Etc.

(i) Borrower shall notify Administrative Agent (and, in the case of prepayment of a Swingline Loan, Swingline Lender) in writing of any optional prepayment under Section 2.10(a), (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, 3 Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.8(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8(c). Promptly following receipt of any such notice, Administrative Agent shall advise the relevant Lenders of the contents thereof.

(ii) Prior to or concurrently with any prepayment under Section 2.10(b), Borrower shall deliver to Administrative Agent a certificate signed by a Responsible Officer of Borrower containing a reasonably detailed calculation of the amount of such prepayment.

(iii) Promptly following receipt of any prepayment notice relating to a Borrowing or such certificate relating to a prepayment, Administrative Agent shall advise the

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relevant Lenders of the contents thereof and of the amount of such Lender’s ratable portion of such prepayment.

(iv) Each partial prepayment of any Borrowing shall be in an amount such that the remaining amount outstanding of each Borrowing would be permitted in the case of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment under Section 2.10(b) of this Section. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

(v) Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any amounts required by Section 2.15 and shall be made in the manner specified in Section 2.9(b) and this Section 2.10.

2.11 Fees.

(a) Commitment Fees.

(i) Borrower agrees to pay to Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Margin applicable for the “Revolver Commitment Fee Rate” on the daily Unused Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Maturity Date. Accrued commitment fees for this Section 2.11(a)(i) through and including each Quarterly Date shall be payable on the second Business Day following such Quarterly Date and on the earlier of the date the Revolving Credit Commitment terminates and the Revolving Credit Maturity Date, commencing on the first such date to occur after the Effective Date.

(ii) Borrower agrees to pay to Administrative Agent for the account of each Delayed Draw Term Loan Lender a commitment fee, which shall accrue at the Applicable Margin applicable for the “Delayed Draw Term Loan Commitment Fee Rate” on the daily amount equal to the result of (i) such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment minus (ii) the aggregate amount of the Delayed Draw Term Loans advanced through such date under such Delayed Draw Term Loan Commitment, for each date during the period from and including the Effective Date through the Conversion Date. Accrued commitment for this Section 2.11(a)(ii) fees through and including each Quarterly Date shall be payable on the second Business Day following such Quarterly Date and on the Conversion Date, commencing on the first such date to occur after the Effective Date.

All commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. Borrower agrees to pay (i) to Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued during the period from and including the Effective Date to and excluding the later of the date on which such Revolving Credit Lender’s Commitment

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terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to Issuing Lender for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Borrower and Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by it during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as Issuing Lender’s standard fees and other standard costs and charges with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the second Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to Issuing Lender pursuant to this Section 2.11(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. Borrower agrees to pay to Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Borrower and Administrative Agent and such other fees required by the Fee Letter.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to Administrative Agent (or to Issuing Lender, in the case of fees payable to it) for distribution, other than in the case of fees payable solely for account of Administrative Agent, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

2.12 Interest.

(a) Base Rate Loans. The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) Eurodollar Loans; Swingline Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans comprising each Swingline Loan shall bear interest at a rate per annum equal to (i) the Swingline Fed Funds Rate plus the Applicable Margin for Eurodollar Revolving Credit Loans, (ii) the Base Rate plus the Applicable Margin for Base Rate Revolving Credit Loans, or (iii) at such other rate per annum as may be agreed to between Borrower and Swingline Lender, in each case as specified by Borrower in the relevant Borrowing Request or Interest Election Request.

(c) Default Interest. Borrower shall pay interest at a rate per annum equal to the Default Rate (i) on any amount that is not paid in full when due (after giving effect to any applicable cure period under Section 8.1(a)) and (ii) on the principal amount of all outstanding Loans and, to the fullest extent permitted by law, the outstanding amount of all interest, fees and other Obligations (A) immediately upon the occurrence of any Event of Default described in clauses (e) or (f) of Section 8.1 and (B) at the election of Administrative Agent or the Required Lenders upon the occurrence of any other Event of Default.

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(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments, and, in the case of the Term Loans and the Delayed Draw Term Loans, on the Term Loan Maturity Date (or earlier date of termination of this Agreement or acceleration of the Loans due hereunder pursuant to the terms hereof); provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Credit Loan prior to the Revolving Credit Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion. Additionally, Borrower shall immediately pay to Administrative Agent for the account of the applicable Lenders the amount of any interest and fees that may be owing pursuant to the last sentence of the definition of Applicable Margin. Borrower’s obligations under this Section 2.12(d) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(e) Computation. All interest hereunder shall be computed (i) with respect to Eurodollar Loans and Swingline Loans for which interest is charged at the Swingline Fed Funds Rate, on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), and (ii) with respect to Base Rate Loans, Swingline Loans for which interest is charged at the Base Rate, and interest calculated at the Default Rate, on the basis of a year of 365 or 366 days, as the case may be, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted LIBO Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

2.13 Alternate Rate of Interest; Illegality.

(a) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii) if such Borrowing is of a particular Class of Loans and Administrative Agent is advised by Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders with respect to such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice Administrative Agent agrees to provide promptly), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

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(b) Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted.

2.14 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender, or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Lender, or such other Recipient, Borrower will pay to such Lender, Issuing Lender, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or

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Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in Sections 2.14(a) or 2.14(b) and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 9 months prior to the date that such Lender or Issuing Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15 Compensation for Losses. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any mandatory prepayment), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.8(c) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.18(b), then, in any such event, Borrower shall compensate each Lender for the loss, cost or expense attributable to such event (but excluding any loss of margin or anticipated profits) and any cost or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrower to the Lenders under this Section 2.15, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.

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Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, this Section 2.15 shall not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.16 shall govern.

2.16 Taxes.

(a) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Obligors. The Obligors shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(e) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise

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payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 2.16(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.16(f), such Obligor shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in clauses (A), (B), and (D) of Section 2.16(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an

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exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit 2.16-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Obligors within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (II) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-2 or Exhibit 2.16-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to

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determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 10.3 or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or set-off. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at such account as Administrative Agent may designate to Borrower in writing from time to time, except (i) as otherwise expressly provided in the relevant Loan Document and (ii) payments to be made directly to Issuing Lender or Swingline Lender as expressly provided

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herein. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof in like funds as received by wire transfer to such Lender’s lending office as specified in its Administrative Questionnaire or such other office as notified in writing by such Lender to Administrative Agent. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of, or conversions of Loans in, a particular Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans), (ii) each payment of commitment fees under Section 2.11 in respect of Revolving Credit Commitments and each payment of Letter of Credit participation fees under Section 2.11 shall be made for account of the Revolving Credit Lenders, (iii) each payment of commitment fees under Section 2.11 in respect of Delayed Draw Term Loan Commitments shall be made for account of the Delayed Draw Term Loan Lenders (iv) each termination or reduction of the amount of the Commitments of a particular Class under Section 2.8 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class, (v) each payment or prepayment of principal of Loans of any Class by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them, and (vi) each payment of interest on Loans of any Class by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on the Loans of such Class then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans in excess of its ratable share of the aggregate amount of outstanding Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon, then such Lender shall notify Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is

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recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 2.17(d) shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.17(d) shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

(e) Presumptions of Payment. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or Issuing Lender hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption but without any obligation to do so, distribute to the Lenders or Issuing Lender, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or Issuing Lender, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, for the first 5 Business Days at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and thereafter at the Base Rate. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.17(e) shall be conclusive, absent manifest error.

(f) Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement (including Sections 2.4, 2.5(e), 2.5(f), 2.6(b), and 2.17(e)), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(g) Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by Administrative Agent hereunder is rescinded or must otherwise be restored or returned by Administrative Agent as a preference, fraudulent conveyance, or otherwise under any Debtor Relief Law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to Administrative Agent together with a pro rata portion of any interest paid by or other charges imposed on Administrative Agent in connection with such rescinded or restored payment.

2.18 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14 or 2.16, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to

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Section 2.14 or 2.16, or if any Lender gives a notice pursuant to Section 2.13(b) suspending its obligation to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans (a “Eurodollar Illegality Notice”), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, or eliminate the need for the notice pursuant to Section 2.13(b), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14 or 2.16, if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or 2.16, or if a Lender provides a Eurodollar Illegality Notice and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at Borrower’s sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 10.4, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter, (iv) in the case of any such assignment resulting from a Lender’s delivery of a Eurodollar Illegality Notice, such assignee will not be entitled to deliver a Eurodollar Illegality Notice under Section 2.13(b) at the time of or in connection with such assignment, (v) such assignment does not conflict with applicable law, and (vi) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Each Lender agrees that, if Borrower exercises Borrower’s option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 10.4. If such Lender shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement as notified by Administrative Agent, such Lender shall be deemed to have executed and delivered such Assignment and Assumption, and shall no longer be a Lender hereunder upon the payment to such Lender of an amount equal to the aggregate amount of outstanding Obligations (other than Bank Product Obligations) owed to such Lender in accordance with the wire transfer instructions for such Lender on file with Administrative Agent. A Lender shall not be required to

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make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

2.19 Increases of the Revolving Credit Commitments; Adjustments to Revolving Credit Commitments; Additional Term Loans.

(a) Following the Effective Date, Borrower may from time to time through the (i) Revolving Credit Maturity Date, propose to increase the aggregate amount of the Revolving Credit Commitments (each, an “Incremental Revolving Credit Commitment”) in accordance with this Section by delivering a Notice of Incremental Revolving Credit Commitment to Administrative Agent (which shall promptly provide a copy of such notice to the Revolving Credit Lenders, as applicable) substantially in the form of Exhibit 2.19-1 (a “Notice of Incremental Revolving Credit Commitment”), specifying (subject to the restrictions set forth in Section 2.19(d)) therein (A) the amount of the Incremental Revolving Credit Commitment requested (which shall be in a minimum principal amount of $20,000,000 and integral multiples of $5,000,000 in excess thereof) and (B) the requested advance date of the proposed Incremental Revolving Credit Commitment (which shall be at least 20 days (or such shorter period as may be agreed by Administrative Agent) from the date of delivery of the Notice of Incremental Revolving Credit Commitment), and (ii) Term Loan Maturity Date, propose that additional term loans be made to it in accordance with this Section (each, an “Incremental Term Loan”; together with any Incremental Revolving Credit Commitment, each an “Incremental Facility”) by delivering a Notice of Incremental Term Loan Borrowing to Administrative Agent substantially in the form of Exhibit 2.19-2 (a “Notice of Incremental Term Loan Borrowing”; together with any Notice of Incremental Revolving Credit Commitment, each individually an “Incremental Facility Notice”), specifying (subject to the restrictions set forth in Section 2.19(d)) therein (A) the amount of the Tranche of Incremental Term Loans requested (which Tranche shall be in a minimum principal amount of $20,000,000 and integral multiples of $5,000,000 in excess thereof), (B) the requested advance date of the proposed Incremental Term Loans comprising such Tranche (which shall be at least 20 days (or such shorter period as may be agreed by Administrative Agent) from the date of delivery of the Notice of Incremental Term Loan Borrowing), (C) the interest rate to be applicable to all Incremental Term Loans in such Tranche, (D) the amortization for all Incremental Term Loans in such Tranche, and (E) the amount of any upfront or closing fees to be paid by Borrower to the Lenders funding the Tranche of Incremental Term Loans requested. At the time of delivery of each Incremental Facility Notice, Borrower shall also deliver to Administrative Agent a certificate of a Responsible Officer of Borrower certifying that no Default or Event of Default then exists or would be caused thereby. The aggregate principal amount of all Incremental Facilities made pursuant to this Section after the Effective Date shall not exceed $75,000,000.

(b) Repayments of the principal of any Incremental Term Loans may not be reborrowed. Each Tranche of Incremental Term Loans shall bear interest at the Base Rate or the Adjusted LIBO Rate plus such Applicable Margin as is set forth in the Notice of Incremental Term Loan Borrowing related to such Tranche, and shall be subject to the amortization set forth in the applicable Notice of Incremental Term Loan Borrowing relating to such Tranche; provided, however, (i) the final maturity date of any Tranche of Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) no Incremental Term Loans shall have the effect of reducing the amortization of the Initial Term Loans then in effect immediately prior to

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such Incremental Term Loans, and (iii) the amortization of the Incremental Term Loans of any Tranche shall not require a percentage of the Incremental Term Loans of such Tranche to be repaid in any Fiscal Quarter in excess of the Initial Term Loan Repayment Percentage in effect as of the last day of such Fiscal Quarter. All Incremental Term Loans shall for all purposes be Obligations hereunder and under the Loan Documents.

(c) Administrative Agent shall deliver a copy of each Incremental Facility Notice to such Lenders or other Persons that qualify as an Eligible Assignee as may be determined by Administrative Agent in its reasonable discretion with the approval of Borrower or as may be specified by Borrower with the consent of Administrative Agent (not to be unreasonably withheld or delayed). No Lender shall have any obligation to increase its Revolving Credit Commitment or fund any Incremental Term Loan, and any decision by a Lender to increase its Revolving Credit Commitment or fund any Incremental Term Loan shall be made in its sole discretion independently from any other Lender.

(d) If Administrative Agent receives commitments from Lenders and/or from any other Person that (i) qualifies as an Eligible Assignee and is reasonably acceptable to Borrower and Administrative Agent (such consent not to be unreasonably withheld or delayed), and (ii) has agreed to become a Lender in respect of all or a portion of the Incremental Facility (an “Additional Lender”), in excess of the requested Incremental Facility, Administrative Agent shall have the right, in its sole discretion but with the consent of Borrower, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender or Additional Lender in its notice to Administrative Agent) the shares of the Incremental Facility of the Lenders or Additional Lenders willing to fund (or commit to fund) such Incremental Facility so that the total committed Incremental Facility equals the requested Incremental Facility. If Administrative Agent does not receive commitments from Lenders (or Additional Lenders) in an amount sufficient to fund the requested Incremental Facility, Administrative Agent shall so notify Borrower and the request for Incremental Facility shall be deemed automatically rescinded; provided, Borrower may submit a replacement Incremental Facility Notice setting forth different terms for the requested Incremental Facility.

(e) An increase in the aggregate amount of the Lenders’ Revolving Credit Commitments or an agreement to fund Incremental Term Loans, pursuant to this Section shall become effective upon the receipt by Administrative Agent of an agreement in form and substance reasonably satisfactory to Administrative Agent and Borrower signed by each Obligor, by each Additional Lender and by each existing Lender whose Revolving Credit Commitment is to be increased or who has agreed to fund such Incremental Term Loans, setting forth the new Pro Rata Share, Revolving Credit Commitment and/or Incremental Term Loans of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement as a Lender and to be bound by all the terms and provisions hereof, together with officer’s certificates and ratification agreements executed by each Obligor and such evidence of appropriate corporate authorization on the part of each Obligor with respect to the requested Incremental Facility, amendments to this Agreement reasonably acceptable to the Administrative Agent, the Lenders providing such Incremental Facility, and Borrower solely to the extent necessary to implement the requested Incremental Facility, amendments to any other Loan Documents reasonably requested by Administrative Agent in relation to the requested Incremental Facility (which amendments to the Loan Documents (other than this Agreement) Administrative Agent is hereby authorized to execute on behalf of the Lenders), updates or

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endorsements to policies of title insurance, flood hazard determination certificates (and, if applicable, evidence of flood insurance) with respect to each parcel of Mortgaged Property, the results of lien searches from applicable jurisdictions, and such opinions of counsel for the Obligors with respect to the requested Incremental Facility and other assurances as Administrative Agent may reasonably request. If, after giving effect to any Incremental Revolving Credit Commitment, the outstanding Revolving Credit Loans would not be held pro rata in accordance with the new Revolving Credit Commitments, the Revolving Credit Lenders (including, without limitation, any Additional Lenders) shall, on the effective date of the applicable Incremental Facility, make advances among themselves so that after giving effect thereto the Revolving Credit Loans will be held by the Revolving Credit Lenders (including, without limitation, any Additional Lenders), on a pro rata basis in accordance with their respective Revolving Credit Commitments hereunder (after giving effect to the applicable Incremental Revolving Credit Commitment). Each Revolving Credit Lender agrees to wire immediately available funds to Administrative Agent in accordance with this Agreement as may be required by Administrative Agent in connection with the foregoing.

2.20 Cash Collateral.

(a) Certain Credit Support Events. At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of Administrative Agent or any Issuing Lender (with a copy to Administrative Agent), Borrower shall Cash Collateralize Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b) Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of Issuing Lender, and agrees to maintain, a first-priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to Section 2.20(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and Issuing Lender as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower shall, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or Section 2.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by replacement of the Defaulting Lender pursuant to Section 2.18(b) or the termination of Defaulting Lender status of the applicable Lender), or

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(ii) the determination by Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.21, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

2.21 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders or Required Revolving Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a Deposit Account controlled by Administrative Agent and released pro rata in order to (y) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Credit Loans and Delayed Draw Term Loans under this Agreement and (z) Cash Collateralize Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20 sixth, to the payment of any amounts owing to the Lenders, Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (y) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (z) such Loans were made or the related Letters of Credit and Swingline Loans were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender

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until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with their respective Commitments without giving effect to Section 2.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to Sections 2.21(a)(iii)(A) or 2.21(a)(iii)(B), Borrower shall (i) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.21(a)(iv), (ii) pay to each Issuing Lender and Swingline Loans, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (iii) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (A) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 2.21(a)(iv) cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, first, prepay Swingline Loans in an amount equal to Swingline Lender’s Fronting Exposure and second, Cash Collateralize Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.20.

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(b) Defaulting Lender Cure. If Borrower, Administrative Agent, Swingline Lender, and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans and Delayed Draw Term Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Credit Loans, Delayed Draw Term Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Credit Lenders and Delayed Draw Term Loan Lenders in accordance with the Revolving Credit Commitments and Delayed Draw Term Loan Commitments, as applicable (without giving effect to Section 2.21(a)(iv)), and reimburse each such Revolving Credit Lender and Delayed Draw Term Loan Lenders for any costs of the type described in Section 2.15 incurred by any Revolving Credit Lender and Delayed Draw Term Loan Lender as a result of such purchase, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

3. REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent, the Lenders and the Issuing Lender to enter into this Agreement, Borrower represents and warrants to Administrative Agent, each Lender and Issuing Lender, on the Effective Date and on the date of each Credit Extension, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Effective Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

3.1 Corporate Existence. Except as may otherwise result after the consummation of a transaction permitted by Section 6.3, Borrower and each Material Subsidiary (a) is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as currently proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Obligor has the corporate, limited liability company or other applicable power (corporate or otherwise) and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is a party and, in the case of Borrower, to borrow hereunder and, in the case of each Guarantor, to guarantee the Obligations.

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3.2 Financial Statements; No Material Adverse Change.

(a) Financial Statements. Borrower has delivered to Administrative Agent and the Lenders audited consolidated financial statements of Borrower as at and for the Fiscal Year ended March 29, 2014 and unaudited consolidated financial statements of Borrower for the Fiscal Quarter ended December 27, 2014. Such financial statements have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Consolidated Group as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except (i) as of the Effective Date, as referred to or reflected in such financial statements and (ii) as of each date after the Effective Date, as are permitted to be incurred or exist under this Agreement (or are not prohibited by this Agreement).

(b) No Material Adverse Change. There has been no material adverse change in the business, condition (financial or otherwise), operations, or properties of Borrower and the Subsidiaries taken as a whole since March 29, 2014.

3.3 Corporate Action; No Breach; Execution. The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party, and, in the case of Borrower, the borrowings on the terms and conditions of this Agreement and, in the case of each Guarantor, the guarantee of the Obligations, and compliance with the terms and provisions hereof and thereof, have been duly authorized by all requisite action on the part of each Obligor and do not and will not (a) violate or conflict with, or result in a breach of (i) the Organizational Documents of any Obligor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which any Obligor is a party or by which any of them or any of their property is bound or subject or (b) constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien (except for the Liens created by the Security Documents) upon any of the revenues or assets of any Obligor. Each Loan Document has been duly executed and delivered on behalf of each Obligor that is a party thereto.

3.4 Operation of Business. Borrower and each of the Material Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and Borrower and each of the Material Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

3.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any Material Subsidiary which could reasonably be expected to (i) as of the Effective Date, result in liability of Borrower or any Material Subsidiary in any individual case in excess of $5,000,000, except as disclosed on Schedule 3.5 or as disclosed pursuant to Section 5.1(e), or (ii) individually or in the aggregate have a Material Adverse Effect. None of the matters disclosed on Schedule 3.5 or disclosed

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pursuant to Section 5.1(e) could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.5, as of the Effective Date there are no outstanding judgments against Borrower or any Subsidiary which is a Material Subsidiary on the Effective Date. At all times after the Effective Date, there are no outstanding judgments against Borrower or any Material Subsidiary that constitute an Event of Default under Section 8.1(h).

3.6 Properties.

(a) Property Generally. Borrower and each Material Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the most recent financial statements delivered hereunder (except as sold or otherwise disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted by Section 6.4), and none of the properties, assets, or leasehold interests of Borrower or any Material Subsidiary is subject to any Lien, except for Permitted Encumbrances. None of the Liens disclosed on Schedule P encumber any Collateral.

(b) Real Property. Set forth on Part 1 of Schedule 3.6, is a complete and correct list, as of the Effective Date, of all of the real property owned by any Company, indicating in each case the use of the respective property, the identity of the owner, and the location of the respective property. As of the Effective Date, except as set forth on Part 2 of Schedule 3.6, no Mortgaged Property owned or leased by an Obligor has improvements located in an area identified as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968. Each Obligor maintains flood insurance for each of the properties set forth on Part 2 of Schedule 3.6, in an amount equal to the lesser of the fair market value of each such property and the maximum available insurance amount under the National Flood Insurance Act of 1968. Such flood insurance shall have a deductible that does not exceed the greater of (i) the insurable value of the property and (ii) the maximum amount allowable under the National Flood Insurance Act of 1968. Each Company has good, marketable, and insurable fee simple title to the real property owned by such Person, free and clear of all Liens, other than Permitted Encumbrances.

3.7 Enforceability. The Loan Documents to which each Obligor is party, when delivered, shall constitute the legal, valid, and binding obligations of the applicable Obligor, enforceable against such Obligor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

3.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary in connection with the Transactions, the borrowings hereunder, the guarantees of the Obligations or for the execution, delivery, or performance by any Obligor of the Loan Documents to which each is a party or for the validity or enforceability thereof except for (i) such authorizations, approvals, consents, filings and registrations which have been obtained or made and are in full force and effect and (ii) filings necessary to perfect the Liens created by the Security Documents.

3.9 Indebtedness. Borrower and each of its Subsidiaries have no Indebtedness except as permitted by Section 6.1.

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3.10 Taxes. Borrower and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, and local) required to be filed, and have paid all of their respective liabilities for federal and material state and local Taxes that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with the GAAP. Except as disclosed pursuant to Section 5.1(h), Borrower knows of no pending investigation of Borrower or any Material Subsidiary by any taxing authority or any pending but unassessed tax liability of Borrower or any Material Subsidiary that could reasonably be expected to have a Material Adverse Effect. There is no tax assessment proposed in writing, or to the knowledge of Borrower, threatened, against Borrower or any of its Subsidiaries that could, if made, be reasonably expected to have a Material Adverse Effect. No Company is party to any tax sharing agreement.

3.11 Margin Securities. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board and no part of the proceeds of any extension of credit hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

3.12 ERISA. As of the Effective Date, no Company is party to or bound to any Multiemployer Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could result in a Material Adverse Effect. Except as set forth on Schedule 3.12, as of March 29, 2014, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

3.13 Disclosure. (a) Borrower has delivered to Administrative Agent and the Lenders Borrower’s projected consolidated profit and loss statements prepared on a quarterly and annual basis for its 2016, 2017, 2018, 2019, and 2020 Fiscal Years. Such projections and all other financial projections and forecasts delivered to Administrative Agent and the Lenders in connection with this Agreement have been prepared by Borrower in good faith based upon reasonable assumptions believed by Borrower to be reasonable at the time made available to Administrative Agent and the Lenders, it being recognized by Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, and that actual results during the period or periods or covered by such projections may differ significantly from the projected results and such differences may be material.

(b) All factual information furnished by or on behalf of any Obligor in writing to Administrative Agent or any Lender (including all factual information contained in the Loan Documents, but excluding any information of a general economic or industry specific nature) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of any Obligor to Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect taken as a whole at such time in light of the circumstances under which such information was provided.

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3.14 Subsidiaries; Ownership; Equity Rights; Investments.

(a) Subsidiaries; Ownership; Equity Rights. As of the Effective Date, Borrower has no Subsidiaries. As of the Effective Date, the Parent owns and controls 100% of the Equity Interests in Borrower. All of the Equity Interests issued by Borrower have been validly issued. As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Equity Interests of Borrower nor are there any outstanding obligations of Borrower to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower.

(b) Investments. Set forth in Schedule 3.14 is a complete and correct list of all Equity Interests in any other Persons held by any Company on the Effective Date and, for each such Investment, (i) the identity of the Company holding such Investment and (ii) if known, the percentage of such Company’s ownership interest in the Person subject to such Investment.

3.15 Agreements. Neither Borrower nor any Material Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument (including any agreement or instrument governing or evidencing Material Indebtedness) to which it is a party other than defaults which could not reasonably be expected to have a Material Adverse Effect.

3.16 Compliance with Laws. Neither Borrower nor any Material Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator applicable to it or its properties (including the Food and Drug Laws), other than violations which could not reasonably be expected to have a Material Adverse Effect.

3.17 Investment Company Act. No Obligor is required to be registered as an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. No Obligor is subject to regulation under any other federal or state statute or regulation that limits its ability to incur Indebtedness or that otherwise renders all or any portion of the Obligations unenforceable.

3.18 Environmental Matters. Except for those matters which will not, individually or in the aggregate, have a Material Adverse Effect:

(a) Borrower, each of its Subsidiaries, and all of their respective properties, assets, and operations are, and within the period of all applicable statutes of limitation have been, in full compliance with all Environmental Laws. Borrower is not aware of, nor has it received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower and its Subsidiaries with all Environmental Laws;

(b) Borrower and each of its Subsidiaries have obtained all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

(c) Hazardous Materials are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Hazardous Materials

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have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to material liability of any Company under any applicable Environmental Law or otherwise result in material costs to any Company, or (ii) interfere with a Company’s continued operations, or (iii) impair the fair saleable value of any material real property owned or leased by any Company;

(d) There is no judicial, administrative, or arbitral proceeding (including any written notice of violation or alleged violation) under or relating to any Environmental Law to which, any Company is, or to the knowledge of Borrower, any Company will be, named as a party that is pending or, to the knowledge of Borrower, threatened;

(e) No Company has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Hazardous Materials; and

(f) No Company has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

3.19 Solvency. Borrower is, and will be after giving effect to the Transactions, individually and together with its Subsidiaries, Solvent.

3.20 Common Enterprise; Benefit Received. Borrower and its Material Subsidiaries are members of an affiliated group and are collectively engaged in a common enterprise with one another. Each Obligor will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Each Obligor will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

3.21 Purchase of Farm Products. Each Obligor has utilized its commercially reasonable efforts in connection with its purchase or other acquisition of any Farm Products to insure that all Liens (except the Lien granted pursuant to the Security Documents) in such Farm Products have been terminated or released.

3.22 Packers and Stockyards Act, 1921. Each Obligor has complied in all material respects with the Packers and Stockyards Act, 1921, as amended (7 U.S.C. §§ 181-229) and the regulations promulgated thereunder so that the trust for the benefit of all unpaid cash sellers or growers of poultry covered thereby shall not arise in connection with its purchase of any such poultry. No Obligor has taken any action which would impair its ability to benefit from the trust established under the Packers and Stockyards Act in connection with any sales by any Obligor of poultry covered by the Act.

3.23 Sanctions/Anti-Corruption Representations.

(a) No Obligor nor any of its Affiliates is in violation of any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions.

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(b) No Obligor nor any of its Subsidiaries, nor to its knowledge any of its other Affiliates or any director, officer, employee or agent of any Obligor or any of its Affiliates, is a Person (each such Person, a “Sanctioned Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a region, country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(c) No Obligor will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Lender of other Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

(d) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable.

3.24 Insurance. The properties of each Obligor and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Obligor or the applicable Subsidiary operates.

3.25 Labor Matters, Etc. There are no strikes, lockouts, work stoppages or other labor disputes against any Obligor or any of its Subsidiaries, or, to the knowledge of Borrower, threatened against or affecting any Obligor or any of its Subsidiaries, in each case, which could reasonably be expected to result in a Material Adverse Effect.

3.26 Security Documents. The provisions of the Security Documents are or upon execution will be effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid, and enforceable Lien (subject only to Permitted Encumbrances) on all right, title and interest of each Obligor in the Collateral described therein.

3.27 Inventory. (a) All Inventory, to the extent applicable, (i) complies with all applicable laws, including: (A) the Federal Food, Drug and Cosmetic Act and all acts amending or supplementing such act, (B) the rules and regulations promulgated from time to time by the U.S. Department of Agriculture, (C) the Fair Packaging and Labeling Act, (D) the Food Additives Amendment of 1958, (E) the Color Additives Amendment of 1960, (F) the Federal Trade Commission Act, (G) the Organic Foods Production Act of 1990, and (H) the pure food and drug laws of each state of the United States or foreign country into which any such Inventory would normally be shipped by any Obligor or its Subsidiaries, and all amendments to each of the foregoing, and all regulations and rules implemented thereunder (collectively, the “Food and Drug Laws”), (ii) has been manufactured, stored and delivered in accordance with appropriate “Good Manufacturing Practices” or similar practices that may be promulgated under the foregoing Food and Drug Laws, (iii) is not and will not be adulterated or misbranded within the meaning of any of the foregoing Food and Drug Laws, (iv) is not and will not be prohibited from

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being introduced into interstate commerce under the provisions of any of the foregoing Food and Drug Laws, and (v) does not and will not contain a hazardous substance or a banned substance within the meaning of any of the foregoing Food and Drug Laws and (b) all packaging used to package such Inventory is and will be in compliance with the Nutrition Labeling and Education Act of 1990, and usable in the Ordinary Course of Business for products, if any, currently being sold to retail or food service accounts, except, in the case of each of clauses (a) and (b) above, for such non-compliance which could not reasonably be expected to result in a Material Adverse Effect.

3.28 Eligible Accounts. As to each Accounts Receivable that is identified by Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Administrative Agent, such Accounts Receivable is (a) a bona fide existing payment obligation of the applicable account debtor thereof created by the sale and delivery of Inventory or the rendition of services to such account debtor in the Ordinary Course of Business of the applicable Obligor, (b) owed to the applicable Obligor without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation except as set forth or taken into account in such Borrowing Base Certificate, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any excluding criteria determined at the discretion of Administrative Agent) set forth in the definition of Eligible Accounts.

3.29 Eligible Inventory. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Administrative Agent, such Inventory is (a) of good and merchantable quality, free from known defects and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any excluding criteria determined at the discretion of Administrative Agent) set forth in the definition of Eligible Inventory.

4. CONDITIONS PRECEDENT

4.1 Effective Date. The obligations of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which Administrative Agent shall have received each of the following, in each case reasonably satisfactory to Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

(a) Executed Counterparts. From each party thereto, a counterpart of this Agreement and the other Loan Documents to be executed and delivered as of the Effective Date, signed and delivered on behalf of such party.

(b) Opinions of Counsel to Obligor. Written opinions (addressed to Administrative Agent, the Lenders, Swingline Lender and Issuing Lender and dated the Effective Date) of counsel to each Obligor (including New York and Delaware counsel and counsel for each other state in which an Obligor is organized or a Mortgage is to be recorded) regarding the Transactions and such other matters as Administrative Agent shall reasonably request.

(c) Corporate Documents. Such documents and certificates as Administrative Agent may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions, and the identity, authority, and capacity of each Responsible Officer authorized to act on behalf of an Obligor in connection with the Loan Documents.

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(d) Security Documents. The Security Agreement, duly executed and delivered by the Obligors and Administrative Agent, and the results, dated as of a recent date prior to the Effective Date, of searches conducted (i) in the applicable records in each of the governmental offices in each jurisdiction in which any Obligor, or any personal property and fixture Collateral is located and (ii) of the records maintained by the U.S. Patent and Trademark Office and the U.S. Copyright Office with respect to all United States patents and patent applications, all United States registered trademarks and trademark applications and all United States registered copyrights and copyright applications constituting part of the Collateral, which in each case shall have revealed no Liens with respect to any of the Collateral except Permitted Encumbrances or Liens as to which Administrative Agent shall have received (and is authorized to file) termination statements or documents (Form UCC-3 or such other termination statements or documents as shall be required by applicable law) fully executed or duly authorized for filing. In addition, Administrative Agent shall have received evidence that satisfactory provision has been made for all filings, registrations and recordings to be made in the appropriate governmental offices, and all other action has been taken, that Administrative Agent deems necessary or desirable in order to create, in favor of Administrative Agent on behalf of the Secured Parties, a perfected Lien on the Collateral described, and to the extent contemplated, in the Security Agreement, subject to no other Liens except for Permitted Encumbrances, including the receipt of fully executed Control Agreements as required hereby, and the Collateral Access Agreements required to be delivered pursuant to the Security Agreement. Without limiting the foregoing, each Obligor shall deliver: (y) all certificates, if any, representing the outstanding Equity Interests of each Subsidiary owned by or on behalf of such Obligor as of the Effective Date after giving effect to the Transactions (except that certificates representing Equity Interests of any Tax Preferred Subsidiary shall be limited to 65% of the outstanding voting Equity Interest and 100% of non-voting Equity Interests of such Tax Preferred Subsidiary), promissory notes, if any, evidencing all Indebtedness owed to such Obligor as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes and (z) all documentation, including UCC financing statements, required by law or reasonably requested by Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement.

(e) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons reasonably satisfactory to Administrative Agent:

(i) one or more amended and restated Mortgages covering the facilities of Borrower identified on Schedule 4.1(e), in each case duly executed and delivered by the parties thereto in recordable form (in such number of copies as Administrative Agent shall have reasonably requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property;

(ii) an Environmental Indemnity Agreement duly executed and delivered by Borrower (in such number of copies as Administrative Agent shall have reasonably requested);

(iii) one or more mortgagee policies of title insurance (or bring-down endorsements of existing mortgagee policies of title insurance) in the form of and issued by one or more title companies reasonably satisfactory to Administrative Agent (the “Title Companies”),

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insuring the validity of the Liens created under each Mortgage for and in amounts and containing such endorsements and affirmative coverage reasonably satisfactory to Administrative Agent, subject only to such exceptions as are reasonably satisfactory to Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and, appropriate, duly executed;

(iv) copies of the most recent as-built surveys of each parcel of the Mortgaged Property available to Borrower and prepared by a registered surveyor;

(v) copies of the most recent appraisals of each parcel of the Mortgaged Property available to Borrower; and

(vi) such other documents and instruments in connection with the Mortgages as shall reasonably be deemed necessary by Administrative Agent (including life of loan flood hazard determination certificates for all Mortgaged Properties and, if applicable, related Borrower notices), and evidence that all other actions that Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

In addition, Borrower shall have paid or made satisfactory provision to pay to the Title Companies (y) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (z) an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office.

(f) Insurance. Evidence that all insurance (including flood insurance to the extent applicable) required to be maintained under this Agreement and the Security Documents has been obtained and is in effect, together with the certificates of insurance, naming Administrative Agent, on behalf of the Lenders and Issuing Lender, as an additional insured and a lender’s loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Obligors that constitute Collateral and all endorsements thereto required under this Agreement and the Security Documents.

(g) Solvency. A certificate from the chief financial officer of Borrower certifying that Borrower, as of the Effective Date and after giving effect to the Transactions, is Solvent.

(h) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (excluding undrawn letters of credit that are deemed to be Letters of Credit hereunder) under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full.

(i) Borrowing Base Certificates. A Borrowing Base Certificate dated as of the last day of the month most recently ended not more than 30 days prior to the Effective Date.

(j) Financial Compliance. The financial statements of the Consolidated Group referenced in Section 3.2(a).

(k) Officer’s Certificate. A certificate of a Responsible Officer of Borrower, dated the Effective Date, certifying (i) either (x) evidence that all authorizations or approvals of any Governmental Authority and approvals or consents of any other Person, required in connection with the Transactions shall have been obtained or (y) that no such authorizations,

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approvals, and consents are so required and (ii) compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.2.

(l) Budget. A budget of Borrower and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Borrower, of consolidated balance sheets and statements of income or operations and cash flows of Borrower and its Subsidiaries on a quarterly and annual basis for Fiscal Years ended in 2016, 2017, 2018, 2019 and 2020.

(m) Fees. Evidence that Borrower shall have paid all accrued fees and expenses of Administrative Agent and the Lenders as required to be paid on the Effective Date under the terms of the Fee Letter or any other letter agreements between Borrower and Administrative Agent, including (unless waived by Administrative Agent) the fees, charges and disbursements of Greenberg Traurig, LLP, special New York counsel to Administrative Agent, in connection with the negotiation, preparation, execution and delivery of the Loan Documents (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

(n) Know Your Customer Requirements. All documents, certificates, and other information requested by each Lender pursuant to Section 10.13 at least 3 Business Days prior to the Effective Date.

(o) Intentionally Omitted.

(p) Other Documents. Such other assurances, certificates, documents consents, or opinions as Administrative Agent or any Lender (through Administrative Agent) may reasonably request.

Administrative Agent shall notify Borrower, Issuing Lender and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.2 Each Credit Event. The obligation of any Lender or Issuing Lender to make a Credit Extension hereunder (including the initial Borrowing hereunder), is subject to the satisfaction of the following conditions:

(a) the representations and warranties of each Obligor set forth in this Agreement and of the other Loan Documents to which it is a party, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, both before and immediately after giving effect thereto, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), and except that for purposes of this Section 4.2, the

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representations and warranties contained in Section 3.2(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.1(a) and 5.1(b), respectively;

(b) at the time of and immediately after giving effect to such Credit Extension, no Default shall have occurred and be continuing;

(c) at the time of and immediately after giving effect to such Credit Extension, the total Revolving Credit Exposures shall not exceed the lesser of the total Revolving Credit Commitments and the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate;

(d) Administrative Agent and, if applicable, Issuing Lender or Swingline Lender shall have received a Borrowing Request, or a notice requesting the issuance, amendment, renewal, or extension of such Letter of Credit, as the case may be, in each case, in accordance with the requirements of this Agreement; and

(e) if such Credit Extension is the making of a Delayed Draw Term Loan, Borrower shall have demonstrated pro forma compliance with all the financial covenants in Section 7 as of the most recently ended Fiscal Quarter for which financial statements are available and calculated for any financial covenant which is tested over a period of time as if such Indebtedness were incurred on the first day of such period and as if the interest rate in effect on the date of calculation was the interest rate in effect for the entire period.

Borrower shall be deemed to make a representation and warranty to Administrative Agent, the Lenders, and the Issuing Lender on the date of each Credit Extension hereunder as to the matters specified in clauses (a), (b), and (c) of this Section 4.2.

5. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until all the Obligations have been Fully Satisfied, Borrower will perform and observe the following affirmative covenants:

5.1 Reporting Requirements. Borrower will furnish to Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year of Reporting Company, (i) a copy of the financial statements of Reporting Company and its Subsidiaries for such Fiscal Year containing, on a consolidated and (as to Material Subsidiaries) consolidating basis, a balance sheet and related statements of operations, stockholders’ equity and cash flows as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and (except for the consolidating financial statements) accompanied by an opinion of independent certified public accountants of recognized standing reasonably acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such financial statements fairly present the financial condition and results of operations of Reporting Company and its Subsidiaries on a consolidated basis in accordance with GAAP, (ii) so long as such certificate is able to be obtained on commercially reasonable terms, a certificate of such accountants stating whether, in the conduct of their audit, such accountants have become aware of any Default pertaining to or involving accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof, and (iii) a certification of a Responsible Officer of Reporting

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Company that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Reporting Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters in each Fiscal Year, a copy of the unaudited financial statements of Reporting Company and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and (as to Material Subsidiaries) consolidating basis, a balance sheet and related statements of operations, stockholders’ equity and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year (or, in the case of the balance sheet, as of the end of the preceding Fiscal Year) all in reasonable detail certified by Responsible Officer of Reporting Company to have been prepared in accordance with GAAP and to fairly present in all material respects (subject to year-end audit adjustments) the financial condition and results of operations of the Persons the subject thereof, on a consolidated and (as to Material Subsidiaries) consolidating basis, at the date and for the periods indicated therein;

(c) Compliance Certificate. Simultaneously with the delivery of all the financial statements required to be delivered under clauses (a), (b), or (k) of this Section, a certificate in substantially the form of Exhibit 5.1(c) of a Responsible Officer of Borrower and, if Pubco is the Reporting Company, Pubco (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) calculating the Consolidated Funded Debt to Capitalization Ratio as of the last day of such period, (iii) setting forth reasonably detailed calculations of the financial covenants set forth in Section 7 for such period, (iv) stating whether any change in GAAP or in the application thereof that has an impact on the financial statements of the Consolidated Group or the calculation of the financial covenants set forth in Section 7 has occurred since the date of the audited financial statements referred to in Section 3.2 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) accompanied by a narrative financial summary for the Fiscal Quarter and the portion of the Fiscal Year then ended, in a form reasonably acceptable to Administrative Agent; provided, that the items set forth in subclauses (iii) through (v) of this clause (c) shall only be included on Compliance Certificates delivered in connection with the financial statements required to be delivered under clauses (a) and (b) of this Section;

(d) Borrowing Base Reports.

(i) Monthly Full Borrowing Base Reports. As soon as available and in any event within 20 days after the end of each Fiscal Period (the last day of each Fiscal Period, herein the “Report Date”), a Borrowing Base Certificate prepared as of the applicable Report Date together with such other information as Administrative Agent may reasonably request from time to time with adequate prior written notice, including (if so requested):

(A) a detailed aging, by total, of each Obligor’s Accounts Receivable, together with a reconciliation and supporting documentation for any reconciling items noted;

(B) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base;

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(C) a summary aging, by vendor, of each Obligor’s accounts payable and any book overdraft and an aging, by vendor, of any held checks;

(D) a detailed report regarding each Obligor’s cash and Cash Equivalents; and

(E) a monthly Accounts Receivable roll-forward, in a format reasonably acceptable to Administrative Agent, tied to the beginning and ending account receivable balances of each Obligor’s general ledger; and

(ii) Weekly Borrowing Base Reports. Within 3 days after the end of each Friday (or if Friday is not a Business Day, on the immediately following Business Day) upon the occurrence and during the continuance of a Liquidity Period, a Borrowing Base Certificate calculating the Weekly Pro Forma Borrowing Base as of the immediately preceding Friday;

(e) Notice of Litigation. Promptly after the commencement thereof, notice of each action, suit, investigation and proceeding before any Governmental Authority or arbitrator affecting Borrower or any Material Subsidiary which (i) involves any Loan Document or the Transactions, (ii) could reasonably be expected to result in liability of Borrower or any Material Subsidiary in any individual case in excess of $5,000,000, or (iii) could reasonably be expected to result in a Material Adverse Effect;

(f) Notice of Default. Promptly and in any event within 5 Business Days after a Responsible Officer of Borrower has knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

(g) ERISA Reports.

(i) Promptly upon Borrower or any of its Subsidiaries becoming party to or bound to any Multiemployer Plan, a written notice setting forth the relevant details of such Borrower’s or Subsidiary’s participation in such Multiemployer Plan;

(ii) On or before the last day of the plan year following the plan year that Borrower or any of its Subsidiaries becomes a party to or bound to any Multiemployer Plan, Borrower shall, pursuant to Section 101(l) of ERISA, request in writing from the plan sponsor or administrator of each Multiemployer Plan a notice of potential Withdrawal Liability as of the last day of the plan year preceding the date of the request with an explanation of how such estimated liability was determined and promptly deliver to Administrative Agent copies of any such notices received from the plan sponsor or administrator of each Multiemployer Plan; and

(iii) Promptly after a Responsible Officer of Borrower has knowledge of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $3,000,000, a written notice setting forth the details of such ERISA Event and the action that Borrower has taken and proposes to take with respect thereto;

(h) Notice of Material Events and Material Adverse Effect. Promptly and in any event within 5 Business Days after a Responsible Officer of Borrower has knowledge of the occurrence thereof, written notice of the occurrence of any of the following:

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(i) the occurrence of any Event of Loss with respect to the property or assets of any Obligor aggregating $5,000,000 or more;

(ii) the occurrence of any event or transaction for which Borrower is required to make a mandatory prepayment pursuant to Section 2.10;

(iii) any material change in accounting policies or financial reporting practices by any Obligor or any of its Subsidiaries; and

(iv) any matter that could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.1(h) shall be accompanied by a statement of a Responsible Officer or general counsel of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;

(i) Press Release; Proxy Statements, Etc. Promptly after becoming publicly available, one copy of each press release sent by Borrower and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the SEC or any successor agency;

(j) General Information. Promptly, such other information concerning Borrower or any Subsidiary as Administrative Agent or any Lender, acting through Administrative Agent, may from time to time reasonably request;

(k) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each of the first 2 Fiscal Periods of each Fiscal Quarter, a copy of the unaudited financial statements of Reporting Company and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and (as to Material Subsidiaries) consolidating basis, balance sheet and related statements of operations, stockholders’ equity and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year (or, in the case of the balance sheet, as of the end of the preceding Fiscal Year) all in reasonable detail certified by a Responsible Officer of Reporting Company to have been prepared in accordance with GAAP and to fairly present in all material respects (subject to year-end audit adjustments) the financial condition and results of operations of the Persons the subject thereof, on a consolidated and (as to Material Subsidiaries) consolidating basis, at the date and for the periods indicated therein;

(l) Budget and Projections. As soon as available, but in any event before the end of each Fiscal Year, an annual budget and financial projections of Reporting Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Reporting Company, in form reasonably satisfactory to Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Reporting Company and its Subsidiaries on a quarterly basis for such Fiscal Year, which plan and budget shall (i) state the assumptions used in preparation thereof, and (ii) be accompanied by a statement of a Responsible Officer of Reporting Company that, to the best of such Responsible Officer’s knowledge, such plan and budget is a good faith estimate (based upon assumptions that were reasonable in light of the conditions existing at the time of the preparation thereof) for the period covered thereby; and

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(m) Other Real Property. Simultaneously with the delivery of the Compliance Certificate in connection with the financial statements required to be delivered under Section 5.1(a), to the extent not previously furnished under this Section 5, a report supplementing Schedule 3.6 with respect to all real property acquired by any Obligor during such Fiscal Year, each such report to be signed by a Responsible Officer or general counsel of Borrower and to be in a form reasonably satisfactory to Administrative Agent.

Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and if so, shall be deemed to have been delivered on the date on which such documents are posted electronically by any Obligor or on such Obligor’s behalf on the Platform to which each Lender and Administrative Agent have access; provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender who requests Borrower to deliver such paper copies until written request to cease delivering paper copies is given by Administrative Agent or such Lender, (ii) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent and each Lender of the posting of any such documents and provide to Administrative Agent by email electronic versions (i.e. soft copies) of such documents, and (iii) in every instance Borrower shall provide paper copies of each Compliance Certificate and each Borrowing Base Certificate to Administrative Agent. Except for the Compliance Certificates and the Borrowing Base Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. To the extent delivery of any of the documents referred to above shall come due on a day other than a Business Day, delivery of such documents shall be required (notwithstanding the provisions above) to be made on the next following Business Day.

5.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 6.3, Borrower will, and will cause each Material Subsidiary to, preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. Borrower will, and will cause each Material Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

5.3 Maintenance of Properties. Borrower will, and will cause each Material Subsidiary to, maintain, keep, and preserve in all material respects all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).

5.4 Taxes and Claims.  Borrower will, and will cause each Material Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all Taxes imposed on it or its income or profits or any of its property which are material in amount (either individually or in the aggregate) and (b) all lawful claims for labor, material, and supplies, which are material in amount (either individually or in the aggregate) and which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Material Subsidiary shall be required to pay or discharge any such Tax or claim which is being contested in good faith by appropriate proceedings diligently pursued, for which adequate reserves have been established in accordance with GAAP, and for which the failure to make

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payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

5.5 Insurance.

(a) Insurance Coverage. Borrower will maintain, and will cause each Subsidiary to maintain, insurance coverage with financially sound and reputable insurers in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business and owning and operating similar properties as the Collateral. Without limiting the foregoing, Borrower agrees that it will, and will cause each Subsidiary to, continuously maintain the following described policies of insurance to the extent available:

(i) property insurance, including business interruption insurance, against loss and damage by all risks of direct physical loss or damage, including fire, windstorm, earthquake, builders risk (including construction and repair period coverage) and other risks covered by the so called “all risks” form of property insurance policy with actual cash value endorsements; provided, however, that the amount of such insurance with respect to the Collateral shall not at any time be less than a blanket limit of $100,000,000 in the aggregate; and provided, further that such insurance policy shall provide that not more than $3,000,000 may be deductible from the loss payable with respect to any casualty;

(ii) fiduciary liability insurance with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Obligors and similarly situated; provided, however, that the amount of such insurance shall not be less than $20,000,000; and provided, further, that such insurance shall provide with respect to the Obligors that not more than $3,000,000 may be deductible from any loss payable and that with respect to individuals that not more than $500,000 may be deductible from any loss payable with respect to any occurrence;

(iii) workers compensation insurance and employer’s liability insurance, for all employees of the Obligors engaged on or with respect to any of the Mortgaged Property and with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Obligors and similarly situated, or if such limits are established by law, in such amounts;

(iv) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure pipings, heating, air conditioning and elevator equipment; provided the improvements located at the Mortgaged Property contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of such equipment, in such amounts and with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Obligors and similarly situated;

(v) insurance insuring against public liability for loss or damage (including bodily injury) to persons or property of others from such risks and in such amounts as are customary for companies of established size and reputation engaged in substantially the same business as the Obligors and similarly situated (including construction and repair period coverage); provided, however, that in no event shall the amount of such insurance be less than an aggregate of $50,000,000 under a combined single limit of liability for such loss; and

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provided, further, that such insurance policy shall provide that not more than $3,000,000 may be deductible from any loss payable; and

(vi) flood insurance required by Section 3.6 up to the maximum limits available under the National Flood Insurance Program for each Mortgaged Property.

(b) Forms of Policies. Any insurance policies carried in accordance with this Section shall be written by companies of recognized international or national standing and (except for such fiduciary liability insurance): (i) shall with respect to the insurance described in clause (a)(v) above, name Administrative Agent as an additional insured, as its interests may appear, (ii) in the case of policies covering loss or damage to the Collateral, (A) shall provide that such losses, if any, shall be payable solely to Administrative Agent under a standard lender’s loss payee clause reasonably satisfactory to Administrative Agent, (B) shall provide that Administrative Agent’s interest shall be insured regardless of any breach or violation by any Obligor of any warranties, declarations or conditions contained in such policies, and (C) as to the interest of Administrative Agent therein, shall not be invalidated by the use or operation of the Collateral for purposes which are not permitted by such policies, nor by any foreclosure or other proceedings relating to the Collateral, (iii) except with respect to the insurance described in clause (a)(iii) of this Section, the insurers shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Obligor, and (iv) Borrower shall use commercially reasonable efforts to cause such policies to provide that the insurers will, or will through their agents, endeavor to provide Administrative Agent with not less than 30 days prior written notice of cancellation or termination of such policy (other than for non–payment of premiums, in which case not less than 10 days’ prior written notice shall be sufficient).

(c) Evidence of Insurance. Borrower shall furnish Administrative Agent with certificates or other reasonably satisfactory evidence of maintenance of the insurance required hereunder and, with respect to any renewal policy or policies, shall furnish certificates evidencing such renewal not less than 30 days prior to the expiration date of the original policy or renewal policies or if not so available, immediately upon the receipt thereof.

5.6 Inspection Rights. At any reasonable time and from time to time prior to a Default upon 1 Business Day’s prior notice and at any reasonable time after the occurrence and during the continuance of a Default, Borrower will, and will cause each other Obligor to, permit representatives of Administrative Agent to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers and employees. At any reasonable time and from time to time, Borrower will, and will cause each Subsidiary to, permit representatives of Administrative Agent to discuss its business, operations, and financial conditions with its independent certified public accountants in any meeting arranged and attended by representatives of Borrower. Borrower will arrange any such meetings with its independent certified public accountants promptly after the Administrative Agent’s request. Any representative of a Lender may accompany Administrative Agent during any of the visits, inspections or meetings conducted pursuant to the foregoing sentences. Administrative Agent shall use commercially reasonable efforts to notify each Lender of each visit, inspection or meeting conducted pursuant to the foregoing sentence and upon a Lender’s request, Administrative Agent shall provide the requesting Lender any written materials obtained from the Obligors in connection with any such visits, inspections or meetings. Administrative Agent shall also have the right to verify with any and all customers of any

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Obligor the existence and conditions of receivables included in the Collateral, as often as Administrative Agent may reasonably require, with prior reasonable notice to Borrower if no Event of Default has occurred but without prior notice to Borrower if an Event of Default exists. All correspondence sent in connection with any such verification with customers prior to the occurrence of an Event of Default shall be sent with Borrower’s participation and on the applicable Obligor’s letterhead with a return address under the control of Administrative Agent. Additionally, each Obligor shall permit any representatives designated by Administrative Agent (including any consultants, accountants, collateral auditors and appraisers) to conduct appraisals, valuations and audits of inventory and accounts receivable, and inspections of the Collateral at such times during normal business hours and intervals as reasonably designated by Administrative Agent; provided, if no Event of Default exists, Borrower shall not be liable for the costs of more than 2 such appraisals, audits, valuations and inspections in any calendar year and Administrative Agent shall provide reasonable prior notice of such appraisals, audits, valuations and inspections.

5.7 Keeping Books and Records. Borrower will, and will cause Reporting Company and each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

5.8 Compliance with Laws. Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than such noncompliance which could not be reasonably expected to have a Material Adverse Effect

5.9 Compliance with Agreements. Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not be reasonably expected to have a Material Adverse Effect; provided, that the failure to comply with any such agreement, contract or instrument requiring the payment of Indebtedness shall not constitute a breach of this Section 5.9 unless such failure would give rise to an Event of Default under Section 8.1(i).

5.10 Certain Obligations Respecting Subsidiaries. Borrower shall take such action, and shall cause each of its Material Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Material Subsidiaries (other than any Tax Preferred Subsidiaries) are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Material Subsidiary other than a Tax Preferred Subsidiary, Borrower shall, and shall cause each of its Subsidiaries to, within 30 days (or such longer period as Administrative Agent may agree) after such formation or acquisition cause such new Material Subsidiary to take the following actions:

(a) such Material Subsidiary will become a “Subsidiary Guarantor” hereunder by executing and delivering a Guaranty Agreement (or joinder thereto), and become a “Grantor” under the Security Agreement by executing and delivering a supplement to the Security Agreement;

(b) Borrower shall furnish to Administrative Agent updated Schedules 3.6, 3.14, and 4.1(e) with respect to such Material Subsidiary, in form and detail substantially consistent with those provided in respect of Borrower on the Effective Date;

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(c) Borrower shall cause such Material Subsidiary (or the owner of the shares or other Equity Interests of such Material Subsidiary, as applicable) to take such action (including delivering certificates evidencing such Equity Interests, delivering such Uniform Commercial Code financing statements, executing and delivering security agreements for filing and recording in the United States Patent and Trademark Office and the United States Copyright Office and executing and delivering Mortgages covering the real property (other than real property that is Excluded Real Property) and fixtures owned or leased by such Material Subsidiary) as shall be reasonably necessary or advisable in the opinion of Administrative Agent, and in form and substance reasonably satisfactory to Administrative Agent, to create and perfect valid and enforceable Liens, subject to no other Liens except for Permitted Encumbrances, on substantially all of the property (other than property that is “Excluded Property” (as defined in the Security Agreement) and real property that is Excluded Real Property, if any) of such new Material Subsidiary and all of the Equity Interests in such new Material Subsidiary as collateral security for the Obligations to the extent substantially consistent with the Security Agreement and the Mortgages as then in effect;

(d) with respect to each parcel of real property owned or held by such Material Subsidiary (other than real property that does not constitute Mortgaged Property, if any), Borrower shall cause each Material Subsidiary to execute and deliver to Administrative Agent an Environmental Indemnity Agreement and to provide to Administrative Agent such title reports and title insurance, appraisals, surveys and engineering, soils and other reports, environmental assessment reports, flood insurance certificates, and other documents and instruments as Administrative Agent or the Required Lenders (through Administrative Agent) shall reasonably request, each in scope, form and substance reasonably satisfactory to Administrative Agent, provided, however, that to the extent that Borrower or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to Administrative Agent; and

(e) Borrower shall cause such new Material Subsidiary to deliver such proof of corporate action, incumbency of officers, opinions of counsel, “Know your customer” information and other documents as is consistent with those delivered by each Obligor pursuant to Section 4.1 on the Effective Date or as Administrative Agent shall have reasonably requested;

provided, however, the foregoing requirements of clauses (a) through (e) of this Section 5.10 shall not apply in connection with any new Tax Preferred Subsidiary, and Borrower shall only be required to, or cause the Guarantor that is the owner of the Equity Interests of such Tax Preferred Subsidiary to, take such action (including delivering certificates and transfer powers for such Equity Interests and delivering Uniform Commercial Code financing statements) as shall be necessary or advisable in the opinion of Administrative Agent, and in form and substance reasonably satisfactory to Administrative Agent, to create and perfect valid and enforceable Liens, subject to no other Liens except for Permitted Encumbrances, on 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in each such new Tax Preferred Subsidiary as collateral security for the Obligations.

5.11 Further Assurances.

(a) General Further Assurances. Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be reasonably requested by Administrative Agent to carry out the provisions and purposes

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of the Loan Documents and to create, preserve, and perfect the Liens of Administrative Agent for the benefit of itself and the Secured Parties in the Collateral, subject in each case to the terms of the Security Agreement and the Mortgages.

(b) Additional Assets. Subject to the terms of the Security Agreement, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Obligor after the Effective Date or if any Lien encumbering any material assets of an Obligor which are not Collateral is released or otherwise discharged after the Effective Date, Borrower shall notify Administrative Agent and the Lenders thereof, and, if requested by Administrative Agent or the Required Lenders, Borrower will cause such assets to be subjected to a Lien in favor of Administrative Agent securing the Obligations and will take, and cause the applicable other Obligors to take, such actions as shall be necessary or reasonably requested by Administrative Agent to grant and perfect such Liens and deliver such other documents (including the delivery of such Mortgages, title insurance commitments, exception documents, surveys, appraisals, Environmental Indemnity Agreements, surveys and engineering, soils and other reports, environmental assessments, flood hazard certificates, opinions of counsel and other documents as may be requested by Administrative Agent) as is consistent with those delivered by each Obligor on the Effective Date, all at the expense of the Obligors; provided that the term “material assets” as used in this subsection shall not include: (i) assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof, (ii) assets financed with indebtedness permitted to be secured by a third party Lien hereunder, (iii) assets encumbered by other consensual Liens permitted hereby and not required to be Collateral under the Security Agreement, nor (iv) any “Excluded Property” (as defined in the Security Agreement) or Excluded Real Property.

(c) Mortgaged Property.

(i) Mortgages. With respect to each parcel of Mortgaged Property mortgaged under Section 5.11(b), Borrower shall promptly deliver each of the following:

(A) a Mortgage covering such parcel signed on behalf of Borrower, with a metes and bounds or other description of the parcel attached thereto;

(B) a title insurance commitment dated a current date and all documentation evidencing any exceptions to title reflected thereon showing a state of title and exceptions thereto reasonably acceptable to Administrative Agent;

(C) evidence of flood insurance, as required by Section 3.6;

(D) upon request of Administrative Agent, a survey of the parcel, certified by a licensed surveyor;

(E) upon request of Administrative Agent, an environmental report for the parcel, prepared by a third party environmental engineer; and

(F) a favorable opinion of counsel in each state in which such Mortgaged Property is located as to such matters as Administrative Agent may reasonably request.

(ii) Appraisals. If an Event of Default exists or one or more of the Lenders are required by applicable law to obtain an appraisal of the Mortgaged Property and Administrative Agent so requests, Borrower shall deliver or cause to be delivered to

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Administrative Agent a current appraisal of each parcel of the Mortgaged Property or any portion thereof requested by Administrative Agent, such appraisals to be in form and scope reasonably satisfactory to Administrative Agent.

(iii) Environmental Reports. If Administrative Agent at any time has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising under Environmental Laws of, any Obligor or related to any Mortgaged Property or any real property adjacent to any Mortgaged Property, then Borrower agrees, upon the request of Administrative Agent, to provide Administrative Agent with such environmental reports and assessments, engineering studies or other written material or data as Administrative Agent may reasonably require relating thereto.

(iv) Environmental Remediation. In the event that Administrative Agent determines from the environmental reports or information delivered pursuant to Section 5.11(c)(i) or pursuant to any other information, that remedial action to correct an adverse environmental condition is required under Environmental Law with respect to any Obligor or the Mortgaged Property or any other property of any Obligor, Borrower shall take such action as is required under Environmental Law to cure any material violation or potential violation of any Environmental Laws or any material actual or potential liability under any Environmental Law.

5.12 ERISA. Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which could reasonably be expected to have a Material Adverse Effect.

5.13 Packers and Stockyards Act Compliance. If Borrower or any other Obligor obtains live poultry by purchase in cash sales or by poultry grower arrangements, Borrower shall at its own expense take such steps to insure that any trust established under the Packers and Stockyards Act, 1921, as amended (7 U.S.C. §181 et seq.) shall not arise for the benefit of any unpaid cash sellers or growers on such poultry or on the inventory or accounts receivable derived therefrom.

5.14 Food Security Act Compliance.

(a) As Seller. Borrower agrees to deliver to Administrative Agent upon Administrative Agent’s request a list of all Persons to or through whom any Obligor may sell any of its Farm Products, such list to identify the name and address of such Person or Persons. In furtherance of the provisions of Section 5.11, Borrower agrees that it will, at any time, execute and assist in the preparation of any Effective Financing Statements (as such term is utilized in the Food Security Act) with respect to each jurisdiction that has established a Central Filing System (as defined in the Food Security Act) pursuant to the Food Security Act as Administrative Agent may reasonably request to protect Administrative Agent’s Liens under the Food Security Act as against the purchasers of the Obligors’ Farm Products. If Borrower shall fail to comply with the provisions of this Section 5.11 with respect to a sale of Farm Products, Borrower agrees to deliver or cause the applicable Obligor to deliver, the proceeds of such sale to Administrative Agent not later than 10 days after such sale. Borrower agrees to notify Administrative Agent of any type of Farm Product that any Obligor undertakes to produce after the date hereof that is different from the Farm Products it produces on the date hereof.

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(b) As Buyer. If any Obligor acquires any Collateral which may have constituted Farm Products in the possession of the seller or supplier thereof, Borrower shall, at its own expense, use its commercially reasonable efforts to take such steps to insure that all Liens (except the Liens granted pursuant hereto) in such acquired Collateral are terminated or released, including, in the case of such Farm Products produced in a state which has established a Central Filing System, registering with the Secretary of State of such state (or such other party or office designated by such state) and otherwise take such reasonable actions necessary, as prescribed by the Food Security Act, to purchase Farm Products free of Liens (except the Liens granted pursuant hereto); provided, however, that an Obligor may contest and need not obtain the release or termination of any Lien asserted by any creditor of any seller of such Farm Products, so long as it shall be contesting the same by proper proceedings and maintain appropriate accruals and reserves therefor in accordance with the GAAP. Upon Administrative Agent’s request, Borrower agrees to forward to Administrative Agent promptly after receipt copies of all notices of Liens and master lists of Effective Financing Statements delivered to any Obligor pursuant to the Food Security Act, which notices and/or lists pertain to any of the Collateral. Upon Administrative Agent’s request, Borrower agrees to provide Administrative Agent with the names of Persons who supply each Obligor with such Farm Products and such other information as Administrative Agent may reasonably request with respect to such Persons.

5.15 Cash Management Systems. Each Obligor shall, within 90 days of the Effective Date (or such longer period as Administrative Agent may agree in its sole discretion; provided Borrower is using commercially reasonable efforts), cause each of its Deposit Accounts (other than (a) any Deposit Account that is a zero balance account, (b) any Excluded Account, (c) any other Deposit Account that, together with all other Deposit Accounts that are not subject to a Control Agreement pursuant to this clause (c), have an aggregate balance of less than $500,000, and (d) any Deposit Account that Administrative Agent determines is not material) to be a Controlled Account. During a Liquidity Period, Administrative Agent shall have the right to (i) give any notice of exclusive control or similar notice under any Control Agreement with respect to any Controlled Account and (ii) direct the disposition of funds as may be required by Administrative Agent.

5.16 Post-Closing Matters. Notwithstanding anything to the contrary set forth in this Agreement, Borrower agrees that it shall, and it shall cause the other Obligors to, deliver to Administrative Agent on behalf of the Lenders each of the documents set forth on Schedule 5.16, in form and substance reasonably satisfactory to Administrative Agent, and/or take the actions set forth on Schedule 5.16, in a manner reasonably acceptable to Administrative Agent, on or before the deadlines set forth in Schedule 5.16 (as such deadlines may be extended by Administrative Agent in writing in its sole discretion). To the extent there is any conflict between the provisions of Section 4.1 of this Agreement and Schedule 5.16, the provisions of Schedule 5.16 shall control.

6. NEGATIVE COVENANTS

Borrower covenants and agrees that, until all the Obligations have been Fully Satisfied, Borrower will perform and observe the following negative covenants:

6.1 Indebtedness. Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Indebtedness, except, without duplication:

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(a) Indebtedness to the Lenders pursuant to the Loan Documents;

(b) Indebtedness described on Schedule 6.1(b), and any Refinancing Indebtedness in respect of such Indebtedness;

(c) Indebtedness of a Subsidiary owed to Borrower or another Subsidiary and Indebtedness of Borrower owed to a Subsidiary; provided the aggregate amount of such Indebtedness owed by Subsidiaries that are not Obligors under the permission of this clause (c) at any one time outstanding shall not exceed $10,000,000;

(d) Indebtedness of Borrower or any Subsidiary which is subordinated to the Obligations on terms and conditions approved by Administrative Agent in its reasonable discretion if at the time of the assumption or incurrence thereof and after giving effect thereto and the application of the proceeds thereof:

(i) No Default exists or would result therefrom;

(ii) After giving pro forma effect to the incurrence of such Indebtedness, Borrower is in compliance with all the financial covenants in Section 7 as of the most recently ended Fiscal Quarter for which financial statements are available and calculated for any financial covenant which is tested over a period of time, as if such Indebtedness were incurred on the first day of such period and as if the interest rate in effect on the date of calculation was the interest rate in effect for the entire period; and

(iii) Borrower delivers to Administrative Agent on or prior to the date of the assumption or incurrence of any Indebtedness under this clause (d) evidence of Borrower’s pro forma calculation of the financial covenants together with a certification signed by a Responsible Officer of Borrower regarding compliance with the requirements of this clause (d);

(e) Indebtedness of Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Capital Lease Obligations and Synthetic Lease Obligations) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Refinancing Indebtedness in respect of such Indebtedness that does not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding (including, for purposes of such calculation, the principal amount of any such Indebtedness that may be listed on Schedule 6.1(b)), (iii) no Default exists on the date of the incurrence or assumption thereof or would result therefrom, and (iv) such Indebtedness when incurred does not exceed the purchase price or cost of construction of such asset;

(f) Indebtedness of a Person who becomes a Subsidiary pursuant to an Acquisition permitted hereunder (or Indebtedness assumed by Borrower or any Subsidiary at the time and as a result of such an acquisition); provided that such Indebtedness was not incurred in connection with or in anticipation of such acquisition;

(g) Indebtedness for borrowed money of a Foreign Subsidiary, provided that the aggregate outstanding Dollar equivalent amount of all Indebtedness outstanding at any time under the permissions of this clause (g) and owed by all the Foreign Subsidiaries shall not at any time exceed $10,000,000;

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(h) Indebtedness arising in connection with Hedging Agreements permitted by Section 6.8;

(i) Indebtedness incurred in the Ordinary Course of Business under surety and appeal bonds, performance bonds, bid bonds, appeal bonds, and similar obligations;

(j) endorsements of instruments or other payment items for deposit;

(k) unsecured Indebtedness of Borrower or any Subsidiary for borrowed money, in addition to that specifically described above in clauses (a) through (j) of this Section 6.1; provided, that at the time of the assumption or incurrence thereof and after giving effect thereto and the application of the proceeds thereof:

(i) No Default exists or would result therefrom;

(ii) After giving pro forma effect to the incurrence of such Indebtedness, Borrower is in compliance with all the financial covenants in Section 7 as of the most recently ended Fiscal Quarter for which financial statements are available and calculated for any financial covenant which is tested over a period of time, as if such Indebtedness were incurred on the first day of such period and as if the interest rate in effect on the date of calculation was the interest rate in effect for the entire period; and

(iii) Borrower delivers to Administrative Agent on or prior to the date of the incurrence of any Indebtedness under this clause (k) evidence of Borrower’s pro forma calculation of the financial covenants together with a certification signed by a Responsible Officer of Borrower as to Borrower’s compliance with the requirements of this clause (k);

(l) unsecured Indebtedness of Borrower or any Subsidiary, in addition to that specifically described above in clauses (a) through (k) of this Section 6.1; provided, that at the time of the assumption or incurrence thereof and after giving effect thereto and the application of the proceeds thereof: (i) no Default exists or would result therefrom and (ii) the aggregate amount of the Indebtedness at any time outstanding under the permissions of this clause (l) shall not exceed $2,500,000; and

(m) (i) Guarantees described on Schedule 6.1(m), (ii) Guarantees of, or assumption of Indebtedness of, any other Person in either case to the extent the Person incurring such Guarantee or assuming such Indebtedness would have been permitted to incur the underlying Indebtedness under the other clauses of this Section 6.1, and (iii) other Guarantees; provided, that at the time of the assumption or incurrence thereof and after giving effect thereto (y) no Default exists or would result therefrom and (z) the aggregate amount of Guarantees at any time outstanding under the permissions of this clause (m) shall not exceed $5,000,000.

6.2 Liens; Restrictions on Subsidiaries. Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its assets whether now owned or hereafter acquired, except for Permitted Encumbrances. Borrower shall not, nor shall it permit any Subsidiary to, enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired other than: (a) the Loan Documents, (b) customary consensual encumbrances and restrictions contained in a purchase and sale agreement and imposed on Borrower or a Subsidiary (or its assets) to be sold in a transaction permitted hereby, and (c) in connection with the creation of Permitted Encumbrances, Borrower and any Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such Permitted Encumbrances. Except (y) as

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provided herein and (z) for customary consensual encumbrances and restrictions contained in a purchase and sale agreement and imposed on Borrower or a Subsidiary (or its assets) to be sold in a transaction permitted hereby, Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any Equity Interests issued by such Subsidiary and owned by Borrower or any Subsidiary, (2) subject to subordination provisions, pay any Indebtedness or other obligation owed to Borrower or any other Subsidiary, (3) make loans or advances to Borrower or any other Subsidiary, or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

6.3 Mergers, Etc. Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or wind-up, dissolve, or liquidate itself; provided that, if no Default exists or would result therefrom and all applicable obligations under Section 5.10 and the Security Agreement are complied with:

(a) a Subsidiary may wind-up, dissolve, or liquidate if its assets are transferred to Borrower or another Wholly-Owned Subsidiary;

(b) any Subsidiary may merge with and into Borrower if Borrower is the surviving entity;

(c) any Subsidiary may merge with and into any other Wholly-Owned Subsidiary; and

(d) any Subsidiary or Borrower may acquire all or a substantial part of the business or assets of any Subsidiary.

6.4 Restricted Payments. Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make, or set apart any sum for any Restricted Payment, except:

(a) after the consummation of the Initial Public Offering, Borrower may make distributions and/or expense reimbursements to Pubco in respect of (A) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of Pubco, (B) expenses of Pubco incidental to being a public reporting company, (C) reasonable fees and expenses related to the Initial Public Offering or any Additional Public Offering or private placement of Equity Interests of Pubco whether or not consummated, (D) franchise and similar Taxes of Pubco and other fees and expenses in connection with the maintenance of the existence of Pubco, (E) customary compensation and benefits payable by Pubco, and indemnities provided by Pubco on behalf of, its officers and directors of Pubco and (F) reasonable expenses paid by Pubco on behalf of Borrower;

(b) after the consummation of the Initial Public Offering, Borrower may make distributions to its members in an aggregate amount not to exceed $20,000,000 for each Fiscal Year ended after the Initial Public Offering;

(c) Borrower may make the Specified Dividend; provided, both before and immediately after giving effect to such Restricted Payment under this clause (c), no Default exists or would result therefrom and Excess Availability plus, during the IPO Consummation Period, Excess Cash, shall not be less than the greater of (i) 25% of the total Revolving Credit Commitments at such time and (ii) $45,000,000;

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(d) Borrower may make the IPO Dividend within 30 days after the date of the Initial Public Offering;

(e) other Restricted Payments declared, in the case of dividends, or made, in the case of other Restricted Payments, by Borrower and the Subsidiaries in each case after the Effective Date, through and including the date of declaration, in the case of a dividend, or the date of payment, in the case of any other Restricted Payment, which in the aggregate shall not exceed the result of:

(i) 50% of Borrower’s annual Earnings After Taxes for the Fiscal Year ended March 2016, and each completed Fiscal Year thereafter, computed on a cumulative basis for the entire Fiscal Year (or if such Earnings After Taxes is a deficit figure for any Fiscal Year, then minus 50% of such deficit for such Fiscal Year), minus

(ii) the aggregate amount of dividends made pursuant to clause (b) above and Investments made pursuant to Section 6.5(t) below;

provided, both before and immediately after giving effect to a Restricted Payment under this clause (e), no Default exists or would result therefrom and Excess Availability shall not be less than the greater of (y) 25% of the total Revolving Credit Commitments at such time and (z) $45,000,000; and

(f) Borrower shall be permitted to make periodic distributions to its members in connection with such members’ (or their respective direct or indirect owners’) aggregate tax obligations in accordance with the provisions on Schedule 6.4(f).

The amounts paid under the foregoing clause (f) shall not be included in the amount of Restricted Payments for the calculation of the amount available for all other Restricted Payments under the test provided in clause (e) of this Section.

Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof. For the purposes of making computations under this Section, the amount of any Restricted Payment declared, paid or distributed in property or assets of Borrower or the Subsidiaries shall be deemed to be the greater of the book value and fair market value (as determined in good faith by the Board of Directors of Borrower or an authorized subcommittee thereof), of such property or assets as of the date of declaration in the case of a dividend or the date of payment in the case of any other Restricted Payment.

6.5 Investments. No Company shall, make, or permit to remain outstanding any Investments except:

(a) existing Investments described on Schedule 3.14 hereto and, with respect to any Investment listed on Schedule 3.14, the reinvestment of any earnings on such Investment, the proceeds payable at the maturity thereof or proceeds from the sale of such Investments in such other Investments and any subsequent Investments or series of subsequent Investments as Borrower may select;

(b) Investments in cash and Cash Equivalents that are, to the extent required hereunder, subject to the Security Agreement and Control Agreements in favor of Administrative Agent;

(c) Investments consisting of intercompany loans to the extent permitted under Section 6.1(c);

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(d) Investments by Borrower or a Subsidiary in and to any Subsidiary provided that the aggregate amount of Investments made after the Effective Date in Subsidiaries who are not Obligors shall not exceed $10,000,000 during the entire term of this Agreement;

(e) Investments with respect to Hedging Agreements permitted by Section 6.8;

(f) Investments consisting of deposits that constitute Permitted Encumbrances pursuant to clause (f) thereof;

(g) Investments acquired by Borrower or any Subsidiary (x) in exchange for any other Investment held by Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment, (y) as a result of a foreclosure by Borrower or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or (z) in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the Ordinary Course of Business;

(h) Investments constituting (i) Accounts Receivable arising, (ii) trade debt granted, or (iii) deposits made by Borrower or a Subsidiary in connection with the purchase price of goods or services, in each case in the Ordinary Course of Business;

(i) Investments consisting of loans and advances to employees and officers for business or relocation expenses incurred in the Ordinary Course of Business;

(j) Investments by Borrower or any Subsidiary in Equity Interests of a Person in connection with a Permitted Acquisition provided that no other Default exists or results from the making of such Investments;

(k) the establishment or creation of Wholly-Owned Domestic Subsidiaries by an Obligor, provided, in each case, such Obligor and such Subsidiary shall have complied with the provisions of Section 5.10 in respect thereof;

(l) any Guarantee permitted pursuant to Section 6.1(m);

(m) Investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.7 and the reinvestment of any earnings on such Investments, the proceeds payable at the maturity thereof or proceeds from the sale of such Investments in such other Investments and any subsequent Investments or series of subsequent Investments as Borrower may select;

(n) Investments consisting of prepaid expenses;

(o) Short-term Investments of Foreign Subsidiaries acquired by Foreign Subsidiaries for cash management purposes in the Ordinary Course of Business;

(p) Investments consisting of loans or advances to Growers made in the Ordinary Course of Business; provided that the aggregate amount of such loans and advances at any time outstanding shall not exceed $15,000,000;

(q) Investments (i) in an aggregate amount not to exceed $10,000,000 in WFSP Foods, LLC, a joint venture between Borrower and Salm Partners, LLC in which Borrower owns 50% or less of the Equity Interests, and (iii) a loan in an original principal amount not greater than $5,000,000 to Salm Partners, LLC;

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(r) Investments, in addition to the other Investments permitted by this Section, provided that no Default exists or would result at the time the Investment is made and the aggregate cost of all Investments made pursuant to the permissions of this clause (r) shall not exceed $10,000,000;

(s) Investments of a Person who becomes a Subsidiary pursuant to an Acquisition permitted hereunder; provided that such Investment was not made in connection with or in anticipation of such Acquisition; and

(t) other Investments made by Borrower and the Subsidiaries in each case after the Effective Date, through and including the date of making such Investment, which in the aggregate shall not exceed the result of:

(i) 50% of Borrower’s annual Earnings After Taxes for the Fiscal Year ended March 2016, and each completed Fiscal Year thereafter, computed on a cumulative basis for the entire Fiscal Year (or if such Earnings After Taxes is a deficit figure for any Fiscal Year, then minus 50% of such deficit for such Fiscal Year), minus

(ii) the aggregate amount of distributions made pursuant to Sections 6.4(b) and 6.4(e) above;

provided, both before and immediately after giving effect to an Investment under this clause (s), no Default exists or would result therefrom and Excess Availability shall not be less than the greater of (y) 25% of the total Revolving Credit Commitments at such time and (z) $45,000,000.

For purposes of this Section 6.5, the aggregate amount of an Investment at any time shall be deemed to be equal to (i) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment, minus (ii) the aggregate amount of distributions or other repayments received in cash in respect of such Investment. The amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made or by any increase in the value of such Investment.

6.6 Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or such Subsidiary, except: (a) pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower or such Subsidiary, (b) Investments otherwise permitted under this Agreement, (c) compensation and benefit arrangements (including stock option plans and loans and guarantees) and payments with respect to indemnification arrangements to employees, officers or directors in each case as approved by the Board of Directors of Borrower or an authorized subcommittee thereof, (d) transactions (i) between Obligors or (ii) between Subsidiaries that are not Obligors, in each case so long as no Default would result therefrom, (e) transactions between Borrower and Parent under the terms of the Services Agreement, as such agreement exists on the Effective Date, without giving effect to any amendment, amendment and restatement or other modification to the terms thereof unless such amendment or other modification (i) does not increase the obligations

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of Borrower or any other Obligor thereunder or (ii) is approved by Administrative Agent (which Administrative Agent may provide, without the consent or agreement of any Lender) provided that such transactions do not violate the restrictions set forth in Section 6.4, (f) Restricted Payments permitted by Section 6.4, and (g) payments by Borrower to Holdco made in accordance with Section 4.8 of the LLC Agreement (as defined in Schedule 6.4(f)) and Section 3.01(a)(ii) of the Tax Receivable Agreement, to the extent such payments are made to Holdco with funds that would otherwise have been distributable to Pubco as tax distributions permitted pursuant to Section 6.4(f).

6.7 Dispositions. No Company shall make any Disposition, except:

(a) Dispositions of Inventory and Farm Products in the Ordinary Course of Business;

(b) Dispositions of unnecessary, obsolete or worn out equipment in the Ordinary Course of Business;

(c) sales, leases, or other dispositions of assets by (i) Borrower and any of its Subsidiaries to any other Obligor and (ii) any Subsidiary of Borrower that is not an Obligor to any other Subsidiary of Borrower that is not an Obligor;

(d) the granting or incurrence of Permitted Encumbrances;

(e) Dispositions in the Ordinary Course of Business of Investments permitted by clauses (b), (e), (g) and (m) of Section 6.5;

(f) licenses, sublicenses, leases, or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of Borrower or any of its Subsidiaries;

(g) sales or exchanges of specific items of equipment solely to replace such equipment with replacement equipment of substantially equivalent or greater value;

(h) Equity Issuances by Borrower (other than any issuance of Disqualified Equity Interests) so long as no Change of Control occurs;

(i) Excluded Equity Issuances and Equity Issuances by a Subsidiary of Borrower constituting an Investment permitted under Section 6.5;

(j) any abandonment or cancellation of intellectual property that, in the reasonable good faith judgment of Borrower, is no longer used or useful in any material respect in the business of Borrower and its Subsidiaries taken as a whole;

(k) any Disposition of real property to a Governmental Authority as a result of a condemnation or eminent domain of such real property provided that the proceeds thereof are used and applied to the extent required by Section 2.10(b)(i) hereof;

(l) any Disposition of assets (in addition to the Dispositions permitted by clauses (a) through (k) of this Section) by Borrower or any Subsidiary for cash or other property to a Person or Persons if all of the following conditions are met:

(i) such assets (valued at net book value) do not, together with all other assets of Borrower and the Subsidiaries previously disposed of during the same Fiscal Year under the permissions of this clause, exceed 7.5% of

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Consolidated Total Assets and such assets (valued at net book value) do not, together with all other assets of Borrower and the Subsidiaries previously disposed of during the period after the Effective Date to and including the date of the sale of such assets exceed 15% of Consolidated Total Assets, with such net book value and Consolidated Total Assets in each such case determined as of the end of the Fiscal Quarter immediately preceding each of the applicable Disposition and such previous Dispositions;

(ii) if the net book value of the assets disposed of in any transaction or series of related transactions equals or exceeds $5,000,000, the Board of Directors of Borrower (or an authorized subcommittee thereof) makes a good faith determination that such sale is for fair value and is in the best interests of Borrower; and

(iii) immediately after the consummation of the transaction and after giving effect thereto, no Default exists;

provided, however, that to the extent required pursuant to Section 2.10(b), the Net Cash Proceeds thereof are used to prepay the Loans.

6.8 Hedging Agreements. Borrower will not, and will not permit any Subsidiary to enter into any Hedging Agreement except Hedging Agreements entered into for non-speculative purposes to enable Borrower or a Subsidiary to fix or limit its interest expense or to manage the market risk of holding a currency, security or commodity in the cash market.

6.9 Lines of Business. Neither Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by Borrower and the Subsidiaries would be substantially changed from agri business, food processing and businesses reasonably related to the foregoing.

6.10 Modifications of Certain Documents. No Company shall consent to any modification, supplement or waiver of any of the provisions of its Organizational Documents without the prior written consent of Administrative Agent other than modifications that are not adverse to Secured Parties and do not in any way limit, impair or adversely affect such Obligor’s ability to pay its Obligations under the Loan Documents or otherwise limit, impair or adversely affect the creation, perfection or priority of any Lien granted by such Obligor pursuant to any Loan Document, the ability of such Obligor to perform its other non-payment obligations under any Loan Document, or the ability of the Secured Parties to enforce any rights or remedies under any Loan Document; provided that concurrently with the consummation of the Initial Public Offering, the limited liability company agreement of Borrower may be amended and restated in substantially the form of the draft thereof delivered to the Lenders prior to the Effective Date, with such modifications thereto as do not increase the financial obligations of Borrower and as would otherwise comply with the provisions of this Section 6.10.

6.11 Accounting Changes. No Company shall (a) make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or (b) change its Fiscal Year end date or the method for determining Fiscal Quarters or Fiscal Periods of any Obligor or is Subsidiaries.

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6.12 Use of Proceeds and Letters of Credit. Borrower shall not use the proceeds of Revolving Credit Loans and Swingline Loans for any purposes other than to (a) refinance the obligations outstanding under the Existing Credit Agreement (including the “Term Loan” (as defined in the Existing Credit Agreement)), (b) pay Transaction Costs, (c) pay the Specified Dividend, and (d) fund Borrower’s working capital and general corporate purposes or, subject to the terms and conditions of this Agreement and the other Loan Documents, the general corporate purposes of Borrower or any other Company. Borrower shall not use the proceeds of the Term Loans for any purpose other than to (a) pay Transaction Costs, (b) pay the IPO Dividend, and (c) fund Borrower’s working capital and general corporate purposes or, subject to the terms and conditions of this Agreement and the other Loan Documents, the general corporate purposes of Borrower or any other Company. Borrower shall not use the proceeds of the Delayed Draw Term Loans for any purpose other than to fund Capital Expenditures (other than Maintenance Capital Expenditures). Borrower shall not, nor shall it permit any of its Subsidiaries to, use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that would be prohibited by Section 3.11 or that violates any of the regulations of the Board. No Obligor shall, nor shall it permit any of its Subsidiaries to, use any Letters of Credit for any purpose other than to support transactions entered into by Borrower or its Subsidiaries in the Ordinary Course of Business.

6.13 Limitation on Activities.

(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither Pubco, Holdco nor any Domestic Holding Company shall (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Equity Interests of its Subsidiaries, and in the case of Pubco, those incidental to maintaining its existence as a public company or engaging in an Initial Public Offering or Additional Public Offering, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations with respect to its Equity Interests, and (iii) other liabilities incidental to its existence, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends or other distributions made by Borrower or its Subsidiaries in accordance with Section 6.4 pending application in the manner contemplated by said Section) and Cash Equivalents) other than the ownership of Equity Interests of its Subsidiaries and incidental ownership of property received as dividends, distributions, or capital contributions and promptly distributed to its parent entity or contributed or transferred to its subsidiaries.

(b) Pubco or Holdco shall not maintain, create or acquire any direct Subsidiary other than Borrower.

7. FINANCIAL COVENANTS

7.1 Consolidated Funded Debt to Capitalization Ratio. Borrower shall not permit the Consolidated Funded Debt to Capitalization Ratio to exceed 0.60 to 1.00 as of the last day of the Fiscal Quarter ending March 2015 and as of the last day of each Fiscal Quarter thereafter.

7.2 Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.05 to 1.00 (a) as of the last day of any Fiscal Quarter during which an Excess Availability Event has occurred and (b) as of the last day of any Fiscal

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Quarter ending after the Fiscal Quarter in which an Excess Availability Event has occurred, unless Excess Availability (or, during the IPO Consummation Period, the sum of Excess Availability and Excess Cash) has exceeded the greater of (i) 12.5% of the total Revolving Credit Commitments and (ii) $22,500,000 for at least 30 consecutive days prior to such date.

7.3 Capital Expenditures. Borrower shall not permit the aggregate amount of Capital Expenditures by the Consolidated Group to exceed the Permitted Amount for any Fiscal Year; provided, however, the calculation of Capital Expenditures for purposes of this Section 7.3 shall not include (a) expenditures up to an aggregate amount of $300,000,000 during the term of this Agreement made to convert the capabilities of one processing plant from large bird processing to, or to include, small bird processing and/or build, acquire or renovate a new small bird processing plant and/or expand an existing plant or to acquire the Equity Interests of a Person that owns a small bird processing plant, in each case to the extent such conversion, construction, acquisition renovation and/or expansion is required to support an Obligor’s supply agreements with Chick-fil-A (for the avoidance of doubt, any such expenditures described in this clause (a) of Section 7.3 shall not be counted against the $25,000,000 limit referred to in clause (e) of the definition of “Permitted Acquisition” contained herein) and (b) other expenditures up to an aggregate amount of $25,000,000 during the term of this Agreement made in connection with Permitted Acquisitions; provided, further, that, so long as no Default shall have occurred and be continuing, if the aggregate amount of Capital Expenditures for Borrower’s Fiscal Year ended in 2015 or during any Fiscal Year thereafter shall be less than the Permitted Amount for such Fiscal Year, then the amount by which such Permitted Amount for such Fiscal Year exceeds the actual amount of such Capital Expenditures for such Fiscal Year (the “Excess Amount”) shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year and, for purposes hereof, the amount of Capital Expenditures made during any Fiscal Year shall be deemed to have been made first from the Permitted Amount for such Fiscal Year and last from the Excess Amount from any previous Fiscal Year.

7.4 Consolidated Tangible Net Worth. Borrower shall maintain Consolidated Tangible Net Worth as of the last day of each Fiscal Quarter in an amount not less than $165,000,000.

8. EVENTS OF DEFAULT; REMEDIES

8.1 Event of Default. If any of the following events (each such an event, an “Event of Default”) shall occur:

(a) Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof (including any LC Disbursement), (ii) within 3 Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof, and (iii) within 5 Business Days of the date due any other Obligation or any part thereof;

(b) any representation, warranty, or certification made or deemed made by any Obligor or Reporting Company (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made (unless any such representation, warranty, or certification is qualified as to materiality or as to Material Adverse Effect, in which case such representation, warranty, and certification shall prove to have been incorrect in any respect);

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(c) Borrower or any Subsidiary shall fail to perform, observe, or comply with any covenant, agreement, or term contained in (i) clause (f) of Section 5.1, Section 5.10, 5.11, or 5.15, or Articles 6 or 7 of this Agreement, (ii) any of the Security Documents, or (iii) clauses (a), (b), (c), (d), or (k) of Section 5.1 and such failure pursuant to this clause (iii) shall continue for a period of 5 Business Days;

(d) any Obligor shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in Section 8.1(c) and such failure shall continue for a period of 30 days after the earlier of (i) the date Administrative Agent or any Lender provides Borrower with notice thereof and (ii) the date Borrower should have notified Administrative Agent thereof in accordance with clause (f) of Section 5.1;

(e) Borrower or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(f) a proceeding or case shall be commenced, without the application, approval or consent of Borrower or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of Borrower or such Material Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Borrower or any Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

(g) Borrower or any Material Subsidiary shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $10,000,000 against any of its assets or properties;

(h) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate which are not adequately covered by insurance or by a third party reasonably acceptable to Administrative Agent who has acknowledged responsibility for such judgment or judgments, shall be rendered by a court or courts against Borrower or any Material Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of

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entry thereof and Borrower or such Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(i) Borrower or any Material Subsidiary shall fail to pay when due any principal of or interest on any Material Indebtedness, or the maturity of any such Material Indebtedness shall have been accelerated, or any such Material Indebtedness shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any such Material Indebtedness that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Material Indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment;

(j) this Agreement, the Security Agreement, any Mortgage, or any Guaranty Agreement: (i) shall cease to be in full force and effect or shall be declared null and void, (ii) the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary, or (iii) Borrower or any Material Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents;

(k) any Lien or security interest created or required to be created by the Loan Documents shall not for any reason (other than the operation of the Security Agreement, the negligence or willful misconduct of Administrative Agent or any Lender, the failure of Borrower to comply with the Security Agreement (such failure being an Event of Default under Section 8.1(c), or the release thereof in accordance with the Loan Documents) be a valid and perfected security interest in and Lien upon any of the Collateral purported to be covered thereby, free and clear of all other Liens (other than Permitted Encumbrances), with the priority required by this Agreement within 10 days after notice thereof has been provided to Borrower by Administrative Agent or any Lender;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Company in an aggregate amount exceeding $15,000,000; or

(m) a Change of Control shall occur.

then, and in every such event (other than an event with respect to any Obligor described in clauses (e) or (f) of this Section 8.1), and at any time thereafter during the continuance of such event, Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments including any obligation of Issuing Lender to issue Letters of Credit, and thereupon the Commitments and obligations shall terminate immediately, (ii) require that Borrower Cash Collateralize the aggregate LC Exposure, (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Obligor, and (iv) exercise on behalf of itself, the Lenders and Issuing Lender all rights and remedies available to it, the Lenders and Issuing

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Lender under the Loan Documents and applicable law; and in case of any event with respect to any Obligor described in clauses (e) or (f) of this Section 8.1, the Commitments, and Issuing Lender’s obligation to issue Letters of Credit, shall automatically terminate, the obligation of Borrower to Cash Collateralize the LC Exposure shall automatically become effective, and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by each Obligor. In addition, if any Event of Default shall exist, Administrative Agent may foreclose or otherwise enforce any Lien granted to Administrative Agent, for the benefit of the Secured Parties, to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents and exercise any and all rights and remedies afforded by applicable law, by any of the Loan Documents, by equity, or otherwise.

8.2 Application of Payment. Subsequent to the acceleration of the Obligations under Section 8.1, payments and prepayments with respect to the Obligations made to Administrative Agent, the Lenders, Issuing Lender, Swingline Lender or otherwise received by Administrative Agent, any Lender, Issuing Lender or Swingline Lender (from realization on Collateral or otherwise, but excluding any funds held to Cash Collateralize the LC Exposure which shall be applied to, or held to pay, the LC Exposure as set forth in Section 2.5(l)) shall be distributed in the following order of priority: FIRST, to the reasonable costs and expenses (including attorneys’ fees and expenses), if any, incurred by Administrative Agent, any Lender, Issuing Lender or Swingline Lender in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and payable on the Swingline Loans; THIRD, to the payment of the principal of any Swingline Loans then outstanding; FOURTH, to any fees then due and payable to Administrative Agent, Lenders and Issuing Lender under this Agreement or any other Loan Document; FIFTH, to the payment of interest then due and payable on the Loans, on a pro rata basis; SIXTH, on a pro rata basis, to (a) the payment of principal of the Loans, (b) Cash Collateralize the LC Exposure in accordance with clause (a) of the definition of Fully Satisfied, and (c) the payment of any Bank Product Obligations arising in connection with Hedging Agreements, until each of the foregoing Obligations in clauses (a) through (c) of this Section 8.2 are Fully Satisfied; SEVENTH, to the payment of any Bank Product Obligations arising in connection with Cash Management Services, until all such Obligations are Fully Satisfied; EIGHTH, to the payment of any other Obligations not otherwise referred to in this Section; and NINTH, to the applicable Obligors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct; provided, however, that, notwithstanding anything to the contrary set forth above, in no event shall any proceeds of any Collateral owned, or any Guarantee provided, by any Obligor under any Loan Document be applied to repay or cash collateralize any Excluded Swap Obligation with respect to such Obligor, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to Obligations otherwise set forth above in this Section; provided, further, that Administrative Agent may elect to apply the proceeds of any such Collateral or Guarantee to repay or cash collateralize any Obligations in accordance with the priority set forth above (other than Excluded Swap Obligation with respect to such Obligor) before applying the proceeds of any other Collateral or Guarantee provided under any Loan Document, if in the reasonable determination of Administrative Agent, such order of application will maximize the

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repayment of all of the Obligations. Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys, or balances in accordance with this Agreement. Upon any sale of Collateral by Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

8.3 Performance by Administrative Agent. If any Obligor shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of the applicable Obligor. In such event, Borrower shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in connection with such performance or attempted performance to Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.12(c) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Obligor under any Loan Documents.

9. ADMINISTRATIVE AGENT, COLLATERAL, ISSUING LENDER, AND AFFILIATES OF LENDERS

9.1 Authorization and Action.

(a) Each of the Lenders and Issuing Lender hereby irrevocably appoints Administrative Agent to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of Administrative Agent, the Lenders, and Issuing Lender, and no Obligor has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders and Issuing Lender hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and Issuing Lender for purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Sections 9 and 10 as if set forth in full herein with respect thereto.

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Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or Issuing Lender, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Security Document.

9.2 Administrative Agent and its Affiliates.

(a) The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender and Issuing Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9 as “Activities”) any may engage in the Activities with or on behalf of one or more of the Obligors or their respective Affiliates. Furthermore, the members of the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Obligors and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in Borrower, another Obligor or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans, or other financial products of one or more of the Obligors or their Affiliates. Each Lender and Issuing Lender understands and agrees that in engaging in the Activities, the members of the Agent’s Group may receive or otherwise obtain information concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. Neither Administrative Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Lender or Issuing Lender or use on behalf of any Lender or Issuing Lender, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor or any Affiliate of any Obligor) or to account for any revenue or profits obtained in connection with the Activities, except that Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by Administrative Agent to the Lenders.

(c) Each Lender and Issuing Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Obligors and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders or Issuing Lenders (including the interests of any Lender or Issuing Lender hereunder and under the other Loan

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Documents). Each Lender and Issuing Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of any Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification of any Lender or Issuing Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the any members of the Agent’s Group of information (including information concerning the ability of the Obligors to perform their respective obligations hereunder and under the other Loan Documents), or (iii) any other matter, shall give rise to any fiduciary, equitable, or, except as expressly set forth in this Agreement, contractual duties (including any duty of trust or confidence) owing by Administrative Agent or any member of the Agent’s Group to any Lender or Issuing Lender including any such duty that would prevent or restrict any member of the Agent’s Group from acting on behalf of customers (including the Obligors or their Affiliates) or for its own account.

9.3 Duties. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of their respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

(d) shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond Administrative Agent’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, or errors by Borrower in its instructions to Administrative Agent.

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9.4 Administrative Agent’s Reliance, Etc.

(a) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8 and 10.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until an Obligor, a Lender, or Issuing Lender has given written notice describing such Default or Event of Default to Administrative Agent. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

(b) Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Lender, Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Sub-Agents. Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or Issuing Lender, from time to time to permit any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted

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pursuant to any Security Document. The exculpatory provisions of this Section 9, as well as all other indemnity and expense reimbursement provisions of this Agreement (including, without limitation, Section 10.3), shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6 Resignation.

(a) Administrative Agent may resign at any time by giving notice of its resignation to the Lenders, Issuing Lender, and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, so long as no Default or Event of Default then exists, subject to the approval (not to be unreasonably withheld or delayed) of, Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no successor shall have been so appointed by the Required Lenders and, if applicable, Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders)(the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date(a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any possessory Collateral held by Administrative Agent on behalf of the Lenders or Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed), and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent) and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions

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taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any resignation by Rabobank as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

9.7 Lender Credit Decision. Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regards, each Lender further acknowledges that Greenberg Traurig, LLP is acting in this transaction as special counsel to Rabobank only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

9.8 Other Agent Titles. Anything herein to the contrary notwithstanding, none of the “Joint Bookrunners”, “Joint Lead Arrangers”, or “Documentation Agent” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or Issuing Lender hereunder.

9.9 Agent May File Proofs of Claim; Bankruptcy Events. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligor or any Subsidiary, Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand any Obligor or any other Person primarily or secondarily liable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Lender and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Lender and Administrative Agent and their respective agents and counsel and all other amounts

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due the Lenders, Issuing Lender and Administrative Agent under Sections 2 and 10.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Lender, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2 and 10.3.

9.10 Collateral.

(a) If an Obligor sells or otherwise disposes of any Collateral to a Person other than an Obligor in a Disposition permitted under Section 6.7 (other than any Disposition permitted by clauses (d) or (f) of Section 6.7), the Collateral will be disposed of free and clear of all Liens of Administrative Agent, without any further action of any party.

(b) The Secured Parties irrevocably authorize Administrative Agent to, and Administrative Agent shall:

(i) release of record any Lien (A) on all Collateral upon Full Satisfaction of all the Obligations and termination of the Commitments, (B) with respect to any Collateral that is sold or otherwise disposed of to a Person other than an Obligor pursuant to a Disposition permitted by Section 6.7 (other than any Disposition permitted by clause (d) or (f) of Section 6.7), (C) on all assets of any Obligor that is released from its obligations under the Guaranty Agreement pursuant to clause (iii) below, or (D) subject to Section 10.2, as may be approved, authorized, or ratified in writing by the Required Lenders;

(ii) subordinate any Lien on any Collateral to the holder of any Lien on such property that is permitted by clause (j) of the definition of Permitted Encumbrances;

(iii) release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(iv) confirm in writing that specific items of property are “Excluded Property” (as defined in the Security Agreement) and not subject to Administrative Agent’s Lien; provided, that Administrative Agent shall not be required to provide such confirmation unless a Responsible Officer of Borrower shall certify in writing to Administrative Agent that such specific items of property are “Excluded Property” (as defined in the Security Agreement) (it being acknowledged that Administrative Agent may rely on any such certificate without further enquiry).

(c) Upon request by Administrative Agent at any time, the Secured Parties will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.

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(d) Administrative Agent, at the sole expense of Obligors, shall execute and deliver to the Obligors all releases or other documents reasonably necessary or desirable to evidence or effect any release of Liens or release of Guaranty Agreement authorized under Section 9.10(b); provided, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release authorized under clause (i)(B), (i)(C), or (iii) of Section 9.10(b) unless a Responsible Officer or general counsel of Borrower shall certify in writing to Administrative Agent that the transaction requiring such release is permitted under the Loan Documents (it being acknowledged that Administrative Agent may rely on any such certificate without further enquiry), (ii) Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (iii) no such release shall in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Obligors in respect of) all interests retained by Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. To the extent Administrative Agent is required to execute any releases or other documents in accordance with this Section 9.10(d), Administrative Agent shall do so promptly upon request of Borrower without the consent or further agreement of any Secured Party.

(e) Administrative Agent shall have no obligation whatsoever to any of the Secured Parties to assure that the Collateral exists or is owned by any Obligor or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Secured Party as to any of the foregoing, except as otherwise provided herein.

(f) The Secured Parties hereby irrevocably authorize Administrative Agent, based upon the instruction of the Required Lenders, to (i) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (ii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (iii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, (A) the Obligations owed to the Secured

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Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Administrative Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (B) Administrative Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith Administrative Agent may reduce the Obligations owed to the Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.

9.11 Issuing Lender. Neither Issuing Lender nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Issuing Lender (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Obligors or Administrative Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and Administrative Agent; provided, however, that Issuing Lender shall not be required to take any action which Issuing Lender reasonably believes exposes it to personal liability or which Issuing Lender reasonably believes is contrary to any Loan Document or applicable law.

9.12 Agency for Perfection. Administrative Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Provider Letter Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting the Administrative Agent’s

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Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

9.13 Affiliates of Lenders; Bank Product Providers. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. Notwithstanding the foregoing: (a) neither Administrative Agent, any Lender nor any Obligor shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender, and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligations of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document. It is understood and agreed that the rights and benefits under this Agreement, the Security Documents, and the Guaranty Agreements of each Bank Product Provider, in such capacity, consist exclusively of such Bank Product Provider’s right to share in payments and collections of the Collateral and payments under the Guaranty Agreements; provided that for the avoidance of doubt, (c) obligations of Borrower or any Subsidiary under any Bank Product Agreement shall be secured and guaranteed pursuant to the Security Documents and Guaranty Agreements, respectively, only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, and (d) any release of Collateral or any Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Bank Product Agreements. All Bank Product Obligations shall be secured but on a silent basis, so that notwithstanding any other provision, if any, in this Agreement or any Security Document or Guaranty Agreement, no Bank Product Provider shall be able to take any action in respect of the Collateral or Guaranty Agreements nor instruct the Required Lenders or Administrative Agent to take any such action nor have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under any Guaranty Agreement. By accepting the benefits of the Collateral and the Guaranty Agreements, such Bank Product Provider shall be deemed to have appointed Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.13. Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure, or any other obligation whatsoever to any Bank Product Provider with respect to any Bank Product Obligation. Administrative Agent shall have no duty to determine the amount or the existence of any amounts owing under any Bank Product Obligations. In connection with any such distribution of payments and collections or termination or release by Administrative Agent of any Liens or Guarantors thereunder, Administrative Agent shall be entitled to assume no amounts are due under any Bank Product Agreement unless such Bank Product Provider has notified Administrative Agent in writing of the amount of any such liability owed to it at least 5 Business Days prior to such distribution, termination, or release.

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10. MISCELLANEOUS

10.1 Notices.

(a) General Address for Notices. Except in the case of communications expressly permitted to be given by telephone hereunder or under any other Loan Documents, all notices and other communications (“Communications”) provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or, subject to Section 10.1(b), by electronic communication, as follows:

(i) if to Borrower, to it at: 4110 Continental Drive, Oakwood, GA 30566, Attention: Chief Financial Officer; (Telecopy No. (770) 538-2124; Telephone No. (770) 538-2127; Email: Courtney.Fazkas@waynefarms.com;

(ii) if to Administrative Agent in connection with any Borrowing Request, Interest Election Request, or any payment or prepayment of the Obligations, or if to Swingline Lender, to it at c/o Rabo Support Services, Inc., at: 245 Park Avenue, New York, NY 10167, Attention: Corporate Bank Services; Telecopy No. (201) 499-5328; Telephone No. (212) 574-7331; Email: fm.am.syndicatedloans@rabobank.com, with a copy to: sui.price@rabobank.com;

(iii) if to Rabobank as Issuing Lender, to it at: c/o Rabo Support Services, Inc., at 245 Park Avenue, New York, NY 10167, Attention: Letter of Credit Department; Telecopy No. (201) 499-5479; Telephone No. (212) 574-7315); Email: bibi.mohamed@rabobank.com, with a copy to: RaboNYSBL@rabobank.com;

(iv) if to Administrative Agent in connection with any other matter (including deliveries under Section 5.1, requests for Incremental Term Loans and other matters), to it at: Rabobank Loan Syndications, 245 Park Avenue, New York, NY 10167, Attention: Loan Syndications; Telecopy No. (212) 808-2578; Telephone No. (212) 808-6808; Email: syndications.ny@rabobank.com; and

(v) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day). Notices delivered through electronic communications to the extent provided in Section 10.1(b), shall be effective as provided in such Section 10.1(b).

(b) Electronic Communications. Communications to the Lenders under the Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by Administrative Agent. Administrative Agent and Borrower may, in their discretion, agree to accept Communications to it under the Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular Communications. Unless Administrative Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment),

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and (ii) Communications posted on an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this Section 10.1(b) notification that such Communication is available and identifying the website address thereof; provided that, for both clauses (i) and (ii) of this Section 10.1(b), if such Communication is not sent during the normal business hours of the recipient, such Communication shall be deemed to have been sent at the opening of business on the next Business Day.

(c) Change of Address for Notices. Any party hereto may change its address or telecopy number for, or individual designated to receive, Communications under the Loan Documents by notice to the other parties hereto (or, in the case of any such change by a Lender or Issuing Lender, by notice to Borrower and Administrative Agent). All Communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Transmission System. Borrower and the Lenders agree that Administrative Agent may make the Communications available to the Lenders, Issuing Lender, and Borrower by posting the Communications on IntraLinks, DebtDomain or a substantially similar electronic transmission system or digital workspace provider (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF BORROWER’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT PARTY HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ISSUING LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

(e) Communications through the Platform. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes hereof. Each Lender agrees (i) to provide to Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to

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which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e-mail address.

(f) Reliance on Notices. Administrative Agent, Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of a Borrowing) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each Issuing Lender, each Lender, and the Related Parties of each of them from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. Administrative Agent may record all telephonic notices to, and other telephonic communications with, Administrative Agent and each of the parties hereto hereby consents to such recording.

10.2 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by Administrative Agent, Issuing Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent, Issuing Lender, the Lenders, and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether Administrative Agent, any Lender, or Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement, nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower, Administrative Agent and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by Administrative Agent and the Obligor or Obligors that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce the rate of any fees due hereunder, without the written consent of each Lender affected thereby (provided, that in no event shall (A) the waiver of applicability of Section 2.12(c) (which waiver shall be effective with the written consent of the Required Lenders) or (B) any amendment or modification of defined terms used in the financial covenants in this Agreement or in determining the Applicable Margin or any reduction, deferral or waiver of any mandatory prepayment constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan (excluding any payment required

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by Section 2.10(b)) or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or extend the Revolving Credit Maturity Date or the Term Loan Maturity Date, without the written consent of each Lender affected thereby, (iv) modify Section 8.2, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) except as permitted by Section 9.10, contractually subordinate the payment of all the Obligations to any other Indebtedness or contractually subordinate the priority of all Liens in favor of Administrative Agent to the Liens securing any other Funded Debt (other than Indebtedness permitted by Section 6.1(e)), without the written consent of each Lender, (vii) amend the definition of Borrowing Base or any defined term used therein in a manner that increases the amount of available Loans thereunder without the written consent of the Required Revolving Lenders, (viii) except as permitted by Section 9.10, (A) release Borrower or release any material Guarantor from any of its guarantee obligations without the written consent of each Lender, or (B) release all or substantially all of the Collateral without the written consent of each Lender, and (ix) amend, modify, or eliminate Section 9.10 without the written consent of each Lender; provided, further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent or the Issuing Lender hereunder without the prior written consent of Administrative Agent or the Issuing Lender, as the case may be, and (B) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

10.3 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Each Obligor agrees to pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including Rabobank in its separate capacities as a “Joint Lead Arranger” and “Joint Bookrunner” with respect to the syndication of the Loans) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof including the fees, charges and disbursements of counsel for Administrative Agent, and of such consultants, advisors, appraisers and auditors retained or engaged by the Administrative Agent (provided, if no Event of Default then exists, such retention or engagement is permitted by this Agreement or otherwise approved by Borrower), whether or not the transactions contemplated hereby or thereby shall be consummated, (ii) all out-of-pocket expenses incurred by Issuing Lender in connection with the issuance, amendment, renewal, or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by Administrative Agent, Issuing Lender or any Lender, including the fees, charges and disbursements of any advisors to Administrative Agent and counsel for Administrative Agent, Issuing Lender, Swingline Lender, or any Lender, in connection with the enforcement or protection of such Person’s rights in connection with this Agreement and the other Loan Documents or the Collateral, including its rights under this Section, and including in connection with any bankruptcy or insolvency proceeding, workout, restructuring or negotiations in respect thereof, (iv) all costs, expenses, taxes, assessments, and other charges incurred by Administrative Agent in connection with any filing, registration, recording, or perfection of any security interest contemplated by any Security Document or any other document referred to therein, and (v) all reasonable out-of-pocket costs and expenses incurred by Administrative

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Agent in connection with any audit, verification, inspection or appraisal of the Collateral, subject to the limitations set forth in Sections 5.6 and 9.10.

(b) Indemnification by Obligors. Each Obligor hereby agrees to indemnify Administrative Agent, each Issuing Lender, each Lender, Rabobank in its separate capacities as “Joint Lead Arranger” and “Joint Bookrunner” with respect to the syndication of the Loans, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any payments that Administrative Agent is required to make under any indemnity issued to any bank holding any Obligor’s deposit, commodity or security accounts, (iv) any actual or alleged presence or release of Hazardous Materials on or from any of the Mortgaged Properties or any other property owned or operated by any Obligor or any of their Subsidiaries, or any Environmental Liability related in any way to any Obligor, any of their Subsidiaries or any of the Mortgaged Properties, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 10.3(b) shall not apply with respect to Excluded Taxes or impose additional indemnification obligations with respect to Taxes under Section 2.16.

(c) Reimbursement by Lenders. To the extent that Obligors for any reason fails to indefeasibly pay any amount required to be paid by it to Administrative Agent (or any sub-agent thereof), Issuing Lender, or Swingline Lender or any Related Party of any of the foregoing under Sections 10.3(a) and 10.3(b) each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided that with respect to such unpaid amounts owed to Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Exposure) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), Issuing Lender or Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 10.3 are subject to the provisions of Section 2.6(c).

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(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section shall be payable no later than 10 Business Days after written demand therefor.

10.4 Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of Issuing Lender that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer of any Obligor without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender that is not in accordance with this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of Issuing Lender that issues any Letter of Credit and any Affiliate of a Lender who is owed any of the Obligations, and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, Issuing Lender and the Lenders)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders Generally. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.4(b), participations in LC Disbursements and in Swingline Loans)) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of (I) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, (II) contemporaneous assignments to any Lender and its Approved Funds that equal at least the amount specified in clause (B) of this Section 10.4(b)(i) in the aggregate, or (III) an assignment to an existing Lender or an Affiliate or Approved Fund of an existing Lender, no minimum amount need be assigned; and

(B) in any case not described in clause (A) of this Section 10.4(b)(i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or if “Trade Date” is specified in the Assignment and

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Assumption, as of the “Trade Date” so specified therein) shall not be less than $5,000,000 in the case of any assignment of Revolving Credit Loans by any Revolving Credit Lender, or $5,000,000, in the case of any assignment of Term Loans or Delayed Draw Term Loan by any Term Loan Lender or Delayed Draw Term Loan Lender, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment of any Commitment or Class of Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Commitment and Loans assigned, except that this Section 10.4(b)(ii) shall not (A) apply to Swingline Lender’s rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (B) of Section 10.4(b)(i) and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (i) an Event of Default has occurred and is continuing at the time of such assignment, or (ii) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Credit Commitment to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, (ii) a Delayed Draw Term Loan Commitment to a Person that is not a Lender with a Delayed Draw Term Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (iii) any Term Loans to a Person who is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each Issuing Lender and Swingline Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment of a Revolving Credit Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment).

(v) Administrative Questionnaire. The assignee, if it shall not already be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(vi) No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting

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Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vii) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, each Issuing Lender, Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 10.4(b)(viii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to Section 10.4(d), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Sections 2.14, 2.15, 2.16, and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.4(e).

(d) Maintenance of Register by Administrative Agent. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made

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pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by Administrative Agent with respect to ownership of such Commitment and Loans. The entries in the Register shall be conclusive, and Borrower, Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time, upon reasonable prior notice.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower, Administrative Agent, any Issuing Lender, or Swingline Lender, sell participations to any Person (other than a natural Person or Borrower or any of Borrower’s Affiliates) (including any special purpose funding vehicle (a “SPV”)) (a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans (including such Lender’s participations in LC Disbursements or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent, Issuing Lender, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement unless, with respect to the participation in question, the Lender has sold a participation to a Voting Participant, and (iv) except for sales of participations to Voting Participants, such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender’s Commitments subject to such participation, (B) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Lender subject to such participation, (C) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Lender under any Loan Document, (D) any postponement of any date for the payment of any amount payable in respect of the Loans subject to such participation or other Obligations of such Lender, (E) the release of any Collateral (except in compliance with Section 9.10), or (F) the release of Borrower or any of its Subsidiaries from liability arising under the Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) with respect to any payments made by such Lender to its Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, and 2.16, (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.4(b); provided that such Participant (1) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under Section 10.4(b), and (2) shall not be entitled to receive any greater payment under Sections 2.14 and 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant

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acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.18 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(d). Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a Farm Credit Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Voting Participants. Notwithstanding anything in this Section 10.4 to the contrary, any Farm Credit Bank that: (i) is the owner of a participation in one or more of the Commitments and Loans in the minimum aggregate amount of $5,000,000, (ii) is, by written notice to Borrower and Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder, and (iii) is approved by Borrower and Administrative Agent as entitled to such rights under this clause, shall be referred to herein as a “Voting Participant”. To be effective, each Voting Participant Notification shall provide the following information with respect to the proposed Voting Participant: (I) the full name of such participant and the name of the Lender through whom such participant purchased its interests in the Commitments and Loans, (II) all information required by Borrower and Administrative Agent in order for Borrower and Administrative Agent to be able to communicate with the participant, and (III) the Dollar amount of the participant’s participation in the Commitments and Loans. With respect to each matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any matter under the Loan Documents: (x) each Voting Participant shall have the right to vote, or give or withhold such consents, as if it were a Lender holding Loans and Commitments in the principal amount of its interests in the Commitments and Loans acquired through its participation and (y) the interest of the Lender that sold the corresponding participation in the Commitments and Loans it holds shall be deemed to be reduced for such purposes (and only for such purposes) by the principal amount of each direct participation interest sold. The selling Lender and the Voting Participant shall notify Administrative Agent and Borrower of any

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termination of, or reduction or increase in the amount of, the participation interests held by a Voting Participant. Borrower and Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. The voting rights of a Voting Participant hereunder are solely for the benefit of the Voting Participant and shall not inure to any assignee or sub-participant of a Voting Participant.

(h) SPV. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Lender granting the participation). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is 1 year and 1 day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

10.5 Survival. All covenants, agreements, certifications, representations and warranties made by Borrower or any other Obligor herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent, Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect certification, representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Full Satisfaction of the Obligations. The provisions of Sections 2.14, 2.15, 2.16, 10.3, and 10.18 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of all Loans, or the expiration or termination of the Letters of Credit and the Commitments.

10.6 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National

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Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.7 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.8 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, Issuing Lender or any such Affiliate, to or for the credit or the account of Borrower or any other Obligor against any and all of the obligations of Borrower or any other Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender or Issuing Lender or their respective Affiliates, irrespective of whether or not such Lender, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Obligor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, Issuing Lender, and the Lenders, and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender, Issuing Lender, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, Issuing Lender, or their respective Affiliates may have. Each Lender and Issuing Lender agrees to notify Borrower and Administrative Agent promptly after any such set-off and application and share such set-off pursuant to Section 2.17(d); provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.9 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with, and this Agreement, the other Loan Documents and all matters arising out of or relating in any way whatsoever to the Loan Documents (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

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(b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally agrees that it shall not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, any Issuing Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto and each other Obligor hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, Issuing Lender, or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto and each other Obligor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in this Section 10.9(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

10.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO AND EACH OTHER OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.11 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by any Obligors or their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of Section 10.11(b) as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of Administrative Agent, the Lenders, and Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including the Federal Reserve Bank or other central bank having jurisdiction over such Lender, and any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating Obligors or their Subsidiaries or the credit facilities under this Agreement or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreements, (viii) with the consent of Borrower, or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to Administrative Agent, any Lender, Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Obligors. For purposes of this Section, “Information” means all information received from the Obligors or any of their Subsidiaries or representatives relating to the Obligors or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or Issuing Lender on a nonconfidential basis prior to disclosure by the Obligors or any of their Subsidiaries or representatives; provided that, in the case of information received from the Obligors or any of their Subsidiaries or representatives after the date hereof, such information is identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such

139

Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) Independence of Covenants. All covenants and other agreements contained in this Agreement or any other Loan Document shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants or other agreements, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant or other agreement shall not avoid the occurrence of a Default if such action is taken or such condition exists.

10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges or other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect to such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, shall have been received by such Lender. If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower.

10.13 USA Patriot Act. Each of Administrative Agent, each Lender subject to the USA Patriot Act, and Issuing Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify, and record information that identifies each Obligor and other information that will allow Administrative Agent, such Lender, and Issuing Lender to identify each Obligor in accordance with the USA Patriot Act. Borrower hereby agrees to provide, and cause each other Obligor to provide, such information promptly upon the request of Administrative Agent or any Lender. Each Lender subject to the USA Patriot Act acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Obligor, its Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.

10.14 Press Release and Related Matters. No Obligor shall, and no Obligor shall permit any of its Affiliates to, issue any press release or other public disclosure using the name, logo or otherwise referring to Administrative Agent, any other Lender or of any of their respective Affiliates, the Loan Documents or any transaction contemplated therein to which Administrative Agent is party without the prior consent of Administrative Agent or such Lender, as applicable, except to the extent required to do so under applicable law and then, in any event,

140

such Obligor or such Affiliate will advise Administrative Agent or such Lender as soon as possible with respect to such press release or other public disclosure.

10.15 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent or any Lender shall have the right to act exclusively in the interest of Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any holders of Equity Interests of any Obligor or any other Person.

10.16 No Fiduciary Relationship. The relationship among Borrower and the other Obligors on the one hand and Administrative Agent, Issuing Lender, Swingline Lender and each Lender on the other is solely that of debtor and creditor, and neither Administrative Agents nor any Lender has any fiduciary or other special relationship with Borrower or any other Obligors, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship among Borrower and the other Obligors on the one hand and Administrative Agent, Issuing Lender, Swingline Lender and each Lender on the other to be other than that of debtor and creditor.

10.17 Construction. Borrower, each other Obligor (by its execution of the Loan Documents to which it is a party), Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.18 Payments Set Aside. To the extent that any payment by or on behalf of any Obligor under any Loan Document is made to Administrative Agent, Issuing Lender or any Lender, or Administrative Agent, Issuing Lender or any Lender exercises its right of set-off as to any Obligor, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender and each Issuing Lender severally agrees to pay to Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

10.19 Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their permitted successors and assigns, and no other Person (other than any Related Parties of Administrative Agent, the Lenders, Issuing Lender and any Participants to the extent provided for in Section 10.4(e)) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

10.20 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and the provisions of the Existing Credit Agreement

141

shall be superseded by the provisions hereof. The execution, delivery and effectiveness of this Agreement and the other Loan Documents executed in connection herewith shall not (a) extinguish the indebtedness outstanding in connection with the Existing Credit Agreement, (b) constitute a novation with respect to such indebtedness, or (c) operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Existing Credit Agreement or any of the Loan Documents (as defined in the Existing Credit Agreement) (as amended, restated, supplemented, or otherwise modified from time to time on or prior to the Effective Date, the “Existing Loan Documents”). Borrower, Administrative Agent, and the Lenders ratify and confirm each of the Existing Loan Documents and agree that the Existing Loan Documents (except as amended and restated hereby) continue to be legal, valid, binding, and enforceable in accordance with their respective terms. To the extent Borrower granted Liens on or security interests in any of its properties pursuant to any of the Existing Loan Documents as security for the Obligations, Borrower hereby ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests secure all of the Obligations and remain in full force and effect after giving effect to this Agreement. However, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Borrower represents and warrants that as of the Effective Date, to the best of its knowledge, there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the Existing Credit Agreement or any of the other Existing Loan Documents. Each of the Existing Loan Documents are hereby amended so that any reference in the Existing Loan Documents to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended and restated hereby and as further amended, restated, supplemented, or otherwise modified from time to time.

10.21 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.21, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Full Satisfaction of the Obligations. Each Qualified ECP Guarantor intends that this Section 10.21 constitute, this Section 10.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of This Page Intentionally Left Blank]

142

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer or officers thereunto duly authorized as of the date first above written.

BORROWER:	WAYNE FARMS LLC, as Borrower

	By:	/s/ Courtney E. Fazekas
		Name:	Courtney E. Fazekas
		Title:	Vice President, Chief Financial
Officer and Treasurer

Fourth Amended and Restated
Credit Agreement

S-1

ADMINISTRATIVE AGENT, ISSUING LENDER AND SWINGLINE LENDER:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent, Issuing Lender and Swingline Lender

	By:	/s/ Naoko Kojima
		Name:	Naoko Kojima
		Title:	Executive Officer

	By:	/s/ Eric Rogowski
		Name:	Eric Rogowski
		Title:	Executive Director

Fourth Amended and Restated
Credit Agreement

S-2

LENDERS:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Lender

	By:	/s/ Steve Gilbert
Name: Steve Gilbert
Title: Executive Director

	By:	/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

Revolving Credit Commitment:	$26,821,885.91

Term Loan Commitment:	$19,296,856.81

Delayed Draw Term Loan Commitment	$17,881,257.28

Fourth Amended and Restated
Credit Agreement

S-3

AGFIRST FARM CREDIT BANK, as Lender

By:	/s/ Matthew H. Jeffords
Name: Matthew H. Jeffords
Title: Vice President

Revolving Credit Commitment:	$34,135,040.75

Term Loan Commitment:	$24,558,265.42

Delayed Draw Term Loan Commitment	$22,756,693.83

Fourth Amended and Restated
Credit Agreement

S-4

COBANK, ACB, as Lender

By:	/s/ Alan V. Schuler
Name: Alan V. Schuler
Title: Vice President

Revolving Credit Commitment:	$22,107,101.28

Term Loan Commitment:	$15,904,831.20

Delayed Draw Term Loan Commitment	$14,738,067.52

Fourth Amended and Restated
Credit Agreement

S-5

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and an Issuing Lender

By:	/s/ Brian Young
Name: Brian Young
Title: Vice President

Revolving Credit Commitment:	$22,630,966.24

Term Loan Commitment:	$16,281,722.93

Delayed Draw Term Loan Commitment	$15,087,310.83

Fourth Amended and Restated
Credit Agreement

S-6

BANK OF MONTREAL, as Lender

By:	/s/ Andre Bonakdar
Name: Andre Bonakdar
Title: Director

Revolving Credit Commitment:	$17,392,316.65

Term Loan Commitment:	$12,512,805.59

Delayed Draw Term Loan Commitment	$11,594,877.76

Fourth Amended and Restated
Credit Agreement

S-7

FARM CREDIT BANK OF TEXAS, as Lender

By:	/s/ Alan Robinson
Name: Alan Robinson
Title: Vice President

Revolving Credit Commitment:	$14,490,104.77

Term Loan Commitment:	$10,424,825.37

Delayed Draw Term Loan Commitment	$9,660,069.86

Fourth Amended and Restated
Credit Agreement

S-8

1ST FARM CREDIT SERVICES, FLCA/PCA, as Lender

By:	/s/ Dale A. Richardson
Name: Dale A. Richardson
Title: Vice President, Capital Markets Group

Revolving Credit Commitment:	$10,728,754.37

Term Loan Commitment:	$7,718,742.72

Delayed Draw Term Loan Commitment	$7,152,502.91

Fourth Amended and Restated
Credit Agreement

S-9

ING CAPITAL LLC, as Lender

By:	/s/ Dan Lamprecht
Name: Dan Lamprecht
Title: Managing Director

By:	/s/ Leroy Startz
Name: Leroy Startz
Title: Director

Revolving Credit Commitment:	$9,848,661.23

Term Loan Commitment:	$7,085,564.62

Delayed Draw Term Loan Commitment	$6,565,774.15

Fourth Amended and Restated
Credit Agreement

S-10

AMERICAN AGCREDIT, PCA, as Lender

By:	/s/ Bradley K. Leafgren
Name: Bradley K. Leafgren
Title: Vice President

Revolving Credit Commitment:	$4,295,692.67

Term Loan Commitment:	$3,090,512.22

Delayed Draw Term Loan Commitment	$2,863,795.11

Fourth Amended and Restated
Credit Agreement

S-11

FARM CREDIT MID-AMERICA, PCA, as Lender

By:	/s/ Tabatha Hamilton
Name: Tabatha Hamilton
Title: Vice President Capital Markets

Revolving Credit Commitment:	$7,334,109.42

Term Loan Commitment:	$5,276,484.28

Delayed Draw Term Loan Commitment	$4,889,406.30

Fourth Amended and Restated
Credit Agreement

S-12

FIFTH THIRD BANK, as Lender

By:	/s/ T.J. Ceravolo
Name: T.J. Ceravolo
Title: Assistant Vice President

Revolving Credit Commitment:	$7,753,201.40

Term Loan Commitment:	$5,577,997.68

Delayed Draw Term Loan Commitment	$5,168,800.92

Fourth Amended and Restated
Credit Agreement

S-13

METROPOLITAN LIFE INSURANCE COMPANY, as Lender

By:	/s/ Brad Vissering
Name: Brad Vissering
Title: Director

Revolving Credit Commitment:	$7,334,109.43

Term Loan Commitment:	$5,276,484.28

Delayed Draw Term Loan Commitment	$4,889,406.29

Fourth Amended and Restated
Credit Agreement

S-14

REGIONS BANK, as Lender

By:	/s/ Stephen T. Hatch
Name: Stephen T. Hatch
Title: Senior Vice President

Revolving Credit Commitment:	$7,753,201.40

Term Loan Commitment:	$5,577,997.68

Delayed Draw Term Loan Commitment	$5,168,800.92

Fourth Amended and Restated
Credit Agreement

S-15

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Michael N. Ryno
Name: Michael N. Ryno
Title: Vice President

Revolving Credit Commitment:	$7,753,201.40

Term Loan Commitment:	$5,577,997.68

Delayed Draw Term Loan Commitment	$5,168,800.92

Fourth Amended and Restated
Credit Agreement

S-16

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Kenneth M. Blackwell
Name: Kenneth M. Blackwell
Title: Senior Vice President

Revolving Credit Commitment:	$6,286,379.50

Term Loan Commitment:	$4,522,700.82

Delayed Draw Term Loan Commitment	$4,190,919.68

Fourth Amended and Restated
Credit Agreement

S-17

UNITED FCS, PCA DBA FCS COMMERCIAL FINANCE GROUP, as Lender

By:	/s/ Daniel J. Best
Name: Daniel J. Best
Title: Vice President

Revolving Credit Commitment:	$4,924,330.62

Term Loan Commitment:	$3,542,782.30

Delayed Draw Term Loan Commitment	$3,282,887.08

Fourth Amended and Restated
Credit Agreement

S-18

AGSTAR FINANCIAL SERVICES, PCA, as Lender

By:	/s/ Troy Mostaert
Name: Troy Mostaert
Title: VP Capital Markets

Revolving Credit Commitment:	$3,352,735.74

Term Loan Commitment:	$2,412,107.10

Delayed Draw Term Loan Commitment	$2,235,157.16

Fourth Amended and Restated
Credit Agreement

S-19

BADGERLAND FINANCIAL, ACA, as Lender

By:	/s/ Anthony G. Endres
Name: Anthony G. Endres
Title: AVP-Capital Markets

Revolving Credit Commitment:	$3,352,735.74

BADGERLAND FINANCIAL, FLCA, as Lender

By:	/s/ Anthony G. Endres
Name: Anthony G. Endres
Title: AVP-Capital Markets

Term Loan Commitment:	$2,412,107.10

Delayed Draw Term Loan Commitment	$2,235,157.16

Fourth Amended and Restated
Credit Agreement

S-20

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender

By:	/s/ Curtis Flammini
Name: Curtis Flammini
Title: Vice President

Revolving Credit Commitment:	$3,352,735.74

Term Loan Commitment:	$2,412,107.10

Delayed Draw Term Loan Commitment	$2,235,157.16

Fourth Amended and Restated
Credit Agreement

S-21

NORTHWEST FARM CREDIT SERVICES, PCA, as Lender

By:	/s/ Casey Kinzer
Name: Casey Kinzer
Title: Vice President

Revolving Credit Commitment:	$3,352,735.74

Term Loan Commitment:	$2,412,107.10

Delayed Draw Term Loan Commitment	$2,235,157.16

Fourth Amended and Restated
Credit Agreement

S-22

Exhibit A

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [__________________] [insert name of Assignor] (the “Assignor”) and [__________________] [insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, and any other documents or instruments delivered pursuant thereto, to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case to the extent related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[__________________] [insert name of Assignor]
Assignor [is][is not] a Defaulting Lender.
2.	Assignee:	[__________________] [insert name of Assignee]
[Assignee is an Affiliate/Approved Fund of [__________________] [insert name of Lender].]
3.	Borrower:	WAYNE FARMS LLC

Exhibit A-1

4.	Administrative Agent:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH
5.	Credit Agreement:	The Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the Lenders, the Issuing Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent
6.	Assigned Interest:
Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders*	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans[1]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%
	$	$	%
[7.	Trade Date:	_________ ___, 20___]

Effective Date: [_________ ___, 20___] [Administrative Agent to insert the date that shall be the effective date of recordation of transfer in the register therefor.]

[Remainder of Page Intentionally Left Blank]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date, if applicable.

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[INSERT NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE:	[INSERT NAME OF ASSIGNEE]

By:

Name:

Title:

Assignment and Assumption

Exhibit A-3

[Consented to and][2] Accepted:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

[Consented to:][3]	WAYNE FARMS LLC

By:

Name:

Title:

2 To be added only if the consent of the Administrative Agent is then required by the terms of the Credit Agreement.

3 To be added only if the consent of Borrower is then required by the terms of the Credit Agreement.

Assignment and Assumption

Exhibit A-4

[Consented to:][4]	[COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Issuing Lender

By:

Name:
Title:

By:

Name:
		Title:	]

[WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Lender

By:

Name:
	Title:	]

[COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Swingline Lender

By:

Name:
Title:

By:

Name:
	Title:	]

4 To be added only if the consent of each Issuing Lender and Swingline Lender is then required by the terms of the Credit Agreement.

Assignment and Assumption

Exhibit A-5

ANNEX 1
to Assignment and Assumption

STANDARD TERMS and CONDITIONS for
assignment and assumption

1. Representations and Warranties

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver the Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries, or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b) of the Credit Agreement (subject to receipt of such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex 1
to Assignment and Assumption

Exhibit A-6

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of a signature page of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with, the law of the State of New York.

[Remainder of page left intentionally blank]

Annex 1
to Assignment and Assumption

Exhibit A-7

Exhibit B-1

BORROWING BASE CERTIFICATE

BORROWING BASE REPORT

TO:	COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.
“RABOBANK NEDERLAND”,
New York Branch, as Administrative Agent
245 Park Avenue
New York, New York 10154
Phone No.: (212) 808-6808
Fax No.: (212) 808-2578
Attention: Loan Syndications

With a copy to:

1180 Peachtree Street
Suite 2200
Atlanta, GA 30309
Phone: (404) 870-6808
Fax: (404) 870-8025
Attention: Michalene Donegan

and each Lender

Ladies and Gentlemen:

This Borrowing Base Certificate as of _________________________________ (the “Report Date”) is executed and delivered by WAYNE FARMS LLC (“Borrower”) to COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Administrative Agent”), pursuant to that certain Fourth Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of March 26, 2015, among Borrower, Adminstrative Agent and the lenders named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

Borrower represents and warrants to Administrative Agent and the Lenders that all information contained herein is true, correct, and complete, and that the property included in the calculations below represents the property that qualifies for purposes of determining the Borrowing Base under the Credit Agreement. Borrower also represents and warrants that all figures listed below or attached hereto have been calculated based on the provisions of the Credit Agreement.

Borrower represents and warrants that (i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the Report Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier

Exhibit B-1-1

date and (ii) as of the Report Date, no Default has occurred and is continuing.

Borrowing Base Report, Page 1

BORROWING BASE SUMMARY:

A. Borrowing Base (from Schedule 1)
B. Outstanding Revolving Credit Exposure:	As of:

1. Revolving Credit Loans
2. Swingline Loans
3. LC Exposure
4. Aggregate outstanding Revolving Credit Exposure (sum of B 1 through 3)

C. Aggregate Revolving Credit Commitments

D. Lesser of Line A or Line C

E. AGGREGATE AVAILABLE CREDIT
(Line D, less Aggregate
Outstanding Revolving Credit Exposure (Line B4))

In the event of any conflict between this Borrowing Base Report and the Credit Agreement, the Credit Agreement shall control.

Date:		Borrower:

WAYNE FARMS LLC

By:

Courtney E. Fazekas
Vice President, Chief Financial Officer and
Treasurer

Exhibit B-1-2

Amount
Borrowing Base Summary

A		Borrowing Base from Schedule 1	—

B

	1	Outstanding Revolving Credit Exposures	—

	2	Revolving Credit Loans	—

	3	Swingline Loans	—

	4	LC Exposure
		Aggregate outstanding Revolving Credit Exposure	—

C		Aggregate Revolving Credit Commitments	—

D		Lesser of Line A or C	—

E		Aggregate available credit	—

			Amount	Advance Rate	Advance

	1	Schedule 1

	a	Assets	—	100%	—

	b	Liquidation Value of Margin Accounts	—

	c	Feed, Ingredients, Feed Grains - LCM - FIFO

	d	Less ineligible Feed, Ingredients, Feed Grains	—	65%	—

	e	Sum 1(b) minus 1(c)	—	65%	—

	f	Amount advanced - Grain Purchase Contracts	—

	g	Broilers, Commercial Eggs, Dressed - LCM - FIFO	—

	h	Ineligible Broilers, Eggs, Dressed	—	65%	—

	i	Sum 1(f) minus 1(g)	—

	j	Breeders, Pullets, Hatching Eggs - LCM – FIFO

	k	Ineligible Breeders, Pullet, Hatching Eggs	—	65%	—

	l	Sum 1(i) minus 1(j)	—

	m	Finished Goods - LCM - FIFO	—

	n	Ineligible Finished Goods	—	65%	—

	o	Sum 1(l) minus 1(m)	—

Exhibit B-1-3

		Amount	Advance Rate	Advance
Borrowing Base Summary

p	Packaging, Vaccine, Supplies	—

q	Inelegible Packaging, Vaccine, Supplies	—	40%	—

r	Sum 1(o) minus 1(p)	—	85%	—

s	Eligible Receivables - Schedule 2	—		—

t	Sum of Lines 1(d), (e), (h), (k), (n), (q), (r)	0.9

u	Line 1(s) divided by .9	—

v	Total	0.1

w	Line 1(u) multiplied by .1	—

x	Total	—	100%	—

y	Lesser of 1(a) or 1(w)			—

2	Sum of lines 1(s) plus 1(x)	—	100%	—

3	Grower Payables > 15 days past due	—	100%	—

4	Bank Product Reserves	—	100%	—
Other Reserves
—
5	Borrowing Base (1(y) minus 2 minus 3)

Amount

1	Schedule 2	—

2	Accounts Receivable	—

a	Ineligibles	—

b	Not arising from sale of finished goods	—

c	Payable by an Affiliate	—

d	Accounts excluded-Concentration-15%	—

e	Accounts excluded-Concentration-20%	—

f	Not invoiced within 5 days of shipment	—

g	Past due by more than 30 days	—

h	Accounts excluded- Cross-age Accounts- 50%	—

i	Not valid/enforceable obligation	—

j	Subject to offset, counterclaim or other defense

k	Evidenced by instrument or supported by surety bond	—

l	Prebill, progress bill, bill and hold, conditional sales, etc.	—

m	Foreign Account Debtor (other than Hong Wai) with No LC/insurance	—

n	Payable by insolvent debtor	—

o	Payable by Government unless assignable	—

Exhibit B-1-4

Amount

p	Payment not fully earned or contingent	—

q	Not subject to Administrative Agent’s lien	—

r	Not payable in U.S. or Canadian Dollars	—

s	Account Debtor is Sanctioned Person	—

t	Hong Wai A/R>$5,000,000	—

u	Rejected by Agent	—

v	Contra A/R	—

Total Lines a - u

—
Total Eligible Receivables (sum of 1 minus 2v)

Exhibit B-1-5

EXHIBIT B-2

FORM OF
BANK PRODUCT PROVIDER LETTER AGREEMENT

[_________ ___, 20___]

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch, as Administrative Agent
c/o Rabobank Loan Syndications
245 Park Avenue
New York, New York 10167
Attention: Loan Syndications
Telephone No. +1 (212) 808-6808
Facsimile No. +1 (212) 808-2578

Re:	Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as “Lenders”, the Issuing Lender and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned (the “Bank Product Provider”) is [a Lender][an Affiliate of [insert name of Lender]]. The Bank Product Provider [has entered into or will be entering into the following Hedging Agreements with one or more Obligors or their Subsidiaries: [insert description of Hedging Agreement]][is or will be providing Cash Management Services to one or more Obligors or their Subsidiaries pursuant to the following agreements: [insert description of Cash Management Services agreements] (such [Hedging Agreements][Cash Management Services agreements], collectively, the “Bank Product Agreements”). In consideration of the benefits that the Bank Product Provider will receive by being deemed a “Bank Product Provider” with respect to the Bank Product Agreements under the Credit Agreement as set forth in Section 9.13 of the Credit Agreement, the Bank Product Provider hereby agrees as follows:

1. The Bank Product Provider shall report to Administrative Agent the current exposure of any Obligor or its Subsidiaries to the Bank Product Provider under the Bank Product Agreements within 5 Business Days after receiving a request from Administrative Agent. Administrative Agent shall have no duty to determine the amount or the existence of any amounts owing under any Bank Product Agreements. In connection with any distribution of payments and collections under the Credit Agreement or termination or release by Administrative Agent of any Liens or Guarantors thereunder, Administrative Agent shall be entitled to assume no amounts are due under the Bank Product Agreements unless the Bank Product Provider has notified

Exhibit B-2-1

Administrative Agent in writing of the amount of any such liability owed to it in accordance with this paragraph 1 or at least 5 Business Days prior to such distribution, termination or release.

2. The Bank Product Provider hereby agrees to be bound by and subject to all provisions of the Loan Documents as a Bank Product Provider or Secured Party thereunder, including, without limitation, the provisions of Article 9 of the Credit Agreement. In connection with the foregoing, the Bank Product Provider expressly acknowledges that its rights and benefits under the Credit Agreement, the Security Documents and the Guaranty Agreements as a Bank Product Provider consist exclusively of the Bank Product Provider’s right to share in payments and collections of the Collateral and payments under the Guaranty Agreements (in such order of priority as may be set forth in the Credit Agreement). Each Bank Product Provider Agreement shall be secured (in such order of priority as may be set forth in the Credit Agreement) but on a silent basis, so that notwithstanding any other provision, if any, in the Credit Agreement or any Security Document or Guaranty Agreement, the Bank Product Provider shall not be able to take any action in respect of the Collateral or Guaranty Agreements nor instruct the Lenders or Administrative Agent to take any such action nor have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under any Guaranty Agreement. For the avoidance of doubt, the Bank Product Provider expressly acknowledges that any release of Collateral or any Guarantors effected in the manner permitted by the Credit Agreement shall not require the consent of the Bank Product Provider.

3. The Bank Product Provider agrees to be bound by the provisions of Sections 9.1 and 9.2 of the Credit Agreement as fully as if it was a “Lender” thereunder. The Bank Product Provider agrees that the duties and obligations of Administrative Agent are limited as set forth in the Loan Documents, including, without limitation, as set forth in Sections 9.3 and 9.4 of the Credit Agreement.

4. The Bank Product Provider acknowledges that it has, independently and without reliance upon Administrative Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Bank Product Agreements. The Bank Product Provider also acknowledges that it will, independently and without reliance upon Administrative Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Bank Product Agreements.

5. Administrative Agent hereby appoints the Bank Product Provider as its agent and the Bank Product Provider hereby accepts such appointment for the purpose of perfecting Administrative Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should the Bank Product Provider have possession or control of any such Collateral at any time during the existence of an Event of Default, the Bank Product Provider shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver possession or control of such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions.

Exhibit B-2 - 2

6. This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B-2 - 3

This letter agreement is a Bank Product Provider Letter Agreement as defined in the Credit Agreement.

[INSERT NAME OF BANK PRODUCT PROVIDER]

By:

Name:

Title:

Acknowledged and agreed to by:	CoÖperatieve Centrale Raiffeisen-Boerenleenbank B.A., “RABOBANK NEDERLAND”, New York Branch, as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

WAYNE FARMS LLC, as Borrower

By:

Name:

Title:

Bank Product Provider Letter Agreement

Exhibit B-2 - 4

EXHIBIT 2.3

FORM OF
BORROWING REQUEST

[_________ ___, 20___]

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch, as Administrative Agent
c/o Rabo Support Services, Inc.
245 Park Avenue
New York, New York 10167
Attention: Corporate Bank Services
Telephone No. +1 (212) 574-7331
Facsimile No. +1 (201) 499-5328
Email: fm.am.syndicatedloans@rabobank.com, cc: sui.price@rabobank.com

Re:	Fourth Amended and Restated Credit Agreement dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”) by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as “Lenders”, the Issuing Lender and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

Borrower hereby gives you notice that it requests a Borrowing pursuant to the provisions of Section 2.3 (or in connection with a Borrowing of a Swingline Loan, 2.4) of the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Class of Borrowing:	(Check One) [___] Revolving Credit Loan Borrowing [___] Swingline Loan Borrowing [___] Term Loan Borrowing[5] [___] Delayed Draw Term Loan Borrowing
(B)	Aggregate principal amount of	[_____________________________________]

[5]	Available on the Effective Date only.

Exhibit 2.3 - 1

Borrowing:[6]
(C)	Date of Borrowing:[7]	[_____________________________________]
(D)	Type of Borrowing:

(Check One)

For Revolving Credit Loans, Term Loans or Delayed Draw Term Loans:

[___] Base Rate Borrowing

[___] Eurodollar Borrowing

For Swingline Loans:

[___] Swingline Fed Funds Rate[8]

[___] Base Rate[9]

(E)	Interest Period and the last day thereof:[10]	[___] month(s);[11] ending on [_________ ___, 20___]
(F)	Wiring Instructions for Borrowing:	[_____________________________________] [_____________________________________] [_____________________________________]
[(G)	Attached are computations showing pro forma compliance with all the financial covenants in Section 7 of the Credit Agreement as of the most recently ended Fiscal Quarter for which financial statements are available and calculated for any financial covenant which is tested over a period of time as if such Indebtedness were incurred on the first day of such period and as if the interest rate in effect on the date of calculation was the interest

[6]	Borrowing (other than a Base Rate Borrowing on the Effective Date and other than a Swingline Loan Borrowing) must be a minimum of $5,000,000 or a larger integral multiple of $100,000 in excess thereof; provided that a Base Rate Borrowing of a Revolving Credit Loan may be in an aggregate amount equal to entire remaining Excess Availability at time of Borrowing or that is required to (i) finance the amount of reimbursement of an LC Disbursement as contemplated by Section 2.5 of the Credit Agreement or (ii) acquire participations in Swingline Loans pursuant to Section 2.4(c); provided further that a Borrowing of a Delayed Draw Term Loan must be a minimum of $25,000,000 or a larger integrated multiple of $1,000,000.

[7]	Must be a Business Day. Delayed Draw Term Loan Borrowing date shall be at least 5 Business Days from the date of the Borrowing Request.

[8]	Plus the Applicable Margin as referenced in Section 2.12(b) of the Credit Agreement.

[9]	Plus the Applicable Margin as referenced in Section 2.12(b) of the Credit Agreement.

[10]	For Eurodollar Loans only.

[11]	Interest Period must be 1, 2, 3 or 6 months (or such other period as Borrower and all Lenders of the applicable Class may agree from time to time).

Exhibit 2.3 - 2

rate in effect for the entire period.]12

[Remainder of Page Intentionally Left Blank]

[12]	Clause only included for Delayed Draw Term Loan Borrowing.

Exhibit 2.3 - 3

Borrower hereby represents and warrants that the conditions to Borrowing specified in clauses (a), (b), and (c) of Section 4.2 of the Credit Agreement have been satisfied.

BORROWER:	WAYNE FARMS LLC

By:

Name:

Title:

Exhibit 2.3 - 4

EXHIBIT 2.7

FORM OF
INTEREST ELECTION REQUEST

[_________ ___, 20___]

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch, as Administrative Agent
c/o Rabo Support Services, Inc.
245 Park Avenue
New York, New York 10167
Attention: Corporate Bank Services
Telephone No. +1 (212) 574-7331
Facsimile No. +1 (201) 499-5328
Email: fm.am.syndicatedloans@rabobank.com, cc: sui.price@rabobank.com

Re:	Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”) by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as “Lenders”, the Issuing Lender and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

Borrower hereby gives you notice pursuant to Section 2.7 of the Credit Agreement that it requests an extension or conversion of a Revolving Credit Loan, or a portion of the Term Loans or Delayed Draw Term Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)	Class/Type of Loan to be extended or converted:

(Check One)

[___] Base Rate Revolving Credit Loan

[___] Eurodollar Revolving Credit Loan

[___] Base Rate Term Loan

[___] Eurodollar Term Loan

[___] Base Rate Delayed Draw Term Loan

[___] Eurodollar Delayed Draw Term Loan

Exhibit 2.7 - 1

(B)	Date of extension or conversion:[13]	[_____________________________________]
(C)	Principal amount of extension or conversion[14]	[_____________________________________]
(D)	Interest rate basis for Loan as extended/converted	(Check One) [___] Base Rate [___] Adjusted LIBO Rate
(E)	Interest Period and the last day thereof [15]	[___] month(s);[16] ending on [_________ ___, 20___]

[Remainder of Page Intentionally Left Blank]

[13]	Must be the last day of the applicable Interest Period in connection with any Eurodollar Loans being extended or converted. Must be a Business Day.

[14]	Must be a minimum of $5,000,000 or a larger integral multiple of $100,000 in excess thereof.

[15]	For Eurodollar Loans only.

[16]	Must be 1, 2, 3 or 6 months (or such other period as Borrower and all Lenders of applicable Class may agree). If none specified, then deemed to be 1 month.

Exhibit 2.7 - 2

BORROWER:	WAYNE FARMS LLC

By:

Name:

Title:

Interest Election Request

Exhibit 2.7 - 3

EXHIBIT 2.16-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among Wayne Farms LLC, a Delaware limited liability company, as borrower, the various financial institutions party thereto as “Lenders”, the Issuing Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, in its capacity as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires or becomes obsolete, the undersigned shall promptly update this certificate or notify Borrower and Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

LENDER:	[______________________________________________]

By:
Name:
Title:

Exhibit 2.16-1 - 1

 EXHIBIT 2.16-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among Wayne Farms LLC, a Delaware limited liability company, as borrower, the various financial institutions party thereto as “Lenders”, the Issuing Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, in its capacity as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

PARTICIPANT:	[______________________________________________]

By:
Name:
Title:

Exhibit 2.16-2 - 1

 EXHIBIT 2.16-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among Wayne Farms LLC, a Delaware limited liability company, as borrower, the various financial institutions party thereto as “Lenders”, the Issuing Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, in its capacity as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit 2.16-3 - 1

PARTICIPANT:	[______________________________________________]

By:
Name:
Title:

Exhibit 2.16-3 - 2

EXHIBIT 2.16-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among Wayne Farms LLC, a Delaware limited liability company, as borrower, the various financial institutions party thereto as “Lenders”, the Issuing Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch, in its capacity as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s), (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Obligor within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Obligor as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E, or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, expires or becomes obsolete, the undersigned shall promptly update this certificate or notify Borrower and Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit 2.16-4 - 1

LENDER:	[______________________________]

By:
Name:
Title:

Exhibit 2.16-4 - 2

EXHIBIT 2.19-1

FORM OF
NOTICE OF INCREMENTAL REVOLVING CREDIT COMMITMENT

[_________ ___, 20___]

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch, as Administrative Agent
Rabobank Loan Syndications
245 Park Avenue
New York, New York 10167
Attention: Loan Syndications
Telephone No. +1 (212) 808-6808
Facsimile No. +1 (212) 808-2578

Re:	Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as “Lenders”, the Issuing Lender and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

Borrower hereby gives you notice, pursuant to Section 2.19(a) of the Credit Agreement, that Borrower requests an increase in the aggregate amount of the Revolving Credit Commitments, and in connection therewith sets forth below the terms on which such increase is requested to be made:

(A)	Principal amount of requested Incremental Revolving Credit Commitment:[17]	[_____________________________________]
(B)	Date of requested Incremental Revolving Credit Commitment:[18]	[_____________________________________]

Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

[17]	Incremental Revolving Credit Commitment (together with any other Incremental Facilities) shall not exceed $75,000,000. Must be at least $20,000,000 and in integral multiples of $5,000,000 in excess thereof.

[18]	Such date shall be at least 20 days (or such shorter period as may be agreed by Administrative Agent) from the date of delivery of the Notice of Incremental Revolving Credit Commitment.

Exhibit 2.19-1 - 1

1. the representations and warranties of each Obligor contained in the Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on the effective date of the requested Incremental Revolving Credit Commitment, both before and after giving effect to the requested Incremental Revolving Credit Commitment, as though made on and as of such date, other than any such representations or warranties that specifically refer to a date other than the effective date of the requested Incremental Revolving Credit Commitment, in which case such representations and warranties shall be true and correct in all material respects as of such other date (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such other date); and

2. no event has occurred and is continuing, or would result from such requested Incremental Revolving Credit Commitment, that constitutes a Default or an Event of Default.

[Remainder of Page Intentionally Left Blank]

Exhibit 2.19-1 - 2

BORROWER:	WAYNE FARMS LLC

By:

Name:

Title:

Notice of Incremental Revolving Credit Commitment

Exhibit 2.19-1 - 3

EXHIBIT 2.19-2

FORM OF
NOTICE OF INCREMENTAL TERM LOAN BORROWING

[_________ ___, 20___]

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New York Branch, as Administrative Agent
Rabobank Loan Syndications
245 Park Avenue
New York, New York 10167
Attention: Loan Syndications
Telephone No. +1 (212) 808-6808
Facsimile No. +1 (212) 808-2578

Re:	Fourth Amended and Restated Credit Agreement, dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as “Lenders”, the Issuing Lender and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

Borrower hereby gives you notice, pursuant to Section 2.19(a) of the Credit Agreement, that it requests a Tranche of Incremental Term Loans under the Credit Agreement, and in connection therewith sets forth below the terms relating to such Tranche of Incremental Term Loans (the “Proposed Borrowing”):

The Tranche of Incremental Term Loans to be borrowed is in an aggregate principal amount of $[___________]19.

The advance date of the proposed Incremental Term Loans comprising such Tranche is [_________ ___, 20___]20.

All Incremental Term Loans comprising such Tranche shall accrue interest at a per annum rate equal to the Adjusted LIBO Rate plus an Applicable Margin of [____]% for Eurodollar Borrowings, and the Base Rate plus an Applicable Margin of [____]% for Base Rate Borrowings, with such interest payable as set forth in the Credit Agreement.

[19]	Incremental Term Loans (together with any other Incremental Facilities) shall not exceed $75,000,000. Must be at least $20,000,000 and in integral multiples of $5,000.000 in excess thereof.
[20]	Such date shall be at least 20 days (or such shorter period as may be agreed by Administrative Agent) from the date of delivery of the Notice of Incremental Term Loan Borrowing.

Exhibit 2.19-2 - 1

The maturity date of the Incremental Term Loans comprising such Tranche is the Term Loan Maturity Date.

Borrower shall repay the principal amount of the Incremental Term Loans comprising such Tranche (with such payments being applied to all Incremental Term Loans comprising such Tranche on a pro rata basis) on the principal payment dates below as follows:

Principal Payment Date	Amount of Installment
[_________, 20__]	$[___________]
[_________, 20__]	$[___________]
Term Loan Maturity Date	$[___________]

Borrower shall pay to the Administrative Agent, on behalf of the Lenders funding the Incremental Term Loans comprising such Tranche on a pro rata basis, [upfront/closing] fees in an amount equal to ___% of the amount of the Incremental Term Loans comprising such Tranche on the advance date referred to in Paragraph 2 above.

Borrower hereby requests that the proceeds of the Incremental Term Loans made pursuant to this notice be wired to the following account: [insert wire information].

The Tranche of Incremental Term Loans advanced in connection with the Proposed Borrowing shall be identified as Tranche No. [___].

Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

(a) the representations and warranties of each Obligor contained in the Loan Documents are true and correct in all material respects (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) on the date of the Proposed Borrowing, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that specifically refer to a date other than the date of the Proposed Borrowing, in which case such representations and warranties shall be true and correct in all material respects as of such other date (unless any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such other date); and

(b) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

[Remainder of Page Intentionally Left Blank]

Exhibit 2.19-2 - 2

BORROWER:	WAYNE FARMS LLC

By:

Name:

Title:

Notice of Incremental Revolving Credit Commitment

Exhibit 2.19-2 - 3

EXHIBIT 5.1(c)

FORM OF
COMPLIANCE CERTIFICATE

For the Fiscal [Period] [Quarter][Year] ended [_________ ___, 20___] (the “Fiscal Period”)

This Compliance Certificate (this “Compliance Certificate”) is delivered to you pursuant to Section 5.1(c) of that certain Fourth Amended and Restated Credit Agreement dated as of March 26, 2015 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among WAYNE FARMS LLC, a Delaware limited liability company (“Borrower”), the various financial institutions party thereto from time to time as a “Lender”, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as “Administrative Agent”. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I, [__________________], the [__________________] of [Borrower] / [Borrower and Pubco]21 hereby certify solely in my capacity as a Responsible Officer of [Borrower] / [Borrower and Pubco] and not in my individual capacity that the following information is accurate as of [_________ ___, 20___]:

1. Financial Statements. Delivered herewith as Attachment A hereto are the company-prepared financial statements required to be delivered in respect of the Fiscal Period pursuant to Section 5.1 of the Credit Agreement which fairly present in all material respects the financial condition and results of operations of Reporting Company and its Subsidiaries on a consolidated and (as to Material Subsidiaries) consolidating basis, in each case in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes]22 [and a narrative financial summary for the Fiscal Quarter and the portion of the Fiscal Year then ended]23.

2. [Change In GAAP. Since the date of the audited financial statements referred to in Section 3.2 of the Credit Agreement, except as otherwise disclosed in a previous Compliance Certificate, [there has been no change in GAAP or in the application thereof that has had an impact on the financial statements of the Consolidated Group or the calculation of the financial covenants set forth in Section 7 of the Credit Agreement][a change in GAAP or in the application thereof has occurred which has had an impact on the financial statements of the Consolidated Group and/or the calculation of the financial covenants set forth in Section 7 of the Credit Agreement, as described on Annex 1 hereto].] 2

[21]	Prior to the Initial Public Offering, Borrower, and subsequent to and at all times after the Initial Public Offering, Borrower and Pubco.

[22]	Clause not to be included with year-end financial statements.

[23]	Clause not to be included with month-end financial statements.

Exhibit 5.1(c) - 1

3. [Financial Covenant Compliance. Delivered herewith as Attachment B hereto are reasonably detailed calculations demonstrating compliance by the Consolidated Group with the financial covenants contained in Section 7 of the Credit Agreement, in each case as of the end of the Fiscal [Quarter][Year] referred to above.]24

4. No Default. Since [the beginning of the Fiscal Period][the Effective Date], [no Default or Event of Default has occurred under the Credit Agreement][a Default or Event of Default has occurred, as described on Annex [1][2] hereto, and the action proposed to be taken with respect thereto is described on Annex [1][2] hereto].

5. Locations. Delivered herewith as Attachment C hereto is a report supplementing Schedule 1 and Schedule 8 of the Security Agreement and Schedule 3.6 of the Credit Agreement.

6. Security Agreement Covenant Compliance. Since [the beginning of the Fiscal Period][the Effective Date], no Obligor, nor any of their Subsidiaries has:

(a)	Acquired or otherwise obtained any Collateral consisting of, or any amount payable under or in connection with any of the Collateral evidenced by Negotiable Collateral, Investment Related Property, or Chattel Paper (electronic, tangible, or otherwise), in each case with an aggregate face amount in excess of $5,000,000, except as indicated on Attachment D;

(b)	Filed an application for the registration of any Patent, Trademark, or Copyright with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any jurisdiction, except as follows as indicated on Attachment E; or

(c)	Incurred or obtained a Commercial Tort Claim against any third party that could reasonably be expected to have a value, if successfully prosecuted, in excess of $5,000,000, except as indicated on Attachment F; or

(d)	Any Account or Chattel Paper that arose out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof and the amount of such contract or contracts, individually or in the aggregate, exceeds $5,000,000, except as indicated on Attachment G.

[Remainder of Page Intentionally Left Blank]

[24]	Not to be included with monthly certificates.

Exhibit 5.1(c) - 2

IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate, solely in his or her capacity as a Responsible Officer on behalf of [Borrower] / [Borrower and Pubco] (and not in any individual or personal capacity), as of the date first written above.

BORROWER:	WAYNE FARMS LLC

By:

Name:

Title:

[PUBCO:	WAYNE FARMS INC.

By:

Name:

		Title:	][25]

[25]	Prior to the Initial Public Offering, Borrower, and subsequent to and at all times after the Initial Public Offering, Borrower and Pubco.

Compliance Certificate

Exhibit 5.1(c) - 3

Attachment A

Financial Statements

(See Attached)

Attachment D to Compliance Certificate

Exhibit 5.1(c) - 4

Attachment B

Computation of Financial Covenants

(See Attached)

Exhibit 5.1(c) - 5

Attachment C

Locations

(See Attached)

Exhibit 5.1(c) - 6

Attachment D

Possessory Collateral

(See Attached)

Exhibit 5.1(c) - 7

Attachment E

Intellectual Property

(See Attached)

Attachment D to Compliance Certificate

Exhibit 5.1(c) - 8

Attachment F

Commercial Tort Claims

(See Attached)

Exhibit 5.1(c) - 9

Attachment G

Certain Accounts/Chattel Paper

(See Attached)

Exhibit 5.1(c) - 10

[Annex 1]

[Changes in GAAP]

Exhibit 5.1(c) - 11

[Annex [1][2]]

[Defaults]

Exhibit 5.1(c) - 12